   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 1998

                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                          TUESDAY MORNING CORPORATION
                              TMI HOLDINGS, INC.
                             TUESDAY MORNING, INC.
                             FRIDAY MORNING, INC.
                               TMIL CORPORATION

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------
         DELAWARE                    6749                    75-2398532
         DELAWARE                    6749                    51-0336658
          TEXAS                      5995                    75-1482994
          TEXAS                      6511                    75-163440
         DELAWARE                    8980                    51-0344394
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL            IDENTIFICATION NO.)
     INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)                NUMBER)
                               ----------------
                               14621 INWOOD ROAD
                               DALLAS, TX 75244
                           TELEPHONE: (972) 387-3562
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                                MARK E. JARVIS
                               14621 INWOOD ROAD
                               DALLAS, TX 75244
                           TELEPHONE: (972) 387-3562
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                   COPY TO:
                                 JAMES S. ROWE
                               KIRKLAND & ELLIS
                            200 EAST RANDOLPH DRIVE
                            CHICAGO, ILLINOIS 60601
                           TELEPHONE: (312) 861-2000
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                            PROPOSED         PROPOSED
 TITLE OF EACH CLASS OF       AMOUNT        MAXIMUM          MAXIMUM         AMOUNT OF
    SECURITIES TO BE          TO BE      OFFERING PRICE     AGGREGATE       REGISTRATION
       REGISTERED           REGISTERED    PER UNIT (1)  OFFERING PRICE (1)      FEE
----------------------------------------------------------------------------------------
11% Series B Senior
 Subordinated Notes
 due 2007..............    $100,000,000      $1,000        $100,000,000       $29,500
----------------------------------------------------------------------------------------
Guarantees of 11% Series
 B Senior Subordinated
 Notes due 2007........    $100,000,000       (2)              (2)              None
----------------------------------------------------------------------------------------

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(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f).

(2) No further fee is payable pursuant to Rule 457(n).
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
                               ----------------
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

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K
                 SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                    REQUIRED BY ITEMS OF PART I OF FORM S-4

      REGISTRATION STATEMENT
      ITEM NUMBER AND CAPTION            CAPTION OR LOCATION IN PROSPECTUS
      -----------------------            ---------------------------------
 1. Forepart of Registration
    Statement and Outside Front
    Cover Page of Prospectus......  Outside Front Cover Page
 2. Inside Front and Outside Back   Inside Front Cover Page; Outside Back Cover
    Cover Pages of Prospectus.....  Page
 3. Risk Factors, Ratio of
    Earnings to Fixed Charges and   Prospectus Summary; Unaudited Pro Forma
    Other Information.............  Financial Statements; Selected Consolidated
                                    Financial Data
 4. Terms of the Transaction......  Outside Front Cover Page; Prospectus
                                    Summary; Description of the Exchange Notes;
                                    The Exchange Offer; Certain Federal Income
                                    Tax Consequences
 5. Pro Forma Financial
    Information...................  Unaudited Pro Forma Financial Statements
 6. Material Contracts with the
    Company Being Acquired........  Certain Transactions
 7. Additional Information
    Required......................  Inapplicable
 8. Interests of Named Experts and
    Counsel.......................  Legal Matters; Experts
 9. Disclosure of Commission
    Position on Indemnification
    for Securities Act
    Liabilities...................  Inapplicable
10. Information with Respect to S-
    3 Registrants.................  Inapplicable
11. Incorporation of Certain
    Information by Reference......  Inapplicable
12. Information with Respect to S-
    3 or S-2 Registrants..........  Inapplicable
13. Incorporation of Certain
    Information by Reference......  Inapplicable
14. Information with Respect to
    Registrants other than S-3 or   Outside Front Cover Page; Prospectus
    S-2 Registrants...............  Summary; Risk Factors; Use of Proceeds;
                                    Capitalization; Unaudited Pro Forma
                                    Financial Statements; Selected Consolidated
                                    Financial Data; Management's Discussion and
                                    Analysis of Financial Condition and Results
                                    of Operations; Business; Management;
                                    Certain Transactions; Principal
                                    Shareholders; Description of the Senior
                                    Credit Facility
15. Information with Respect to S-
    3 Companies...................  Inapplicable
16. Information with Respect to S-
    3 or S-2 Companies............  Inapplicable

17. Information with Respect to
    Companies Other than S-3 or S-2
    Companies......................  Inapplicable
18. Information if Proxies,
    Consents or Authorizations are
    to be Solicited................  Inapplicable
19. Information if Proxies,
    Consents or Authorizations are
    not to be Solicited or in an     Management; Principal Shareholders; Certain
    Exchange Offer.................  Transactions

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED FEBRUARY 10, 1998

PRELIMINARY PROSPECTUS
         , 1998

                   TUESDAY MORNING CORPORATION

            OFFER TO EXCHANGE ITS 11% SERIES B SENIOR
                   SUBORDINATED NOTES DUE 2007
             FOR ANY AND ALL OF ITS OUTSTANDING 11%
               SENIOR SUBORDINATED NOTES DUE 2007
LOGO

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 1998, UNLESS EXTENDED.

  Tuesday Morning Corporation, a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 11% Series B Senior Subordinated Notes due 2007 (the "Exchange Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 11% Senior Subordinated Notes due 2007 (the "Old Notes"), of which $100,000,000 principal amount is outstanding. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace), except that (i) the Exchange Notes will bear a Series B designation, (ii) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and (iii) holders of the Exchange Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement (as defined). The Exchange Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of an Indenture dated as of December 29, 1997 (the "Indenture") among the Company, the Subsidiary Guarantors (as defined) and Harris Trust and Savings Bank, as trustee (the "Trustee"), governing the Old Notes and the Exchange Notes. The Old Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes." See "The Exchange Offer" and "Description of the Exchange Notes."

  The Company will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time on , 1998, unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer."

  The Old Notes were sold by the Company on December 29, 1997 to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. (collectively, the "Initial Purchasers") in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Initial Offering"). The Initial Purchasers subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company and the Subsidiary Guarantors under the Registration Rights Agreement entered into by the Company, the Subsidiary Guarantors and the Initial Purchasers in connection with the Initial Offering (the "Registration Rights Agreement"). See "The Exchange Offer."

  Interest on the Notes will accrue from their date of original issuance and will be payable semiannually in arrears on June 15 and December 15 of each year, commencing June 15, 1998, at the rate of 11% per annum.
                                                   (Continued on following page)

                                  -----------

  SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
    ADEQUACY OF  THIS PROSPECTUS. ANY  REPRESENTATION TO THE CONTRARY  IS A
     CRIMINAL OFFENSE.

(Continued from previous page)

The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after December 15, 2002, at the redemption prices set forth herein, together with accrued and unpaid interest to the date of redemption. In addition, at any time prior to December 15, 2000, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Public Equity Offerings (as defined), at a redemption price equal to 111% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption; provided that at least $65 million aggregate principal amount of the Notes originally issued remains outstanding immediately after such redemption. Upon the occurrence of a Change in Control (as defined), each holder of the Notes shall have the right to require the Company to purchase all or any portion of such holder's Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. In addition, the Company will be obligated to offer to repurchase the Notes at 100% of the principal amount thereof plus accrued and unpaid interest to date of repurchase in the event of certain Asset Sales (as defined). See "Description of the Exchange Notes."

  The Exchange Notes will be, as the Old Notes (which they replace) are, unsecured senior subordinated obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company, including Indebtedness (as defined) under the Senior Credit Facility (as defined). The Exchange Notes will, as the Old Notes (which they replace), rank pari passu in right of payment with all other existing and future Senior Subordinated Indebtedness (as defined), if any, of the Company. The Exchange Notes will be, as the Old Notes (which they replace) are, guaranteed (the "Note Guarantees") jointly and severally by all present and future domestic subsidiaries of the Company (the "Subsidiary Guarantors"). Each Note Guarantee will be an unsecured senior subordinated obligation of the Subsidiary Guarantor issuing such Note Guarantee, ranking pari passu with all other existing and future senior subordinated indebtedness of such Subsidiary Guarantor, if any. The Indebtedness (as defined) evidenced by each Note Guarantee will be subordinated on the same basis to Guarantor Senior Indebtedness (as defined) as the Notes are subordinated to Senior Indebtedness. At September 30, 1997, on a pro forma basis after giving effect to the Transactions (as defined) (including the issuance of the Old Notes and the application of the net proceeds therefrom), the Senior Indebtedness of the Company would have been approximately $176.5 million (all of which would represent Indebtedness under the Senior Credit Facility), and the Company would have had additional availability of $16.1 million for revolving credit facility borrowings under the Senior Credit Facility, all of which would be Senior Indebtedness, if borrowed. At September 30, 1997, on a pro forma basis after giving effect to the Transactions (including the issuance of the Old Notes and the application of the net proceeds therefrom), Guarantor Senior Indebtedness of the Subsidiary Guarantors would have been approximately $181.8 million ($176.5 million of which would represent guarantees of Indebtedness under the Senior Credit Facility). See "Description of the Exchange Notes-- Ranking" and "Description of the Exchange Notes--Note Guarantees."

  Based upon an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer--Resale of the Exchange Notes." Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

  The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

  Holders of Old Notes not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. The Company will pay all the expenses incurred by it incident to the Exchange Offer. See "The Exchange Offer."

  There has not previously been any public market for the Old Notes or the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. See "Risk Factors--Absence of a Public Market Could Adversely Affect the Value of Exchange Notes." Moreover, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

  NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SUBSIDIARY GUARANTORS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

  UNTIL          , 1998 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER),
ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

  THE EXCHANGE NOTES WILL BE AVAILABLE INITIALLY ONLY IN BOOK-ENTRY FORM. EXCEPT AS DESCRIBED UNDER "BOOK-ENTRY; DELIVERY AND FORM", THE COMPANY EXPECTS THAT THE EXCHANGE NOTES ISSUED PURSUANT TO THE EXCHANGE OFFER WILL BE REPRESENTED BY A GLOBAL NOTE (AS DEFINED), WHICH WILL BE DEPOSITED WITH, OR ON BEHALF OF, THE DEPOSITORY TRUST COMPANY ("DTC") AND REGISTERED IN ITS NAME OR IN THE NAME OF CEDE & CO., ITS NOMINEE. BENEFICIAL INTERESTS IN THE GLOBAL NOTE REPRESENTING THE EXCHANGE NOTES WILL BE SHOWN ON, AND TRANSFERS THEREOF WILL BE EFFECTED THROUGH, RECORDS MAINTAINED BY DTC AND ITS PARTICIPANTS. AFTER THE INITIAL ISSUANCE OF THE GLOBAL NOTE, NOTES IN CERTIFICATED FORM WILL BE ISSUED IN EXCHANGE FOR THE GLOBAL NOTE ONLY UNDER LIMITED CIRCUMSTANCES AS SET FORTH IN THE INDENTURE. SEE "BOOK-ENTRY; DELIVERY AND FORM."

  PROSPECTIVE INVESTORS IN THE EXCHANGE NOTES ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS INVESTMENT, LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT ITS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF THE EXCHANGE NOTES. NEITHER THE COMPANY NOR ANY OF THE SUBSIDIARY GUARANTORS IS MAKING ANY REPRESENTATION TO ANY PROSPECTIVE INVESTOR IN THE EXCHANGE NOTES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH PERSON UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS.

            CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

  CERTAIN OF THE MATTERS DISCUSSED IN THIS PROSPECTUS MAY CONSTITUTE FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE SECURITIES ACT AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). SUCH FORWARD-LOOKING STATEMENTS MAY INVOLVE UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS AND PERFORMANCE OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS OR PERFORMANCE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. CAUTIONARY STATEMENTS REGARDING THE RISKS ASSOCIATED WITH SUCH FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, THOSE STATEMENTS INCLUDED UNDER "RISK FACTORS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." CERTAIN OF SUCH RISKS AND UNCERTAINTIES RELATE TO THE HIGHLY LEVERAGED NATURE OF THE COMPANY, THE RESTRICTIONS IMPOSED ON THE COMPANY BY CERTAIN INDEBTEDNESS, THE SENSITIVITY OF THE COMPANY TO ADVERSE TRENDS IN THE GENERAL ECONOMY, THE HIGH DEGREE OF COMPETITION IN THE COMPANY'S INDUSTRY, THE VARIABILITY OF THE COMPANY'S QUARTERLY RESULTS AND THE COMPANY'S SEASONALITY, THE ABILITY OF THE COMPANY TO IDENTIFY, LOCATE AND PROCURE MERCHANDISE AT SUITABLE PRICES, THE ABILITY OF THE COMPANY TO CONTINUE ITS EXPANSION, THE CONTROL OF THE COMPANY BY MADISON DEARBORN CAPITAL PARTNERS II, L.P. AND THE DEPENDENCE OF THE COMPANY ON KEY PERSONNEL, AMONG OTHERS.

  ALL WRITTEN OR ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY ARE EXPRESSLY QUALIFIED BY THE FOREGOING CAUTIONARY STATEMENTS.

                             AVAILABLE INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. In addition, the Company files periodic reporting and other information requirements of the Exchange Act. The Exchange Offer Registration Statement, including the exhibits thereto, and periodic reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center,

Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

  In addition, the Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and, to the extent permitted by applicable law or regulation, file with the Commission (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such Forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereof by the Company's independent certified public accountants and (ii) all reports that would be required to be filed on Form 8-K if it were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes, in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

                               PROSPECTUS SUMMARY

  The following is a summary of certain information contained elsewhere in this Prospectus. The following summary information is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and Consolidated Financial Statements (including the notes thereto) included elsewhere in this Prospectus. Unless otherwise indicated, references to the "Company" or "Tuesday Morning" are to Tuesday Morning Corporation and its subsidiaries. The pro forma consolidated statement of operations for the periods presented gives effect to the Transactions as if they were consummated on January 1, 1996. The pro forma consolidated balance sheet gives effect to the Transactions as if they had occurred on September 30, 1997. See "--The Transactions."

                                  THE COMPANY

  Tuesday Morning is the largest closeout retailer of upscale gift and home furnishings merchandise in the United States, with 315 stores in 33 states. The Company operates its stores during seven annual "sales events" that last from four to seven weeks, while closing them for the remaining weeks of the year. Tuesday Morning does not sell seconds, irregulars or factory rejects, but rather specializes in first quality, brand name merchandise such as Ralph Lauren bed linens, Waterman pens, Limoges hand-decorated boxes, Mikasa dishes, Farberware cookware, Daum French crystal, Martex bath towels, Fisher-Price toys, Samsonite luggage and Spode china. The Company purchases its merchandise at closeout and sells it at prices that are 50% to 80% below those generally charged by department and specialty stores. The Company believes that its event-based selling strategy, combined with high quality, reasonably priced merchandise, attracts upscale "bargain hunters" with strong loyalty to the Company.

  The Company was formed and opened its first store in 1974. Since its initial public offering in 1986, the Company has increased its number of stores from 63 to 315, and has achieved compound annual growth rates for sales and EBITDA of 16.1% and 16.6%, respectively. During the twelve months ended September 30, 1997, the Company generated comparable store sales growth of 18% and net sales and EBITDA of $297.3 million and $34.1 million, respectively. This represents an increase of 27.8% and 72.5%, respectively, over sales and EBITDA for the twelve months ended September 30, 1996.

BUSINESS STRENGTHS

  The Company's success has been largely based on the following strengths:

  Unique Event-Based Format. The Company distinguishes itself from other retailers with a unique "event-based" selling strategy, creating the equivalent of seven "grand openings" each year. The Company believes that the closing and reopening of its stores heightens customers' expectations of finding new, undiscovered merchandise and intensifies their sense of urgency to buy the Company's products, which are available only in limited quantities. Consistent with this approach, the Company typically realizes approximately 40% of an event's total sales in the first four or five days of the event (Wednesday or Thursday to Sunday).

  Strong Merchandising Capabilities. The Company employs a talented and experienced buying team, which has grown from 10 buyers in 1993 to 22 buyers in 1997, with an average of nearly 20 years of retail experience. The Company's buyers and its reputation as a preferred, reliable purchaser have enabled it to establish excellent, long-term relationships with a diverse group of top-of-the-line vendors. The Company obtains its merchandise primarily by purchasing from manufacturers their end-of-line products which did not meet their sales expectations, or merchandise left over from cancellations of orders placed by other retailers. Merchandise is also obtained by contracting for production from manufacturers during periods of lower production. Through its approximately 1,000 vendor relationships, the Company has become one of the largest retailers for certain categories of luxury brand merchandise, such as European handmade crystal and fine quality Oriental rugs from China and India. The Company believes that certain top-of-the-line vendors such as Rosenthal and Samsonite prefer to liquidate a majority of their excess inventory through the Company because of its access to an upscale customer base and its ability to dispose of high-end, closeout merchandise quickly and without disruption to their normal retail channels.

  Dedicated, Upscale Customer Base. Tuesday Morning has an upscale, loyal customer following. The Company has developed and maintains a proprietary preferred customer mailing list of over 4,000,000 customers who have visited its stores and requested to receive mailings in advance of the Company's sales events. Customer loyalty is evidenced by the fact that the Company derives approximately 31% of its sales during the first two or three days of each sales event, which is advertised only by a mailing to those individuals on the list. The Company believes, based on its internal research, that its customers are primarily female from households headed by professionals, typically ranging in age from 25 to 54 and having a median family income of approximately $55,000. In addition, the Company believes its customers are knowledgeable shoppers who frequent five or more national department stores and are able to recognize the Company's favorable pricing on first quality, name brand merchandise.

  Strong Financial Characteristics. Tuesday Morning has demonstrated an ability to consistently grow sales while generating strong cash flow. For the twelve months ended September 30, 1997, Tuesday Morning generated EBITDA of $34.1 million, a 72.5% increase over the comparable period in 1996. During this same period, capital expenditures were $6.1 million. The Company has consistently grown its EBITDA since 1993 due to the improved profitability of its existing store base, while requiring only modest capital expenditures to fund growth.

  Flexible, Low Cost Real Estate Approach. The Company's stores are destination-oriented, and can therefore be located in secondary locations of major suburban markets, such as strip malls and warehouse zones, in close proximity to their target customers. As a result, the Company's real estate costs are significantly lower than those of many other retailers, averaging approximately $8 per square foot. In addition, virtually all new leases contain a "kick" clause that gives the Company the ability to terminate the lease without penalty for up to 18 months after lease inception. These kick clauses provide the Company with significant downside protection in opening new stores by allowing it to vacate a site that initially proves unprofitable. The Company is able to obtain kick clauses because it seldom requires significant build out of a lease site and because it is able to make productive use of challenging space.

  Integrated Management Information Systems and Inventory Controls. The Company believes its management information systems are among the most advanced in the retailing industry. These systems enable the Company to manage its flow of almost 80,000 SKUs from approximately 1,000 vendors on a real-time basis in order to make timely and accurate purchasing, distribution and merchandising decisions. The Company's proprietary merchandising and inventory control systems, point of sale system and state-of-the-art distribution management system are integrated with its financial reporting systems, providing the Company's buyers with a significant degree of control over inventory acquisition, distribution and sales performance. The Company's buyers can review, at the SKU level and on a real-time basis, the status of every open purchase order, inbound shipment, warehouse receipt, process shipment and item of store inventory. These systems further allow management to target merchandise for markdowns in an effective and systematic manner. At September 30, 1997, less than 5% of the Company's inventory was more than one year old.

BUSINESS STRATEGY

  The Company's objective is to sustain its current growth and to enhance its productivity and operating performance by continuing to build on its existing, proven strengths. The Company intends to achieve this objective by pursuing the following existing strategies:

  Continue New Store Openings. The Company opened 31 new stores in 1997 and plans to increase its store base, in new and existing markets, by approximately 32 to 35 stores per year for the foreseeable future. The

Company's "no-frills" approach enables it to open this number of stores for an aggregate cost of only $2 million per year, or approximately $60,000 per store excluding inventory. The Company intends to profitably increase its penetration of existing markets, capitalize on the success it has enjoyed in smaller single-store markets, where there are often no other retailers offering the Company's first quality products, and prudently expand into new major metropolitan markets that will provide the basis for long-term expansion.

  Enhance Sales Productivity. The Company has achieved average comparable store sales growth of approximately 6% per year since its initial public offering in 1986 and 19% for the first nine months of 1997. The growth has resulted from increases in (i) the number of customer transactions, (ii) the average number of items purchased per customer visit and (iii) the average price of such items. The average number of customer transactions has increased as a result of the increased frequency of stocking its stores during a sales event. The average number of items purchased by customers has increased as a result of the introduction of additional impulse-oriented merchandise, and the average price of items purchased has increased due to a greater mix of higher priced items. The Company intends to continue implementing these merchandising strategies to further enhance sales productivity.

  Capitalize on Favorable Industry Dynamics and Competitive Positioning. The Company is benefiting from several trends in the retailing industry. The increase in the application of just-in-time inventory management techniques and the increase in retailer consolidations have both resulted in a shift of inventory risk from retailers to manufacturers. In addition, in order to maintain market share in an increasingly competitive environment, manufacturers are introducing new products and new packaging more frequently. All of these factors have contributed to a broad and consistent supply of closeout merchandise for the Company.

  The Company believes it is the only retailer in the closeout industry that focuses on first quality gift and home furnishings merchandise, in contrast with most closeout retailers, which are general merchandisers or which focus on apparel. In addition, the Company caters to upscale customers, while the rest of the industry generally focuses on lower to middle income consumers. Finally, unlike other closeout retailers which operate on a year-round basis, Tuesday Morning operates on an event sale basis. The Company believes that its periodic schedule of openings causes its customers to plan their visits to the Company's stores to a greater extent than customers of conventional retailers whose product offerings are more predictable and store hours more extensive.

  Leverage Workforce and Technology. The Company believes that its investments in information systems and inventory control technology and in doubling its staff of experienced, specialized buyers over the last four years will bolster future growth in the breadth of its product offerings and will provide the support necessary for new store openings for the foreseeable future. The Company's existing systems technology is scalable, enabling the Company to expand or to upgrade its systems without significant additional expenditures in the near term. The Company's corporate infrastructure will also allow for future growth of the Company without significant expenditures beyond the marginal cost of hiring additional buyers.

                                THE TRANSACTIONS

  On December 29, 1997, Madison Dearborn Capital Partners II, L.P. ("Madison Dearborn"), certain members of management and certain unaffiliated investors acquired (the "Acquisition") all of the outstanding capital stock of the Company for an equity investment of $117.9 million (the "Equity Investment"). The Equity Investment consisted of (i) an $85.4 million investment by Madison Dearborn (comprised of $4.6 million of common stock ("Common Stock") of the Company, and $80.8 million of junior preferred stock of the Company), (ii) a $7.5 million of investment by certain members of management of the Company (comprised of $0.4 million in Common Stock and $7.1 million in junior preferred stock) and (iii) a $25.0 million investment by certain unaffiliated investors in units consisting of senior exchangeable redeemable preferred stock (the "Senior Exchangeable Preferred Stock") and Common Stock. The Company used the proceeds from the Equity Investment and approximately $223.4 million of aggregate proceeds from the financings described below

(the "Financings") (i) to pay $323.0 million as Acquisition consideration and
(ii) to pay $18.3 million in transaction fees and expenses. See "Description of the Units" and "Description of Junior Preferred Stock."

  The Financings consisted of (i) a $200.0 million credit facility (the "Senior Credit Facility"), comprised of a $110.0 million term loan facility, consisting of $40.0 million in Term Loan A loans and $70.0 million in Term Loan B loans (collectively, the "Term Loans"), and a $90.0 million revolving credit facility which, subject to certain conditions, can be increased up to $115.0 million (the "Revolving Credit Facility"), of which approximately $13.4 million was drawn in January 1998 in connection with the Transaction and (ii) the proceeds of the Old Notes. See "Description of the Senior Credit Facility" and "Description of the Exchange Notes."

  The closing of the Initial Offering (the "Closing") was conditioned upon the simultaneous consummation of the Acquisition, the other Financings, the Equity Investment and the repayment of the Old Credit Facility. The Initial Offering, the Acquisition, the Other Financings, the Equity Investment and the repayment of the Old Credit Facility are collectively referred to herein as the "Transactions."

  The sources and uses of funds related to the Transactions are set forth in the following table:

                                                                      AMOUNT
                                                                  --------------
                                                                  (IN THOUSANDS)
      SOURCES OF FUNDS:
        Senior Credit Facility ($13,388 drawn in January 1998)...    $123,388
        Old Notes................................................     100,000
        Senior Exchangeable Preferred Stock......................      25,000
        Junior Redeemable Preferred Stock (a)....................      86,010
        Junior Perpetual Preferred Stock.........................       1,918
        Common Stock (b).........................................       5,000
                                                                     --------
          Total..................................................    $341,316
                                                                     ========
      USES OF FUNDS:
        Acquisition consideration................................    $323,016
        Fees and expenses........................................      18,300
                                                                     --------
          Total..................................................    $341,316
                                                                     ========

--------
(a) Consists of approximately $80.8 million from Madison Dearborn and approximately $5.2 million from management. See "Description of Junior Preferred Stock."
(b) Consists of approximately $4.6 million from Madison Dearborn and approximately $0.4 million from management.

                                 THE INVESTORS

  Madison Dearborn is a $925 million investment fund managed by Madison Dearborn Partners, Inc. ("MDP"), a private equity investment firm. Since 1980, the principals of MDP have directed equity investments of over $1.2 billion in more than 100 transactions where MDP or its predecessor, First Chicago Venture Capital, acted as a leading investor. Currently, MDP has approximately $2.2 billion of funds under management. MDP is comprised of five investment teams, each focused on a particular sector: consumer (including retailing), industrial, communications, natural resources, and healthcare services. Since 1984, MDP's consumer team has made lead investments in over 10 portfolio companies, including The Sports Authority, Inc., Consolidated Stores Corporation, Sterling Merchandise Company, Beverages & More, Inc., The Cornerstone Investment Group, Inc., Carrols Corporation, Peter Piper, Inc. and Bizmart, Inc.

                         RECENT DEVELOPMENTS--UNAUDITED

  The Transaction was consummated December 29, 1997. Net sales for the year ended December 31, 1997 increased $70.5 million, or 27.5%, to $327.3 million from $256.8 million for the comparable period in 1996. Average store sales for 1997 were approximately $1,066,000, as compared to $925,000 for 1996. During the year ended December 31, 1997, the Company generated comparable store sales growth of 18% and EBITDA before Transaction expenses of $41.6 million as compared to EBITDA of $25.9 million for the comparable period in 1996. Operating income decreased $18.5 million from $20.4 million in 1996 to $1.9 million in 1997. Compensation paid in lieu of options of $25 million and non-debt fees and expenses of $9.4 million are included in operating income for the year ended December 31, 1997. In addition, net current assets at December 31, 1997 decreased by $39.8 million from September 30, 1997, due to the sell down of inventory during the holiday season. All amounts are unaudited. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Seasonality."

                                ----------------

  The Company was incorporated in Delaware in 1974. The Company's principal executive offices are located at 14621 Inwood Road, Dallas, Texas 75244 and its telephone number is (972) 387-3562.

                              THE INITIAL OFFERING

Notes.....................  The Old Notes were sold by the Company on
                            December 29, 1997 to the Initial Purchasers pursuant to a Purchase Agreement dated December 15, 1997 (the "Purchase Agreement"). The Initial Purchasers subsequently resold the Old Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Concurrent Initial Units    Concurrent with the Initial Offering, the
 Offering.................  Company sold 250,000 Units on December 29, 1997 to Merrill Lynch & Co., Merrill Lynch, Pierce,
                            Fenner & Smith Incorporated (the "Initial
                            Purchaser") pursuant to a Purchase Agreement, dated December 15, 1997. Each Unit consists of one share of 13 1/4% Senior Exchangeable
                            Preferred Stock (as defined) and one share of Common Stock (as defined).

Registration Rights         Pursuant to the Purchase Agreement, the
 Agreement................  Company, the Subsidiary Guarantors and the
                            Initial Purchasers entered into a Registration
                            Rights Agreement dated as of December 29, 1997
                            (the "Registration Rights Agreement"), which grants the holder of the Old Notes certain exchange and registration rights. The Exchange
                            Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered........  $100,000,000 aggregate principal amount of 11%
                            Series B Senior Subordinated Notes due 2007 of the Company (the "Exchange Notes").

The Exchange Offer........  $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Old Notes. As of the date hereof, $100,000,000 aggregate principal amount of Old Notes are outstanding. The Company will issue the Exchange Notes to holders on or promptly after the Expiration Date.

                            Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                            Any Participating Broker-Dealer that acquired Old Notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter. Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                            Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date...........  5:00 p.m., New York City time, on           ,
                            1998 unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange
                            Offer is extended.

Accrued Interest on the
 Exchange Notes and the
 Old Notes................
                            Each Exchange Note will bear interest from its issuance date. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

Conditions to the           The Exchange Offer is subject to certain
 Exchange Offer...........  customary conditions, which may be waived by the Company. See "The Exchange Offer--
                            Conditions."

Procedures for Tendering    Each holder of Old Notes wishing to accept the
 Old Notes................  Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange

                            Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "The Exchange Offer-- Procedures for Tendering."

Untendered Old Notes......  Following the consummation of the Exchange
                            Offer, holders of Old Notes eligible to
                            participate but who do not tender their Old
                            Notes will not have any further exchange rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Consequences of Failure
 to Exchange..............
                            The Old Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange Offer--Consequences of Failure to Exchange."

Shelf Registration          If any holder of the Old Notes (other than any
 Statement................  such holder which is an "affiliate" of the
                            Company or a Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act) is not eligible under applicable securities laws to participate in the Exchange Offer, and such holder has satisfied certain conditions relating to the provision of information to the Company for use therein, the Company and the Subsidiary Guarantors have agreed to register the Old Notes on a shelf registration statement
                            (the "Shelf Registration Statement") and use their best efforts to cause it to be declared effective by the Commission as promptly as practical on or after the consummation of the Exchange Offer. The Company and Subsidiary
                            Guarantors have agreed to maintain the
                            effectiveness of the Shelf Registration
                            Statement for, under certain circumstances, a maximum of two years, to cover resales of the Old Notes held by any such holders.

Special Procedures for
 Beneficial Owners........
                            Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The Company will keep the Exchange Offer open for not less than 30 days in order to provide for the transfer of registered ownership.

Guaranteed Delivery         Holders of Old Notes who wish to tender their
 Procedures...............  Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--
                            Guaranteed Delivery Procedures."

Withdrawal Rights.........  Tenders may be withdrawn at any time prior to
                            5:00 p.m., New York City time, on the
                            Expiration Date.

Acceptance of Old Notes
 and Delivery of Exchange
 Notes....................
                            The Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Use of Proceeds...........  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange
                            Offer.

Exchange Agent............  Harris Trust and Savings Bank

                               THE EXCHANGE NOTES

General...................  The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation,
                            (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer--Purpose and Effect of the Exchange Offer." The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of the Exchange Notes."

Maturity Date.............  December 15, 2007.

Interest Payment Dates....  June 15 and December 15 of each year, commencing
                            June 15, 1998.

Guarantees................  The Exchange Notes will be jointly and severally guaranteed on an unconditional senior subordinated basis by the Subsidiary Guarantors. Under certain circumstances, future subsidiaries of the Company may be required to guarantee the Exchange Notes. In addition, the Note Guarantees are subject to re-lease under certain circumstances. See "Description of the Exchange Notes--Guarantees" and "Description of the Exchange Notes--Certain Covenants--Limita-tion on Guarantees of Indebtedness by Restricted Subsidiaries."

Optional Redemption.......  The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time or from time to time, on or after December 15, 2002, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time on or prior to December 15, 2000 the Company may redeem up to 35% of the aggregate principal amount of the Exchange Notes originally issued with the net pro-ceeds of one or more Public Equity Offerings (as defined), at a redemption price equal to 111% of the principal amount thereof, plus accrued and un-paid interest, if any, to the date of redemption; provided that at least $65 million aggregate prin-cipal amount of the Exchange Notes remains out-standing immediately after such redemption. See "Description of the Exchange Notes--Optional Re-demption."

Change in Control.........  Upon the occurrence of a Change in Control (as de-
                            fined), each holder of the Exchange Notes shall have the right to require the Company to purchase all or any portion of such holder's Exchange Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. See "De-scription of the Exchange Notes--Purchase of Ex-change Notes upon a Change in Control."

Ranking...................  The Exchange Notes will be unsecured senior subor-
                            dinated obligations of the Company and, as such, will be subordinated to all existing and future Se-nior Indebtedness (as defined) of the Company, in-cluding indebtedness under the Senior Credit Facil-ity. The Exchange Notes will rank pari passu with all other existing and future Senior Subordinated Indebtedness, if any, of the Company and will rank senior to Subordinated Indebtedness (as defined), if any, of the Company. By reason of such subordi-nation, holders of Senior Indebtedness must be paid in full before holders of the Exchange Notes may be paid in the event of a liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insol-vency or bankruptcy. At September 30, 1997 on a pro forma basis after giving effect to the Transactions and the application of the net proceeds therefrom, the Company would have had approximately $176.5 million of Senior Indebtedness outstanding (all of which would represent Indebtedness under the Senior Credit Facility), and the Company would have had additional availability of $16.1 million for re-volving credit facility borrowings under the Senior Credit Facility, all of which would be Senior In-debtedness, if borrowed. See "Unaudited Pro Forma Financial

                            Statements." Additional Senior Indebtedness may be incurred by the Company from time to time, subject to certain restrictions. See "Description of the Exchange Notes--Ranking."

                            The Exchange Notes also will be guaranteed by all present and future domestic subsidiaries of the Company. Each Note Guarantee will be an unsecured senior subordinated obligation of the Subsidiary Guarantor issuing such Note Guarantee, ranking pari passu with all other existing and future senior subordinated indebtedness of such Subsidiary Guar-antor, if any. The Indebtedness evidenced by each Note Guarantee will be subordinated on the same ba-sis to Guarantor Senior Indebtedness as the Ex-change Notes are subordinated to Senior Indebted-ness. See "Description of the Exchange Notes--Rank-ing."

Certain Covenants.........  The Indenture contains covenants, including, but not limited to, covenants with respect to the fol-lowing matters: (i) limitation on additional in-debtedness; (ii) limitation on restricted payments;
                            (iii) limitation on issuances and sales of capital stock of Restricted Subsidiaries (as defined); (iv) limitation on transactions with affiliates; (v) limitation on liens; (vi) limitation on sale of as-sets; (vii) limitation on merger, consolidation and sale of substantially all assets; (viii) limita-tions on guarantees of indebtedness by Restricted Subsidiaries; (ix) limitation on dividend and other payment restrictions affecting Restricted Subsidi-aries; (x) limitation on sale and leaseback trans-actions; (xi) limitation on investment in Unre-stricted Subsidiaries (as defined); and (xii) limi-tations on other senior subordinated indebtedness. See "Description of the Exchange Notes--Certain Covenants."

Use of Proceeds...........  The proceeds to the Company from the sale of the
                            Old Notes were used, together with the proceeds of the other Financings and the Equity Investment, to consummate the Acquisition, to repay indebtedness of the Company under the Old Credit Facility and to pay related fees and expenses. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. See "Use of Proceeds."

                                  RISK FACTORS

  See "Risk Factors" for a discussion of certain factors that should be considered before tendering Old Notes in exchange for Exchange Notes. These risk factors are generally applicable to the Old Notes as well as the Exchange Notes.

         SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA

  The summary historical financial data presented below for, and as of the end of, each of the fiscal years in the three-year period ended December 31, 1996 is derived from the audited consolidated financial statements of the Company. In the opinion of the Company, the unaudited financial information presented for the nine months ended September 30, 1997 contains all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial information included therein. Results for interim periods are not necessarily indicative of results for the full year. The summary unaudited pro forma statement of operations and other financial data for the year ended December 31, 1996 and nine months ended September 30, 1997 gives effect to the Transactions as if they had occurred on January 1, 1996. The summary unaudited pro forma balance sheet data at September 30, 1997 gives effect to the Transactions as if they had occurred on such date. The pro forma data is not necessarily indicative of the results that actually would have been achieved had the Transactions occurred on such date or that may be achieved in the future. This summary information should be read in conjunction with the consolidated financial statements and unaudited pro forma financial statements of the Company and the notes thereto and "Capitalization," "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

                                                        NINE MONTHS ENDED   PRO FORMA TWELVE PRO FORMA NINE
                           YEAR ENDED DECEMBER 31,        SEPTEMBER 30,       MONTHS ENDED    MONTHS ENDED
                          ----------------------------  ------------------    DECEMBER 31,   SEPTEMBER 30,
                            1994      1995      1996      1996      1997          1996            1997
                          --------  --------  --------  --------  --------  ---------------- --------------
                                                     (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
Net sales...............  $190,081  $210,265  $256,756  $138,563  $179,058      $256,756       $ 179,058
Cost of sales...........   126,931   137,427   165,189    88,199   112,620       165,189         112,620
                          --------  --------  --------  --------  --------      --------       ---------
Gross profit............    63,150    72,838    91,567    50,364    66,438        91,567          66,438
Selling, general and
 administrative
 expenses...............    57,523    63,040    71,167    48,134    56,193        71,517          56,456
                          --------  --------  --------  --------  --------      --------       ---------
Operating Income........     5,627     9,798    20,400     2,230    10,245        20,050           9,982
Net interest income
 (expense) and other
 income.................    (1,611)   (2,534)   (1,892)   (1,518)   (1,660)      (24,225)        (18,261)
                          --------  --------  --------  --------  --------      --------       ---------
Earnings before income
 taxes..................     4,016     7,264    18,508       712     8,585        (4,175)         (8,279)
Net earnings (loss).....  $  2,651  $  4,773  $ 11,516  $    456  $  5,366      $ (2,661)      $  (5,174)
BALANCE SHEET DATA (END
 OF PERIOD):
Working capital.........  $ 32,593  $ 39,115  $ 49,568  $ 80,367  $109,205      $ 46,863       $  63,921
Total assets............    89,403    94,243   121,757   151,668   199,215       127,387         209,719
Total debt..............    10,127     8,398     6,622    48,851    61,409       218,631         281,768
Senior Exchangeable
 Preferred Stock........       --        --        --        --        --         24,643          24,643
Junior Redeemable
 Preferred Stock........       --        --        --        --        --         86,010          86,010
Total shareholders'
 equity (deficit).......    58,630    63,648    75,528    64,103    81,213      (241,746)       (234,113)
OTHER FINANCIAL DATA:
EBITDAR (a).............  $ 21,920  $ 27,550  $ 39,874  $ 16,499  $ 26,322      $ 39,524       $  26,059
Rental expense..........    11,782    12,577    13,967    10,253    11,953        13,967          11,953
                          --------  --------  --------  --------  --------      --------       ---------
EBITDA (a)..............  $ 10,138  $ 14,973  $ 25,907  $  6,246  $ 14,369      $ 25,557       $  14,106
                          ========  ========  ========  ========  ========      ========       =========
Cash flows provided by
 (used in):
 Operating activities...  $ 12,056  $  6,329  $ 10,592  $(42,789) $(57,703)     $(10,409)      $ (73,305)
 Investing activities...    (7,992)   (3,104)   (4,701)   (3,341)   (5,129)       (4,701)         (5,129)
 Financing activities...    (1,257)   (1,484)   (1,413)   40,453    55,110       207,298          52,350
Capital expenditures....     5,693     2,692     4,233     2,935     4,756         4,233           4,756
Gross margin............      33.2%     34.6%     35.7%     36.4%     37.1%         35.7%           37.1%
S,G&A as a % of net
 sales..................      30.3%     30.0%     27.7%     34.7%     31.4%         27.9%           31.5%
EBITDA margin...........       5.3%      7.1%     10.1%      4.5%      8.0%         10.0%            7.9%
Ratio of EBITDA to net
 interest expense.......       --        --        --        --        --            1.1x             .8x
Ratio of long-term debt
 to EBITDA (b)..........       --        --        --        --        --            8.5x           16.1x
Ratio of earnings to
 fixed charges(c).......       1.6x      2.0x      3.5x      1.1x      2.4x          --              --
Deficiency of earnings
 to cover fixed charges.       --        --        --        --        --          4,175           8,279
Ratio of earnings to
 combined fixed charges
 and preferred stock
 dividends..............       1.6x      2.0x      3.5x      1.1x      2.4x          --              --
Deficiency of earnings
 to cover combined fixed
 charges and preferred
 stock dividends........       --        --        --        --        --         15,208          16,554
STORE DATA:
Comparable store sales
 increases..............       4.2%      6.4%     14.0%     11.7%     18.6%         14.0%           18.6%
Average sales per store.  $    792  $    829  $    925  $    512  $    600      $    925       $     600
STORES:
Beginning of period.....       235       246       260       260       286           260             286
 Opened.................        22        32        33        23        20            33              20
 Closed.................       (11)      (18)       (7)       (7)       (2)           (7)             (2)
                          --------  --------  --------  --------  --------      --------       ---------
End of period...........       246       260       286       276       304           286             304
                          ========  ========  ========  ========  ========      ========       =========

-------
(a) EBITDA represents earnings before interest, income taxes, depreciation and amortization. EBITDAR represents EBITDA plus rental expense. While EBITDA and EBITDAR should not be construed as substitutes for operating income or as better measures of liquidity than cash flows from operating activities, which are determined in accordance with generally accepted accounting principles, they are included to provide additional information with respect to the ability of the Company to meet future debt service, capital expenditure and working capital requirements.
(b) Total long-term debt excludes the outstanding balance under the Revolving Credit Facility.
(c) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of income before provision for income taxes and cumulative effect of accounting changes plus fixed charges. "Fixed charges" consist of interest expense, amortization of deferred financing costs and the portion of rental expense assumed to represent interest.

                                 RISK FACTORS

  Prospective investors should carefully consider the factors set forth below, as well as the other information contained in this Prospectus, before tendering their Old Notes in the Exchange Offer. The risk factors set forth below are generally applicable to the Old Notes as well as the Exchange Notes.

SUBSTANTIAL LEVERAGE AND DEBT SERVICE; RESTRICTIONS ON INDEBTEDNESS

  As a result of the Transactions, the Company became highly leveraged, and the Company's aggregate indebtedness for borrowed money and interest expense increased and its shareholders' equity decreased. On a pro forma basis after giving effect to the Transactions, the Company would have had total indebtedness of $281.8 million and shareholders' deficit of approximately $234.1 million as of September 30, 1997. In addition, subject to the restrictions contained in the instruments governing its indebtedness, the Company may incur additional debt from time to time to finance working capital, capital expenditures, acquisitions or for other purposes. After December 15, 2002, the Company will be required to pay dividends on the Senior Exchangeable Preferred Stock in cash. Furthermore, subject to certain conditions, the Company's Senior Exchangeable Preferred Stock will be exchangeable, at the Company's option, for Exchange Debentures (as defined).

  The Company's debt service and dividend obligations could have important consequences to the holders of the Exchange Notes, including the following:
(i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other purposes may be limited or impaired; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness and dividends on the Senior Exchangeable Preferred Stock, thereby reducing the funds available to the Company; (iii) the Company's operating flexibility with respect to certain matters will be limited by covenants contained in the Indenture, the Certificate of Designation (as defined), the Exchange Indenture (as defined) and the Senior Credit Facility which will limit the ability of the Company and certain of its subsidiaries to incur additional indebtedness, grant or create liens upon assets, pay dividends, redeem capital stock or prepay certain subordinated indebtedness and enter into sale and leaseback transactions or other loans, investments or guarantees; and (iv) the Company's degree of leverage may make it more vulnerable to economic downturns, may reduce its flexibility in responding to changing business and economic conditions and may limit its ability to pursue other business opportunities, to finance its future operations or capital needs, and to implement its business strategy. See "Business--Strategy."

  Required payments of principal and interest on the Company's indebtedness are expected to be financed from its cash flow from operations. The Company's ability to make scheduled payments of the principal of, or to pay interest on, or to refinance its indebtedness (including the Exchange Notes and the Exchange Debentures, if any) depends on the future performance of the Company's businesses, which will in turn be subject to financial, business, economic and other factors affecting the business and operations of the Company, including factors beyond its control, such as prevailing economic conditions. There can be no assurance that cash flow from operations will be sufficient to enable the Company to service its debt and meet its other obligations. If such cash flow is insufficient, the Company may be required to refinance all or a portion of its existing debt, including the Notes, to sell assets or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any such sales of assets or additional financing could be achieved.

  The Indenture and the Senior Credit Facility contain numerous financial and operating covenants that limit the discretion of the Company's management with respect to certain business matters. These covenants place significant restrictions on, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, grant or create liens upon assets, pay dividends, redeem capital stock or prepay certain subordinated indebtedness or enter into sale leaseback transactions or other loans, investments or guarantees. See "Description of the Exchange Notes" and "Description of the Senior Credit Facility." The Senior Credit Facility also requires the Company to meet certain financial ratios and tests. A failure to comply with the obligations contained in the Senior Credit Facility or the Indenture could result in an event of default under either the Senior Credit Facility or the Indenture, which could result in acceleration of the related debt and the acceleration of debt under other instruments evidencing indebtedness that may contain cross-acceleration or cross-default provisions. If, as a result thereof, a default occurs with respect to Senior Indebtedness, the subordination provisions in the Indenture would likely restrict payments to the holders of the Exchange Notes.

SUBORDINATION OF THE EXCHANGE NOTES AND THE NOTE GUARANTEES

  The Exchange Notes and the Note Guarantees will be subordinated in right of payment to all Senior Indebtedness of the Company and Guarantor Senior Indebtedness of the Subsidiary Guarantors, respectively, including obligations under the Senior Credit Facility. As of September 30, 1997, on a pro forma basis after giving effect to the Transactions, the Company would have had approximately $176.5 million of Senior Indebtedness (excluding unused commitments of approximately $16.1 million under the Senior Credit Facility), all of it representing Indebtedness under the Senior Credit Facility, and the Subsidiary Guarantors would have had approximately $181.8 of Guarantor Senior Indebtedness, $176.5 million of which would have represented guarantees of Indebtedness under the Senior Credit Facility. Additional Senior Indebtedness and Guarantor Senior Indebtedness may be incurred by the Company and the Subsidiary Guarantors from time to time subject to certain restrictions contained in the Senior Credit Facility and the Indenture. In the event of bankruptcy, liquidation or reorganization of the Company or the Subsidiary Guarantors, the assets of the Company or the Subsidiary Guarantors will be available to pay obligations on the Exchange Notes only after all Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Notes then outstanding. In addition, under certain circumstances, no payments may be made with respect to the Exchange Notes if a default exists with respect to certain Senior Indebtedness. Indebtedness outstanding under the Senior Credit Facility is also secured by substantially all of the assets of the Company and its subsidiaries. See "Encumbrances on Assets to Secure Senior Credit Facility." Claims in respect of the Exchange Notes are effectively subordinated to all liabilities (including trade payables) of any subsidiary of the Company that is not a Subsidiary Guarantor. See "Description of the Senior Credit Facility" and "Description of the Exchange Notes."

ENCUMBRANCES ON ASSETS TO SECURE SENIOR CREDIT FACILITY

  In addition to being subordinated to all existing and future Senior Indebtedness of the Company, the Exchange Notes will not be secured by any of the Company's assets. The Company's obligations under the Senior Credit Facility are secured by the Company's inventory, tangible personal property and intangibles and a second mortgage on owned real estate. If the Company becomes insolvent or is liquidated, or if payment under the Senior Credit Facility is accelerated, the lenders under the Senior Credit Facility are entitled to exercise the remedies available to a secured lender under applicable law pursuant to the Senior Credit Facility. Accordingly, such lenders will have a prior claim with respect to such assets and there may not be sufficient assets remaining to pay amounts due on the Exchange Notes then outstanding. See "Description of the Senior Credit Facility."

IMPACT OF GENERAL ECONOMIC CONDITIONS

  The retailing industry is sensitive to adverse trends in the general economy. The success of the Company's operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions (and perceptions of such conditions by consumers) affecting disposable consumer income such as employment, wages and salaries, business conditions, interest rates, availability of credit and taxation, for the economy as a whole and in regional and local markets where the Company operates.

COMPETITION

  The retailing business is highly competitive. The Company competes in the sale of merchandise with a variety of other retail merchandisers, including department, discount and specialty stores, many of which have locations nationwide, are larger and have greater financial resources than the Company. In addition, at various times throughout the year, department, discount and specialty stores also offer merchandise at reduced prices similar to that sold by the Company.

VARIABILITY OF QUARTERLY RESULTS AND SEASONALITY

  The Company's business is highly seasonal, with a significant portion of its net sales and most or all of its EBITDA generated during the fourth quarter, which includes the Christmas season. Net sales in the fourth quarter accounted for over 40% of net sales for each of the last three fiscal years, and EBITDA for the fourth quarters of 1996 and 1995 accounted for approximately 76% and 90%, respectively, of EBITDA for such years. Because a significant percentage of the Company's net sales and EBITDA for a year results from operations in the fourth quarter, the Company has limited ability to compensate for shortfalls in fourth quarter sales or earnings by changes in its operations or strategies in other quarters. A significant shortfall in results for the fourth quarter of any year can thus be expected to have a material adverse effect on the Company's annual results of operations. The Company's quarterly results of operations also may fluctuate significantly as a result of a variety of factors, including the timing of new store openings, net sales contributed by new stores, increases or decreases in comparable store sales, timing of certain holidays, changes in the Company's merchandise, general economic, industry and weather conditions that affect consumer spending and actions of competitors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Seasonality."

MERCHANDISE SUPPLY AND INVENTORY

  The success of the Company's closeout business depends upon its ability to identify, locate, select and purchase quality merchandise at attractive prices in order to maintain a balance of product in certain core merchandising categories along with a changing mix of merchandise. The Company has no continuing contracts for the purchase of closeout merchandise and relies on buying opportunities from both existing and new sources, for which it competes with other closeout merchandisers and wholesalers. Although the Company believes that its management has longstanding relationships with its suppliers and is competitively positioned to continue to seek new sources, there can be no assurance that the Company will be successful in maintaining an adequate continuing supply of quality merchandise at attractive prices.

EXPANSION PROGRAM

  The growth of the Company's net sales and net earnings will depend, to a significant extent, on the Company's ability to expand its operations through the opening of new stores in existing and new markets and to operate those stores profitably. The Company operates 315 stores in 33 states and plans to open approximately 32 new stores during 1998. Achieving the Company's expansion goals will depend on a number of factors, including the Company's ability to identify and secure suitable locations on acceptable terms, open new stores in a timely manner, hire and train additional store and supervisory personnel, integrate new stores into its operations on a profitable basis and extend its information systems. There can be no assurance that the Company will be able to achieve its expansion goals on a timely or profitable basis. See "Business--Business Strategy."

  Management believes that cash flow from operating activities and borrowings under the Senior Credit Facility will provide adequate funds to finance the Company's expansion. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." However, if these sources of funds are inadequate to finance the Company's expansion, it may require capital from additional sources. There can be no assurance as to the future availability of additional financing or the terms thereof, and failure to obtain such financing on acceptable terms could require the Company to alter its expansion plans or otherwise adversely affect the Company.

CONTROL BY MADISON DEARBORN

  Upon consummation of the Transactions, the Company became controlled by Madison Dearborn, which owned approximately 85.8% of the Company's Common Stock outstanding immediately after the Acquisition (approximately 77.2% on a fully diluted basis). Madison Dearborn has the power to elect all of the Company's board of directors, appoint new management and approve any action requiring the approval of the Company's shareholders, including adopting amendments to the Company's Certificate of Incorporation and approving acquisitions or sales of substantially all of the Company's assets. The directors elected by Madison Dearborn have the authority to make decisions affecting the capital structure of the Company, including the issuance of additional indebtedness and the declaration of dividends. There can be no assurance that the interests of Madison Dearborn will not conflict with the interests of holders of the Exchange Notes. See "Management," "Principal Shareholders" and "Certain Transactions."

DEPENDENCE ON KEY PERSONNEL

  The Company's future performance will depend, in part, upon the efforts and abilities of the Company's senior management and other key employees, including its buyers. The loss of service of certain of these persons could have a material adverse effect on the Company's business and development. Upon consummation of the Transactions, Lloyd L. Ross, the Company's founder, reduced the amount of time he spends on the Company's affairs. While he continues to serve as Chairman of the Company's Board of Directors, he resigned from his position as Chief Executive Officer and entered into a two-year consulting agreement with the Company. Pursuant to a three-year employment agreement dated December 29, 1997, Mr. Smith continues as President and a director and succeeded Mr. Ross as Chief Executive Officer of the Company. Mr. Smith has, however, announced his intention to retire after the expiration of his employment agreement. See "Management--Consulting and Employment Agreements."

CHANGE IN CONTROL

  A Change in Control (as defined) could require the Company to refinance substantial amounts of indebtedness, including indebtedness under the Exchange Notes and the Senior Credit Facility. Upon the occurrence of a Change in Control, each holder of the Exchange Notes would be entitled to require the Company to repurchase the Exchange Notes, in whole or in part, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. However, there can be no assurance that sufficient funds will be available at the time of any Change in Control to make any required purchases of the Exchange Notes tendered. In addition, the Senior Credit Facility will prohibit the repayment of indebtedness on the Exchange Notes by the Company upon a Change in Control, unless and until such time as the indebtedness under the Senior Credit Facility is repaid in full or the lenders under the Senior Credit Facility consent to such repayment. The Company's failure to make such repayments in such instances would result in a default under both the Exchange Notes and the Senior Credit Facility. Future indebtedness of the Company may also contain restrictions or repayment requirements with respect to certain events or transactions that would constitute a Change in Control. The source of funds for any such repayment of the Exchange Notes or the Senior Credit Facility would be the Company's available cash or cash generated from operating or other sources, including borrowings, sales of equity or funds provided by a new controlling person. In the event of a Change in Control, there can be no assurance that the Company would have sufficient cash to satisfy all of its obligations under the Exchange Notes and the Senior Credit Facility. The effect of such requirements may make it more difficult or delay attempts by others to obtain control of the Company. See "Description of the Exchange Notes--Purchase of Exchange Notes Upon a Change in Control" and "Description of the Senior Credit Facility."

FRAUDULENT CONVEYANCE AND PREFERENCE CONSIDERATIONS

  Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent conveyance law, if, among other things, the Company or any of the Subsidiary Guarantors, at the time it incurred the indebtedness evidenced by the Old Notes or the Exchange Notes or its Note Guarantee, as the case may be, (i)(a) was or is insolvent or rendered insolvent by reason of such occurrence or (b) was or is engaged in a business transaction of which the assets remaining with the Company or such Subsidiary Guarantor were unreasonably small or constitute unreasonably small capital or
(c) intended or intends to incur, or believed, believes or should have believed that it would incur, debts beyond its ability to repay such debts as they mature and (ii) the Company or such Subsidiary Guarantor received or receives less than the reasonably equivalent value or fair consideration for the incurrence of such indebtedness, the Exchange Notes and the Note Guarantees could be invalidated or subordinated to all other debts of the Company or such Subsidiary Guarantors, as the case may be. The Exchange Notes or Note Guarantees could also be invalidated or subordinated if it were found that the Company or the Subsidiary Guarantor party thereto, as the case may be, incurred indebtedness in connection with the Notes or the Exchange Notes or its Note Guarantees with the intent of hindering, delaying or defrauding current or future creditors of the Company or such Subsidiary Guarantor, as the case may be. In addition, the payment of interest and principal by the Company pursuant to the Exchange Notes or the payment of amounts by a Subsidiary Guarantor pursuant to a Note Guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Company or such Subsidiary Guarantor, as the case may be.

  The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company or a Subsidiary Guarantor would be considered insolvent if (i) the sum of its debts, including contingent liabilities, were greater than the sum of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) it could not pay its debts as they become due.

  Additionally, under federal bankruptcy or applicable state insolvency law, if certain bankruptcy or insolvency proceedings were initiated by or against the Company or any Subsidiary Guarantor within 90 days after any payment by the Company or such Subsidiary Guarantor with respect to the Exchange Notes or a Note Guarantee, respectively, or after the issuance of a Note Guarantee, or if the Company or such Subsidiary Guarantor anticipated becoming insolvent at the time of such payment or issuance, all or a portion of such payment of such Note Guarantee could be avoided as a preferential transfer, and the recipient of any such payment could be required to return such payment.

  To the extent any Note Guarantees were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of Exchange Notes would cease to have any claim in respect of such Subsidiary Guarantor and would be creditors solely of the Company and any Subsidiary Guarantor, whose Note Guarantee was not avoided or held unenforceable. In such event, the claims of holders of Exchange Notes against the issuer of an invalid Note Guarantee would be subject to the prior payment of all liabilities and preferred stock claims of such Subsidiary Guarantor. There can be no assurance that, after providing for all prior claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of holders of Exchange Notes relating to any voided portions of any Note Guarantees.

  On the basis of its historical financial information, recent operating history and projected financial data, as discussed in "Prospectus Summary," "Unaudited Pro Forma Financial Statements," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Company believes that, after giving effect to the indebtedness incurred in connection with the Transactions, it will not be insolvent, will not have unreasonably small assets or capital for the business in which it is engaged and will not incur debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations.

ABSENCE OF A PUBLIC MARKET COULD ADVERSELY AFFECT THE VALUE OF EXCHANGE NOTES

  The Old Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this Exchange Offer. The holders of Old Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement with respect to such Old Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchasers have advised the Company that they currently intend to make a market in the Exchange Notes, but they are not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time.

  If a public trading market develops for the Exchange Notes, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Exchange Notes may trade at a discount from their principal amount.

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES COULD ADVERSELY AFFECT HOLDERS

  Issuance of the Exchange Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof, and, upon consummation of the Exchange Offer certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

                                USE OF PROCEEDS

  This Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreement and the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Old Notes in like principal amount, the form and terms of which are the same as the forms and terms of the Exchange Notes (which replace the Old Notes), except as otherwise described herein. The Old Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company. As such, no effect has been given to the Exchange Offer in the pro forma statements or capitalization tables.

  The proceeds to the Company from the sale of the Old Notes in the Initial Offering were used, together with borrowings under the other Financings and the Equity Investment, to consummate the Acquisition, to repay indebtedness of the Company under the Old Credit Facility and to pay related fees and expenses. See "Prospectus Summary--The Transactions" and "Description of the Senior Credit Facility."

                                CAPITALIZATION

  The following table sets forth the unaudited historical consolidated capitalization of the Company as of September 30, 1997, and as adjusted on a pro forma basis to give effect to the Transactions as if they had occurred on such date. See "Use of Proceeds." This table should be read in conjunction with the "Selected Consolidated Financial Data" and the related notes thereto, and the Company's consolidated financial statements, including the related notes thereto, included elsewhere in this Prospectus.

                                                             SEPTEMBER 30, 1997
                                                             ------------------
                                                              ACTUAL  PRO FORMA
                                                             -------- ---------
                                                               (IN THOUSANDS)
Debt:
  Old Credit Facility....................................... $ 56,127 $     --
  Revolving Credit Facility (a).............................      --     66,486
  Term Loans................................................      --    110,000
  Old Notes.................................................      --    100,000
  Mortgages and capitalized leases..........................    5,282     5,282
                                                             -------- ---------
    Total debt..............................................   61,409   281,768
Redeemable preferred stock:
  Senior Exchangeable Preferred Stock.......................      --     24,643
  Junior Redeemable Preferred Stock.........................      --     86,010
                                                             -------- ---------
    Total redeemable preferred stock........................      --    110,653
Junior Perpetual Preferred Stock............................      --      1,918
Common Stock................................................   17,017     5,357
Retained earnings (deficit).................................   64,196  (241,388)
                                                             -------- ---------
    Total shareholders' equity (deficit)....................   81,213  (234,113)
                                                             -------- ---------
      Total capitalization.................................. $142,622 $ 158,308
                                                             ======== =========

--------
(a) The Revolving Credit Facility provides for revolving loans to the Company up to $90.0 million, subject to certain borrowing base limitations. Under certain circumstances, the Revolving Credit Facility may be increased to $115.0 million. See "Description of the Senior Credit Facility." Had the Transactions occurred on September 30, 1997, the Company would have had approximately $16.1 million in remaining availability under the Revolving Credit Facility.

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  The following unaudited pro forma consolidated financial statements (the "Pro Forma Financial Statements") have been derived by the application of pro forma adjustments to the Company's historical financial statements included elsewhere in this Prospectus. The pro forma consolidated statement of operations for the periods presented gives effect to the Transactions as if they were consummated on January 1, 1996. The pro forma consolidated balance sheet gives effect to the Transactions as if they had occurred on September 30, 1997. The adjustments, which include adjustments relating to the Transactions, are described in the accompanying notes. The Pro Forma Financial Statements should not be considered indicative of actual results that would have been achieved had the Transactions been consummated on the date or for the periods indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The Pro Forma Financial Statements should be read in conjunction with the Company's historical financial statements and the notes thereto included elsewhere in this Prospectus.

  The Acquisition has been accounted for as a recapitalization and, as such, has no impact on the historical basis of assets and liabilities.

                          TUESDAY MORNING CORPORATION

                       UNAUDITED PRO FORMA BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       PRO FORMA
                                              ACTUAL  ADJUSTMENTS    PRO FORMA
                                             -------- -----------    ---------
                   ASSETS
Cash and cash equivalents................... $  3,029  $  (3,029)(a) $     --
Inventories.................................  159,687        --        159,687
Income tax receivable.......................      --       7,143 (b)     7,143
Other current assets........................    1,516        (63)(c)     1,453
                                             --------  ---------     ---------
    Total current assets....................  164,232      4,051       168,283
Net property, plant and equipment...........   31,439        --         31,439
Other assets................................    3,544        (47)(c)     3,497
Debt issuance costs.........................      --       9,381 (d)     9,381
                                             --------  ---------     ---------
    Total assets............................ $199,215  $  13,385     $ 212,600
                                             ========  =========     =========
    LIABILITIES AND SHAREHOLDERS' EQUITY
                  (DEFICIT)
Mortgages on land, buildings and equipment.. $  1,021  $     --      $   1,021
Revolving Credit Facility...................      --      51,486 (e)    51,486
Term Loans..................................      --       1,350 (f)     1,350
Capital lease obligation....................      213        --            213
Accounts payable............................   45,181        --         45,181
Accrued expenses............................    6,311        --          6,311
Income taxes payable........................    2,301     (2,301)(b)       --
                                             --------  ---------     ---------
    Total current liabilities...............   55,027     50,535       105,562
Mortgages on land, buildings and equipment..    3,828        --          3,828
Revolving Credit Facility...................   56,127    (41,127)(e)    15,000
Term Loans..................................      --     108,650 (f)   108,650
Old Notes...................................      --     100,000 (f)   100,000
Capital lease obligation....................      220        --            220
Deferred income taxes.......................    2,800        --          2,800
Redeemable preferred stock:
  Senior Exchangeable Preferred Stock.......      --      24,643        24,643
  Junior Redeemable Preferred Stock.........      --      86,010        86,010
Junior Perpetual Preferred Stock............      --       1,918         1,918
Common Stock................................   17,017    (11,660)        5,357
Retained earnings...........................   64,196   (305,584)     (241,388)
                                             --------  ---------     ---------
    Total shareholders' equity (deficit)....   81,213   (315,326)(g)  (234,113)
                                             --------  ---------     ---------
    Total liabilities and shareholders'
     equity (deficit)....................... $199,215  $  13,385     $ 212,600
                                             ========  =========     =========

                            See accompanying notes.

                          TUESDAY MORNING CORPORATION

                  NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

                           AS OF SEPTEMBER 30, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(a) The net effect of $(3,029) represents the adjustments to the Company's cash and debt balances to account for the effects of the Acquisition and the Financings.

      Total Sources:
        Term Loans................................................... $110,000
        Revolving Credit Facility....................................   66,486
        Old Notes....................................................  100,000
        Senior Exchangeable Preferred Stock issuance.................   25,000
        Junior preferred stock issuance..............................   87,928
        Common Stock issuance........................................    5,000
                                                                      --------
                                                                      $394,414
                                                                      --------
      Total Uses:
        Acquisition consideration.................................... $323,016
        Old Credit Facility..........................................   56,127
        Fees and expenses............................................   18,300
                                                                      --------
                                                                      $397,443
                                                                      --------
        Net.......................................................... $ (3,029)
                                                                      ========

(b) The total of the income tax payable and income tax receivable adjustments $(9,444) is primarily the tax benefit from recognizing the compensation expense created by payments to management for their stock options.

(c) These adjustments write off the remaining balance of financing fees related to the Old Credit Facility.

(d) The pro forma adjustment to debt issuance costs is to reflect fees and expenses related to the Senior Credit Facility and the Initial Offering.

(e) Up to $90,000 is available under the Revolving Credit Facility for working capital and general corporate purposes, subject to certain borrowing base limitations. Had the Acquisition occurred on September 30, 1997, $66,486 would have been drawn in connection with the Acquisition, which would be $10,359 more than amounts drawn on the Old Credit Facility. The Revolving Credit Facility contains a $15,000 "cleandown" provision for 30 consecutive days. The amount in excess of the $15,000 is considered to be a current liability.

(f) Reflects the following:

                                        EXPECTED TERM CURRENT LONG TERM  TOTALS
                                        ------------- ------- --------- --------
      Senior Credit Facility:
        Term Loan A....................    5 years    $1,000  $ 39,000  $ 40,000
        Term Loan B....................    7 years       350    69,650    70,000
      Notes............................   10 years       --    100,000   100,000
                                                      ------  --------  --------
          Total........................               $1,350  $208,650  $210,000
                                                      ======  ========  ========

(g) The following represents the net change in shareholders' equity as a result of the Transactions.

      Stock:
        Issuance of Junior Perpetual Preferred Stock................  $   1,918
                                                                      ---------
        Issuance of Common Stock....................................  $   5,357
        Redemption of existing common stock(1)......................    (17,017)
                                                                      ---------
                                                                      $ (11,660)
                                                                      ---------
      Retained Earnings:
        Payments to previous shareholders at $25 per share in excess of common stock redemption(1)..............................  $(280,925)
        Acquisition fees (non-debt) and expenses....................     (8,919)
        Compensation expense from payments to management for stock
         options (after-tax)(2).....................................    (15,671)
        Financing fees from Old Credit Facility (after-tax).........        (69)
                                                                      ---------
                                                                      $(305,584)
                                                                      ---------
          Net.......................................................  $(315,326)
                                                                      =========

--------
(1) The total purchase price to existing shareholders is $297,942 (11,917,681 shares at $25.00 per share). This is accounted for as a reduction to common stock of $17,017 and retained earnings of $280,925.
(2) Represents redemption of options to purchase 1,184,863 shares of common stock at $25.00 per share, net of applicable exercise price and tax benefit.

                          TUESDAY MORNING CORPORATION

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 NINE MONTHS ENDED
                                                SEPTEMBER 30, 1997
                                           ---------------------------------
                                                      PRO FORMA       PRO
                                            ACTUAL   ADJUSTMENTS     FORMA
                                           --------  -----------    --------
Net sales................................. $179,058   $    --       $179,058
Cost of sales.............................  112,620        --        112,620
                                           --------   --------      --------
    Gross profit..........................   66,438        --         66,438
Selling, general and administrative
 expenses.................................   56,193        263 (a)    56,456
                                           --------   --------      --------
    Operating income......................   10,245       (263)        9,982
Other income (expense):
  Interest income.........................      250        --            250
  Interest expense........................   (2,330)   (16,601)(b)   (18,931)
  Other income............................      420        --            420
                                           --------   --------      --------
                                             (1,660)   (16,601)      (18,261)
                                           --------   --------      --------
    Income (loss) before income taxes.....    8,585    (16,864)       (8,279)
Income tax (benefit)......................    3,219     (6,324)(c)    (3,105)
                                           --------   --------      --------
    Net income (loss).....................    5,366    (10,540)       (5,174)
Dividends and accretion of discount on
 preferred stock..........................      --      (5,296)(d)    (5,296)
                                           --------   --------      --------
    Earnings (loss) applicable to common
     shareholders......................... $  5,366   $(15,836)     $(10,470)
                                           ========   ========      ========
Net income (loss) per common share........ $   0.43   $    --       $  (2.79)
Weighted average common share and share
 equivalents..............................   12,556        --          3,750 (e)

                            See accompanying notes.

                          TUESDAY MORNING CORPORATION

             NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

              FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1997
                            (DOLLARS IN THOUSANDS)

(a) Represents annual fees for management and advisory services rendered by Madison Dearborn.

(b) Pro forma interest expense reflects the 11% interest rate on the Notes, the interest rates applicable to the Senior Credit Facility and amortization expense from capitalized financing fees of $999.

(c) The adjustment reflects the tax effect of the deductible adjustments at the Company's effective tax rate of 37.5%.

(d) The adjustment reflects the effect of preferred stock dividends on net earnings applicable to holders of Common Stock. The Company is restricted from paying cash dividends on junior preferred stock under the terms of the Indenture, the Senior Credit Facility, the Certificate of Designation and, if applicable, the Exchange Indenture.

(e) Represents the number of shares of Common Stock outstanding immediately after the recapitalization.

                          TUESDAY MORNING CORPORATION

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               TWELVE MONTHS ENDED
                                                DECEMBER 31, 1996
                                         ----------------------------------
                                                     PRO FORMA       PRO
                                          ACTUAL   ADJUSTMENTS (A)  FORMA
                                         --------  --------------  --------
Net sales............................... $256,756     $    --      $256,756
Cost of sales...........................  165,189          --       165,189
                                         --------     --------     --------
    Gross profit........................   91,567          --        91,567
Selling, general and administrative
 expenses...............................   71,167          350 (b)   71,517
                                         --------     --------     --------
    Operating income....................   20,400         (350)      20,050
Other income (expense):
  Interest income.......................      275          --           275
  Interest expense......................   (2,767)     (22,333)(c)  (25,100)
  Other income..........................      600          --           600
                                         --------     --------     --------
                                           (1,892)     (22,333)     (24,225)
                                         --------     --------     --------
    Income (loss) before income taxes...   18,508      (22,683)      (4,175)
Income tax (benefit)....................    6,992       (8,506)(d)   (1,514)
                                         --------     --------     --------
    Net income (loss)...................   11,516      (14,177)      (2,661)
Dividends and accretion of discount on
 preferred stock........................      --        (7,061)(e)   (7,061)
                                         --------     --------     --------
    Earnings (loss) applicable to common
     shareholder........................ $ 11,516     $(21,238)    $ (9,722)
                                         ========     ========     ========
Net income (loss) per common share...... $   0.93     $    --      $  (2.59)
Weighted average common share and share
 equivalents............................   12,323          --         3,750 (f)

                            See accompanying notes.

                          TUESDAY MORNING CORPORATION

             NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)

(a) Does not give effect to non-recurring charges of $25,074 for compensation expense from the payment to management for their stock options, $9,400 for non-debt issuance costs and $280 for writing off the financing fees related to the Old Credit Facility.

(b) Represents annual fees for management and advisory services rendered by Madison Dearborn.

(c) Pro forma interest expense reflects the 11% interest rate on the Notes, the interest rates applicable to the Senior Credit Facility and amortization expense from capitalized financing fees of $1,332.

(d) The adjustment reflects the tax effect of the deductible adjustments at the Company's effective tax rate of 37.5%.

(e) The adjustment reflects the effect of preferred stock dividends on net earnings applicable to holders of Common Stock. The Company is restricted from paying cash dividends on junior preferred stock under the terms of the Indenture, the Senior Credit Facility, the Certificate of Designation and, if applicable, the Exchange Indenture.

(f) Represents the number of shares of Common Stock outstanding immediately after the recapitalization.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The selected consolidated financial and operating data presented below for, and as of the end of, each of the fiscal years in the five-year period ended December 31, 1996 is derived from the audited consolidated financial statements of the Company. In the opinion of the Company, the unaudited financial information presented for the nine months ended September 30, 1996 and September 30, 1997 contains all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial information included therein. Results for interim periods are not necessarily indicative of results for the full year. The selected unaudited pro forma statement of operations data for the twelve months ended December 31, 1996 and the nine months ended September 30, 1997 gives effect to the Transactions as if they had occurred on January 1, 1996. The selected unaudited pro forma balance sheet data as of September 30, 1997 gives effect to the Transactions as if they had occurred on such date. The pro forma data is not necessarily indicative of the results that actually would have been achieved had the Transactions occurred on such date or that may be achieved in the future. This selected information should be read in conjunction with the Consolidated Financial Statements and the unaudited pro forma financial statements of the Company and the notes thereto and "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

                                                                                                  PRO FORMA     PRO FORMA
                                                                            NINE MONTHS ENDED   TWELVE MONTHS  NINE MONTHS
                                   YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,         ENDED         ENDED
                         -------------------------------------------------  ------------------  DECEMBER 31,  SEPTEMBER 30,
                           1992      1993       1994      1995      1996      1996      1997        1996          1997
                         --------  --------   --------  --------  --------  --------  --------  ------------- -------------
                                                           (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
Net sales..............  $160,075  $175,790   $190,081  $210,265  $256,756  $138,563  $179,058    $ 256,756     $ 179,058
Cost of sales..........   104,581   123,148    126,931   137,427   165,189    88,199   112,620      165,189       112,620
                         --------  --------   --------  --------  --------  --------  --------    ---------     ---------
Gross profit...........    55,494    52,642     63,150    72,838    91,567    50,364    66,438       91,567        66,438
Selling, general and
 administrative
 expenses..............    45,315    54,895     57,523    63,040    71,167    48,134    56,193       71,517        56,456
                         --------  --------   --------  --------  --------  --------  --------    ---------     ---------
Operating income.......    10,179    (2,253)     5,627     9,798    20,400     2,230    10,245       20,050         9,982
Net interest income
 (expense) and other
 income................        36      (319)    (1,611)   (2,534)   (1,892)   (1,518)   (1,660)     (24,225)      (18,261)
                         --------  --------   --------  --------  --------  --------  --------    ---------     ---------
Earnings (loss) before
 income taxes and
 cumulative effect of
 accounting changes....    10,215    (2,572)     4,016     7,264    18,508       712     8,585       (4,175)       (8,279)
Cumulative effect of
 accounting changes
 (a)...................     1,599       564        --        --        --        --        --           --            --
Net earnings (loss)....  $  8,171  $ (1,052)  $  2,651  $  4,773  $ 11,516  $    456  $  5,366    $  (2,661)    $  (5,174)
BALANCE SHEET DATA (END
 OF PERIOD):
Working capital........  $ 48,053  $ 36,765   $ 32,593  $ 39,115  $ 49,568  $ 80,367  $109,205    $  46,863     $  63,921
Total assets...........    97,175    88,967     89,403    94,243   121,757   151,668   199,215      127,387       209,719
Total debt.............    13,697     8,997     10,127     8,398     6,622    48,851    61,409      218,631       281,768
Senior Exchangeable
 Preferred Stock.......       --        --         --        --        --        --        --        24,643        24,643
Junior Redeemable
 Preferred Stock.......       --        --         --        --        --        --        --        86,010        86,010
Total shareholders'
 equity (deficit)......    64,564    55,724     58,630    63,648    75,528    64,103    81,213     (241,746)     (234,113)
OTHER FINANCIAL DATA:
EBITDAR (b)............  $ 21,020  $ 12,303   $ 21,920  $ 27,550  $ 39,874  $ 16,499  $ 26,322    $  39,524     $  26,059
Rental expense.........     8,409    10,692     11,782    12,577    13,967    10,253    11,953       13,967        11,953
                         --------  --------   --------  --------  --------  --------  --------    ---------     ---------
EBITDA (b).............  $ 12,611  $  1,611   $ 10,138  $ 14,973  $ 25,907  $  6,246  $ 14,369    $  25,557     $  14,106
                         ========  ========   ========  ========  ========  ========  ========    =========     =========
Cash flows provided by
 (used in):
 Operating activities..  $(18,407) $ 14,630   $ 12,056  $  6,329  $ 10,592  $(42,789) $(57,703)   $ (10,409)    $ (73,305)
 Investing activities..    (5,166)   (6,497)    (7,992)   (3,104)   (4,701)   (3,341)   (5,129)      (4,701)       (5,129)
 Financing activities..     3,395    (7,932)    (1,257)   (1,484)   (1,413)   40,453    55,110      207,298        52,350
Capital expenditures...     5,087     4,850      5,693     2,692     4,233     2,935     4,756        4,233         4,756
Gross margin...........      34.7%     30.0%      33.2%     34.6%     35.7%     36.4%     37.1%        35.7%         37.1%
S,G&A as a % of net
 sales.................      28.3%     31.2%      30.3%     30.0%     27.7%     34.7%     31.4%        27.9%         31.5%
EBITDA margin..........       7.9%      0.9%       5.3%      7.1%     10.1%      4.5%      8.0%         10.0%         7.9%
Ratio of EBITDA to net
 interest expense......       --        --         --        --        --        --        --           1.1x           .8x
Ratio of long-term debt
 to EBITDA (c).........       --        --         --        --        --        --        --           8.5x         16.1x
Ratio of earnings to
 fixed charges (d).....       3.9x      --         1.6x      2.0x      3.5x      1.1x      2.4x         --            --
Deficiency of earnings
 to cover fixed
 charges...............       --      2,572        --        --        --        --        --         4,175         8,279
Ratio of earnings to
 combined fixed charges
 and preferred stock
 dividends.............       3.9x      --         1.6x      2.0x      3.5x      1.1x      2.4x         --            --
Deficiency of earnings
 to cover combined
 fixed charges and
 preferred stock
 dividends.............       --      2,572        --        --        --        --        --        15,208        16,554
SELECTED STORE DATA:
Comparable store sales
 increases (decreases).       8.2%     (3.0)%      4.2%      6.4%     14.0%     11.7%     18.6%        14.0%         18.6%
Average sales per
 store.................  $    873  $    796   $    792  $    829  $    925  $    512  $    600          925     $     600
STORES:
Beginning of period....       150       190        235       246       260       260       286          260           286
 Opened................        44        48         22        32        33        23        20           33            20
 Closed................        (4)       (3)       (11)      (18)       (7)       (7)       (2)          (7)           (2)
                         --------  --------   --------  --------  --------  --------  --------    ---------     ---------
End of period..........       190       235        246       260       286       276       304          286           304
                         ========  ========   ========  ========  ========  ========  ========    =========     =========

-------
(a) Cumulative effect of accounting changes represents changes in the method of accounting for inventories in 1992 and for income taxes in 1993.
(b) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDAR represents EBITDA plus rental expense. While EBITDA and EBITDAR should not be construed as substitutes for operating income or as better measures of liquidity than cash flows from operating activities, which are determined in accordance with generally accepted accounting principles, they are included to provide additional information with respect to the ability of the Company to meet future debt service, capital expenditure and working capital requirements.
(c) Total long-term debt excludes the outstanding balance under the Revolving Credit Facility.
(d) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of income before provision for income taxes and cumulative effect of accounting changes plus fixed charges. "Fixed charges" consist of interest expense, amortization of deferred financing costs and the portion of rental expense assumed to represent interest.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

  The following discussion and analysis should be read in conjunction with the consolidated historical and unaudited pro forma financial statements of the Company and the related notes thereto appearing elsewhere in this Prospectus.

RECENT DEVELOPMENTS--UNAUDITED

  The Transaction was consummated on December 29, 1997. Net sales for the year ended December 31, 1997 increased $70.5 million, or 27.5%, to $327.3 million from $256.8 million for the comparable period in 1996. Average store sales for 1997 were approximately $1,066,000, as compared to $925,000 for 1996. During the year ended December 31, 1997, the Company generated comparable store sales growth of 18% and EBITDA before Transaction expenses of $41.6 million as compared to EBITDA of $25.9 million for the comparable period in 1996. Operating income decreased $18.5 million from $20.4 million in 1996 to $1.9 million in 1997. Compensation paid in lieu of options of $25 million and non-debt fees and expenses of $9.4 million are included in operating income for the year ended December 31, 1997. In addition, net current assets at December 31, 1997 decreased by $39.8 million from September 30, 1997, due to the sell down of inventory during the holiday season. All amounts are unaudited. See "--Seasonality."

RESULTS OF OPERATIONS

  The following table sets forth certain financial information from the Company's consolidated statements of operations expressed as a percentage of net sales. There can be no assurance that the trends in sales growth or operating results will continue in the future.

                                                            NINE MONTHS ENDED
                                 YEAR ENDED DECEMBER 31,      SEPTEMBER 30,
                                 -------------------------  ------------------
                                  1994     1995     1996      1996      1997
                                 -------  -------  -------  --------  --------
Net sales.......................   100.0%   100.0%   100.0%    100.0%    100.0%
Cost of sales...................    66.8     65.4     64.3      63.7      63.0
                                 -------  -------  -------  --------  --------
Gross profit ...................    33.2     34.6     35.7      36.4      37.1
Selling, general and
 administrative expenses........    30.3     30.0     27.7      34.7      31.4
                                 -------  -------  -------  --------  --------
Operating income................     3.0      4.7      7.9       1.6       5.7
Net interest income and other
 income.........................     0.9      1.2      0.7       1.1       0.9
                                 -------  -------  -------  --------  --------
Earnings before income taxes....     2.1      3.5      7.2       0.5       4.8
Net earnings....................     1.4%     2.3%     4.5%      0.3%      3.0%

Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

  Net sales for the nine months ended September 30, 1997 increased $40.5 million, or 29.2%, to $179.1 million from $138.6 million for the comparable period in 1996. The increase in net sales for the period was the result of $13.9 million in sales from new stores open during the period and from a 19% increase in comparable store sales. The increase in comparable store sales was the result of improvements in product selection, increase in the average price of items sold and the continuing beneficial effects of the changes implemented in 1993 and 1994 with respect to the size and training of the Company's buying staff and the Company's buying and merchandising policies. The Company also benefited from increases in the frequency of shipments of merchandise to its stores and average store level inventory, which resulted in an increase in customer visits and a higher number of transactions.

  Gross profit increased $16.1 million, or 31.9%, to $66.4 million from $50.4 million for the comparable period in 1996. Gross profit as a percentage of net sales increased from 36.4% to 37.1%. This increase was primarily attributable to the leveraging of the Company's distribution costs, which remain relatively fixed in relation to the increase in net sales.

  Selling, general and administrative expenses increased $8.1 million, or 16.8%, to $56.2 million from $48.1 million for the comparable period in 1996. However, these expenses as a percentage of net sales declined to 31.4% from 34.7% for the comparable period in 1996. These expenses are primarily incurred at the store level and are relatively fixed, and therefore have also benefited from the increase in comparable store sales.

  Operating income increased $8.1 million, or 368.2%, to $10.2 million from $2.2 million for the comparable period in 1996. Operating income as a percentage of net sales increased from 1.6% to 5.7%. These increases were the result of the factors described above.

  Income tax expense increased from 36.0% of net income to 37.5% of net income due to reduced tax planning opportunities, and an increase in the Company's federal tax bracket.

  Other income and expense remained relatively constant. Other income represented interest income, primarily in the form of sales tax discounts which increased as a result of the Company's increase in net sales, and rental income derived from a strip-center shopping area adjacent to the Company's headquarters. Other expense represented interest expense and remained relatively constant due to similar borrowing levels and interest rates.

  For the reasons set forth above, net income for the nine months ended September 30, 1997 increased $4.9 million, to $5.4 million from $0.5 million for the comparable period in 1996.

1996 Compared to 1995

  Net sales for the year ended December 31, 1996 increased $46.5 million, or 22.1%, to $256.8 million from $210.3 million for the year ended December 31, 1995. The increase in net sales was the result of $22.9 million in sales from new stores open during the period and from a 14% increase in comparable store sales. The increase in comparable store sales was comprised of a 9.3% increase in the number of transactions and a 4.1% increase in the average transaction amount. The increase was primarily the result of continued improvement in merchandise selection, pricing and mix. In 1996, the Company began to realize the full benefits of its initiative begun in 1993 to increase the staffing and training of its buying team. By year end 1996, the size of the Company's buying team had more than doubled from its size in 1993, which allowed the Company to continue to develop its strategy of increasing the number of individual products that it carries and to focus its buying activities on areas of individual buyer expertise.

  Gross profit increased $18.7 million, or 25.7%, to $91.6 million from $72.8 million for the year ended December 31, 1995. Gross profit as a percentage of net sales increased to 35.7% from 34.6% in 1995. These increases were primarily achieved through the leveraging of distribution, freight and buying costs, which increased at a rate less than the increase in sales. The remainder of this improvement was due to a reduction in markdowns, offset by a slight increase in product cost.

  Selling, general and administrative expenses increased $8.1 million, or 12.9%, to $71.2 million from $63.0 million in 1995. However, these expenses declined as a percentage of net sales to 27.7% from 30.0% in 1995. These expenses were primarily related to store operations. The decrease in these expenses as a percentage of net sales was the result of the leverage obtained from the significant increases in sales.

  Operating income increased $10.6 million, or 108.2%, to $20.4 million from $9.8 million for 1995. Operating income as a percentage of net sales increased from 4.7% to 7.9% in 1996. These increases were due to the improvements in gross profit and selling, general and administrative expenses discussed above.

  The Company's income tax rate increased both at the Federal and state levels. Federal tax rate increased from 34.0% to 35.0% due to the increase in the Company's earnings and an increase in the Company's tax bracket. The Company's state tax rate increased from 0.3% in 1995 to 2.8% in 1996, because loss carry-forwards utilized in 1995 were no longer available in 1996, because of tax rate increases and because of reduced tax planning opportunities.

  Interest expense declined by approximately $0.6 million in 1996 due to reduced average borrowings during the year, which was the result of cash flow from 1995 operations and reduced interest rates negotiated during 1996.

  For the reasons set forth above, net income for the year ended December 31, 1996 increased $6.7 million, or 139.6%, to $11.5 million from $4.8 million for the year ended December 31, 1995.

1995 Compared to 1994

  Net sales for the year ended December 31, 1995 increased $20.2 million, or 10.6%, to $210.3 million from $190.1 million for the year ended December 31, 1994. The increase in net sales was the result of $17.7 million in sales from new stores open during the period and from a 6.4% increase in comparable store sales. The increase in comparable store sales was comprised of a 5.4% increase in the number of transactions and a 1.1% increase in the average transaction amount. These improvements came in several areas. Product selection, pricing and mix continued to improve due to the increased number and expertise of new buyers which were added in 1994 and 1995. The buyers increased their travel throughout the world to obtain better values and to eliminate middlemen. Buyers were able to focus on areas where they have significant expertise and were better able to find the bargains that allow the Company to provide value to its customers and improve product selection. As examples, the Company added buyers with expertise in rugs, sporting goods, toys, seasonal items, housewares, and lawn and garden which allowed for expansion of these categories. The point of sale system, which was installed in 1994, provided the Company with more timely information regarding the rate of sale of its products and allowed management to monitor and more accurately plan markdowns.

  Gross profit increased $9.7 million, or 15.3%, to $72.8 million from $63.2 million in 1994. Gross profit as a percentage of net sales increased 1.4 percentage points in 1995, from 33.2% to 34.6%. These increases were primarily due to improvements in product cost attributable to the expertise of the buyers hired in 1994 and 1995 and to the leveraging of distribution, freight and buying costs, which increased less than the increase in sales. Gross profit in 1995 also increased due to reductions in shrink. Shrink improved in 1994 and 1995 as a result of the enhancements made in the Company's loss prevention program and the installation of electronic article surveillance equipment in the Company's stores.

  Selling, general and administrative expenses increased $5.5 million, or 9.6%, to $63.0 million from $57.5 million in 1995, which was slightly less than the increase in net sales. These expenses were primarily store level expenses and were relatively fixed on a per store basis. The leverage obtained reduced these expenses as a percentage of sales from 30.3% to 30.0%.

  Income tax expense increased from 34.0% to 34.3% due to an increase in state income taxes which were lower in 1994 due to loss carry forwards, some of which were fully utilized in 1994.

  Interest expense increased $0.9 million, or 35%, due to increased borrowing levels and increased interest rates on the Company's revolving credit facility.

  For the reasons set forth above, net income for the year ended December 31, 1995 increased $2.1 million, or 77.8%, to $4.8 million from $2.7 million for the year ended December 31, 1994.

LIQUIDITY AND CAPITAL RESOURCES

  The Company has historically financed its operations with funds generated from operating activities and borrowings under the Old Credit Facility.

  Net cash provided (used) by operating activities for the fiscal years ended December 31, 1994, 1995, and 1996 and the nine months ended September 30, 1996 and 1997 was $12.1 million, $6.3 million, $10.6 million, $(42.8) million and $(57.7) million, respectively. Increases in net cash provided by operating activities for the above periods were attributable to increases in operating income, and for 1994, reduction in inventory levels. Uses of net cash by operating activities was the result of seasonal increases in inventory levels. Cash and cash equivalents as of December 31, 1994, 1995, 1996 and September 30, 1996 and 1997 were $4.5 million, $6.3 million, $10.8 million, $0.6 million and $3.0 million, respectively.

  Capital expenditures, principally associated with new store openings, warehouse and system enhancements and maintenance capital expenditures, were $5.7 million, $2.7 million and $4.2 million for 1994, 1995 and 1996, respectively, and are expected to be approximately $5.1 million for 1997 and approximately $4.7 million for 1998.

  As part of the Acquisition, the Company entered into the Senior Credit Facility, which is comprised of the $110.0 million Term Loans and the $90.0 million Revolving Credit Facility. Subject to compliance with the terms of the Senior Credit Facility and the Indenture, borrowings under the Revolving Credit Facility may be increased by $25.0 million to accommodate future growth and for certain other purposes. At September 30, 1997, on a pro forma basis after giving effect to the Transactions, the Company would have had outstanding $110.0 million under the Term Loans and $66.5 million under the Revolving Credit Facility and would have had remaining availability thereunder of $16.1 million. At Closing, the Company had significantly greater availability under the Revolving Credit Facility as a result of cash generated during the fourth quarter. The Term Loan A loans and the Revolving Credit Facility loans mature on the fifth anniversary of the Closing, and the Term Loan B loans will mature on the seventh anniversary of the Closing. For a consecutive 30-day period, measured from April 1 through March 31, beginning in April 1998, the aggregate principal amount of loans outstanding under the Revolving Credit Facility is not to exceed $15.0 million. See "Description of the Senior Credit Facility."

  Upon consummation of the Transactions, the Company's total debt and interest charges increased significantly. Interest payments on the Notes, under the Senior Credit Facility and on the Exchange Debentures, if issued, represent significant liquidity requirements for the Company. The Notes require semi-annual interest payments, and interest on the loans under the Senior Credit Facility are due quarterly. After December 15, 2002, the Company will be required to pay dividends on the Senior Exchangeable Preferred Stock in cash. The Company anticipates that its cash flow generated from operations and borrowings under the Senior Credit Facility will be sufficient to fund the Company's working capital needs, planned capital expenditures, scheduled interest payments (including interest payments on the Notes and amounts outstanding under the Senior Credit Facility) and scheduled dividend payments on the Senior Exchangeable Preferred Stock for the foreseeable future. See, however, "Risk Factors--Substantial Leverage and Debt Service; Restrictions on Indebtedness." The Company has from time to time received expressions of interest with respect to the property on which its headquarters is located in Dallas, Texas and in the future may consider selling such property as a means of raising additional cash.

  The instruments governing the Company's indebtedness and the Senior Exchangeable Preferred Stock, including the Certificate of Designation, the Exchange Indenture, the Senior Credit Facility and the Indenture contain financial and other covenants that restrict, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company. Such limitations, together with the highly leveraged nature of the Company, could limit corporate and operating activities, including the Company's ability to invest in opening new stores. See "Risk Factors--Substantial Leverage and Debt Service; Restrictions on Indebtedness."

SEASONALITY

  The Company has historically experienced, and the Company expects to continue to experience, seasonal fluctuations in its business, with a significant percentage of its net sales and most or all of its EBITDA being realized in the fourth fiscal quarter, which includes the Christmas selling season. Net sales in the fourth quarter accounted for over 40% of annual net sales for each of the last three fiscal years, and EBITDA for the fourth quarters of 1996 and 1995 accounted for approximately 76% and 90%, respectively, of annual EBITDA for such years. Because a significant percentage of the Company's net sales and EBITDA for a year results from operations in the fourth quarter, the Company has limited ability to compensate for shortfalls in fourth quarter sales or earnings by changes in its operations or strategies in other quarters. A significant shortfall in results for the fourth quarter of any year can thus be expected to have a material adverse effect on the Company's annual results of operations. See "Risk Factors--Variability of Quarterly Results and Seasonality."

  The following table illustrates the seasonality of the Company's net sales, EBITDA and net earnings (loss) by quarter for 1995 and 1996.

                          TUESDAY MORNING SEASONALITY

                            (DOLLARS IN THOUSANDS)

                                                                NET EARNINGS
                                 NET SALES        EBITDA           (LOSS)
                               --------------  --------------   --------------
1996
  First Quarter............... $ 35,740  13.9% $   532    2.0%  $  (676)  (5.9)%
  Second Quarter..............   54,286  21.2    2,484    9.6       434    3.8
  Third Quarter...............   48,537  18.9    3,230   12.5       698    6.1
  Fourth Quarter..............  118,193  46.0   19,661   75.9    11,060   96.0
                               -------- -----  -------  -----   -------  -----
    Total..................... $256,756 100.0% $25,907  100.0%  $11,516  100.0%
                               ======== =====  =======  =====   =======  =====
1995
  First Quarter............... $ 29,958  14.2% $(1,564) (10.4)% $(2,046) (42.9)%
  Second Quarter..............   47,977  22.8    1,702   11.4      (155)  (3.2)
  Third Quarter...............   38,240  18.2    1,412    9.4      (336)  (7.0)
  Fourth Quarter..............   94,090  44.8   13,423   89.6     7,310  153.1
                               -------- -----  -------  -----   -------  -----
    Total..................... $210,265 100.0% $14,973  100.0%  $ 4,773  100.0%
                               ======== =====  =======  =====   =======  =====

NEW ACCOUNTING PRONOUNCEMENT

  The Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128 "Earnings Per Share" which is effective for both interim and annual periods ending after December 15, 1997. Statement 128 requires the disclosure of basic and diluted earnings per share, which differ from the previously reported primary and fully diluted earnings per share. The Company has not yet determined the effect of this Statement on previously reported earnings per share.

INFLATION

  In management's opinion, changes in net sales and net earnings that have resulted from inflation and changing prices have not been material during the periods presented. There is no assurance, however, that inflation will not materially affect the Company in the future.

                                   BUSINESS

GENERAL

  Tuesday Morning is the largest closeout retailer of upscale gift and home furnishings merchandise in the United States, with 315 stores in 33 states. The Company operates its stores during seven annual "sales events" that last from four to seven weeks, while closing them for the remaining weeks of the year. Tuesday Morning does not sell seconds, irregulars or factory rejects, but rather specializes in first quality, brand name merchandise such as Ralph Lauren bed linens, Waterman pens, Limoges hand-decorated boxes, Mikasa dishes, Farberware cookware, Daum French crystal, Martex bath towels, Fisher-Price toys, Samsonite luggage and Spode china. The Company purchases its merchandise at closeout and sells it at prices that are 50% to 80% below those generally charged by department and specialty stores. The Company believes that its event-based selling strategy, combined with high quality, reasonably priced merchandise, attracts upscale "bargain hunters" with strong loyalty to the Company.

  The Company was formed and opened its first store in 1974. Since its initial public offering in 1986, the Company has increased its number of stores from 63 to 315, and has achieved compound annual growth rates for sales and EBITDA of 16.1% and 16.6%, respectively. During the twelve months ended September 30, 1997, the Company generated comparable store sales growth of 18% and net sales and EBITDA of $297.3 million and $34.1 million, respectively. This represents an increase of 27.8% and 72.5%, respectively, over sales and EBITDA for the twelve months ended September 30, 1996.

BUSINESS STRENGTHS

  The Company's success has been largely based on the following strengths:

  Unique Event-Based Format. The Company distinguishes itself from other retailers with a unique event-based selling strategy, creating the equivalent of seven "grand openings" each year. The Company believes that the closing and reopening of its stores heightens customers' expectations of finding new, undiscovered merchandise and intensifies their sense of urgency to buy the Company's products, which are available only in limited quantities. Consistent with this approach, the Company typically realizes approximately 40% of an event's total sales in the first four or five days of the event (Wednesday or Thursday to Sunday).

  Strong Merchandising Capabilities. The Company employs a talented and experienced buying team, which has grown from 10 buyers in 1993 to 22 buyers in 1997, with an average of nearly 20 years of retail experience. The Company's buyers and its reputation as a preferred, reliable purchaser have enabled it to establish excellent, long-term relationships with a diverse group of top-of-the-line vendors. The Company obtains its merchandise primarily by purchasing from manufacturers their end-of-line merchandise, products which did not meet their sales expectations, or merchandise left over from cancellations of orders placed by other retailers. Merchandise is also obtained by contracting for production from manufacturers during periods of lower production. Through its approximately 1,000 vendor relationships, the Company has become one of the largest retailers for certain categories of luxury brand merchandise, such as European handmade crystal and fine quality Oriental rugs from China and India. The Company believes that certain top-of-the-line vendors such as Rosenthal and Samsonite prefer to liquidate a majority of their excess inventory through the Company because of its access to an upscale customer base and its ability to dispose of high-end, closeout merchandise quickly and without disruption to their normal retail channels.

  Dedicated, Upscale Customer Base. Tuesday Morning has an upscale, loyal customer following. The Company has developed and maintains a proprietary preferred customer mailing list of over 4,000,000 customers who have visited its stores and requested to receive mailings in advance of the Company's sales events. Customer loyalty is evidenced by the fact that the Company derives approximately 31% of its sales during the first two or three days of each sales event, which is advertised only by a mailing to those individuals on the list. The Company believes, based on its internal research, that its customers are primarily female from households headed by professionals, typically ranging in age from 25 to 54 and having a median family income of approximately $55,000. In addition, the Company believes its customers are knowledgeable shoppers who frequent five or more national department stores and are able to recognize the Company's favorable pricing on first quality, name brand merchandise.

  Strong Financial Characteristics. Tuesday Morning has demonstrated an ability to consistently grow sales while generating strong cash flow. For the twelve months ended September 30, 1997, Tuesday Morning generated EBITDA of $34.1 million, a 72.5% increase over the comparable period in 1996. During this same period, capital expenditures were $6.1 million. The Company has consistently grown its EBITDA since 1993 due to the improved profitability of its existing store base, while requiring only modest capital expenditures to fund growth.

  Flexible, Low Cost Real Estate Approach. The Company's stores are destination-oriented, and can therefore be located in secondary locations of major suburban markets, such as strip malls and warehouse zones, in close proximity to their target customers. As a result, the Company's real estate costs are significantly lower than those of many other retailers, averaging approximately $8 per square foot. In addition, virtually all new leases contain a "kick" clause that gives the Company the ability to terminate the lease without penalty for up to 18 months after lease inception. These kick clauses provide the Company with significant downside protection in opening new stores by allowing it to vacate a site that initially proves unprofitable. The Company is able to obtain kick clauses because it seldom requires significant build out of a lease site and because it is able to make productive use of challenging space.

  Integrated Management Information Systems and Inventory Controls. The Company believes its management information systems are among the most advanced in the retailing industry. These systems enable the Company to manage its flow of almost 80,000 SKUs from approximately 1,000 vendors on a real-time basis in order to make timely and accurate purchasing, distribution and merchandising decisions. The Company's proprietary merchandising and inventory control systems, point of sale system and state-of-the-art distribution management system are integrated with its financial reporting systems, providing the Company's buyers with a significant degree of control over inventory acquisition, distribution and sales performance. The Company's buyers can review, at the SKU level and on a real-time basis, the status of every open purchase order, inbound shipment, warehouse receipt, process shipment and item of store inventory. These systems further allow management to target merchandise for markdowns in an effective and systematic manner. At September 30, 1997, less than 5% of the Company's inventory was more than one year old.

BUSINESS STRATEGY

  The Company's objective is to sustain its current growth and to enhance its productivity and operating performance by continuing to build on its existing, proven strengths. The Company intends to achieve this objective by pursuing the following existing strategies:

  Continue New Store Openings. The Company opened 31 new stores in 1997 and plans to increase its store base, in new and existing markets, by approximately 32 to 35 stores per year for the foreseeable future. The Company's "no-frills" approach enables it to open this number of stores for an aggregate cost of only $2 million per year, or approximately $60,000 per store excluding inventory. The Company intends to profitably increase its penetration of existing markets, capitalize on the success it has enjoyed in smaller single-store markets, where there are often no other retailers offering the Company's first quality products, and prudently expand into new major metropolitan markets that will provide the basis for long-term expansion.

  Enhance Sales Productivity. The Company has achieved average comparable store sales growth of approximately 6% per year since its initial public offering in 1986 and 19% for the first nine months of 1997. The growth has resulted from increases in (i) the number of customer transactions, (ii) the average number of items purchased per customer visit and (iii) the average price of such items. The average number of customer transactions has increased as a result of the increased frequency of stocking its stores during a sales event. The average number of items purchased by customers has increased as a result of the introduction of additional impulse-oriented merchandise, and the average price of items purchased has increased due to a greater mix of higher priced items. The Company intends to continue implementing these merchandising strategies to further enhance sales productivity.

  Capitalize on Favorable Industry Dynamics and Competitive Positioning. The Company is benefiting from several trends in the retailing industry. The increase in the application of just-in-time inventory management techniques and the increase in retailer consolidations have both resulted in a shift of inventory risk from retailers to manufacturers. In addition, in order to maintain market share in an increasingly competitive environment, manufacturers are introducing new products and new packaging more frequently. All of these factors have contributed to a broad and consistent supply of closeout merchandise for the Company.

  The Company believes it is the only retailer in the closeout industry that focuses on first quality gift and home furnishings merchandise, in contrast with most closeout retailers, which are general merchandisers or which focus on apparel. In addition, the Company caters to upscale customers, while the rest of the industry generally focuses on lower to middle income consumers. Finally, unlike other closeout retailers which operate on a year-round basis, Tuesday Morning operates on an event sale basis. The Company believes that its periodic schedule of openings causes its customers to plan their visits to the Company's stores to a greater extent than customers of conventional retailers whose product offerings are more predictable and store hours more extensive.

  Leverage Workforce and Technology. The Company believes that its investments in information systems and inventory control technology and in doubling its staff of experienced, specialized buyers over the last four years will bolster future growth in the breadth of its product offerings and will provide the support necessary for new store openings for the foreseeable future. The Company's existing systems technology is scalable, enabling the Company to expand or to upgrade its systems without significant additional expenditures in the near term. The Company's corporate infrastructure will also allow for future growth of the Company without significant expenditures beyond the marginal cost of hiring additional buyers.

CLOSEOUT RETAILING INDUSTRY

  The closeout retailing industry is distinguished from other retail formats by the manner in which the closeout retailer purchases its goods. Purchasing on a closeout basis enables the closeout retailer to sell goods at exceptionally low prices, often well below even the very best discount operators. In addition, the opportunistic nature of a closeout retailer's buying strategy often results in a lack of continuity of specific products. The combination of these factors creates a "treasure hunt" atmosphere for the closeout retailer's customers.

  The closeout retailing industry is benefiting from several trends in the retailing industry. The increase in the application of just-in-time inventory management techniques and the increase in retailer consolidations have both resulted in a shift of inventory risk from retailers to manufacturers. Furthermore, in order to maintain market share in an increasingly competitive environment, manufacturers are introducing new products and new packaging more frequently. The Company believes that these trends have helped make the closeout retailer an integral part of manufacturers' overall distribution strategies. As a result, manufacturers are increasingly looking for larger, more sophisticated closeout retailers, such as the Company, that can purchase large and varied quantities of merchandise and control the distribution and advertising of specific products to minimize disruption to the manufacturers' traditional distribution channels.

  Closeout merchandise is available to closeout retailers at low prices for a variety of reasons, including: the inability of a manufacturer or importer to dispose of merchandise through regular channels; the discontinuance of merchandise due to a change in style, color, shape or packaging; insufficient sales to justify continued production of an item; the fact that merchandise is out of season; the cancellation of orders placed by other retailers; or the termination of business by a manufacturer or wholesaler. Occasionally, the closeout retailer may be able to purchase closeout merchandise at low prices because a manufacturer may have an excess of raw material or production capacity. Most manufacturers of retail goods anticipate that they will sell a percentage of their products at substantially reduced prices. Accordingly, merchandise offered to closeout retailers covers most categories of merchandise at all levels of quality. A closeout retailer's buyers only buy at prices that allow them to underprice other retailers.

  The Company is distinguishable from its competitors within the closeout retailing industry in several respects. Most retailers in the closeout retailing industry are either general merchandisers or focus on apparel, while the Company's focus is on higher-end gift and home furnishings merchandise. In addition, most closeout retailers focus on lower and middle income consumers, while the Company generally caters to higher-income customers. Finally, unlike other closeout retailers which operate on a year-round basis, Tuesday Morning operates on an event sale basis. The Company believes that its periodic schedule of openings causes its customers to plan their visits to the Company's stores to a greater extent than customers of conventional retailers whose product offerings are more predictable and store hours more extensive.

MERCHANDISE

  Tuesday Morning stores sell a wide assortment of new, high-quality, brand-name, closeout merchandise. The Company does not sell seconds, irregulars, or factory rejects. The merchandise can be generally described as gift and home furnishings merchandise and primarily consists of crystal, dinnerware, silver serving pieces, gourmet housewares, bathroom, bedroom and kitchen accessories, linens and domestics, luggage, Christmas trim, toys, stationery and silk plants.

  Tuesday Morning differs from discount retailers in that it does not stock continuing lines of merchandise. Although general categories of merchandise are usually available during each sale, specific lines of merchandise frequently change, depending upon the availability of closeout merchandise at suitable prices.

  Since its inception, the Company has not experienced any significant difficulty in obtaining quality closeout merchandise in adequate volumes and at suitable prices. For the year ended December 31, 1997, the Company's top ten vendors accounted for approximately 19.6% of total purchases, with no one vendor accounting for more than 3.5%.

PRICING

  Tuesday Morning's pricing policy is to sell all merchandise at 50% to 80% below the retail prices generally charged by department and specialty stores. Prices are determined centrally and are uniform at all Tuesday Morning stores. Once a price is determined for a particular item, labels displaying Tuesday Morning's three-tiered pricing strategy are affixed to the product. A typical price tag displays three prices: its competitor's "regular" price, its competitor's "sale" price and finally the Tuesday Morning closeout price. Company management and buyers verify retail prices by reviewing prices published in advertisements and manufacturers' suggested retail price lists and by visiting department or specialty stores selling similar merchandise. The Company's advanced management information systems help provide the Company with excellent control over product pricing, and the availability of daily sales and inventory information enables the Company to markdown unsold merchandise on a timely and systematic basis and thereby more effectively manage inventory levels.

ADVERTISING

  The Company plans and implements an event selling advertising program for each sales event. The program includes direct mail and newspaper advertising and in-store promotion banners. Prior to each sales event, the Company initiates a direct mailing to its 4,000,000 preferred customers. These direct mailings offer customers the opportunity to purchase merchandise prior to the advertising of a sales event to the general public. After the first three days of each sales event, the Company commences an advertising campaign in local newspapers in each of its markets, emphasizing the significant price reductions available to customers and the high quality of the merchandise offered.

  Advertising expenses as a percentage of net sales were approximately 7.2%, 7.3% and 6.4% for the years ended December 31, 1994, 1995 and 1996, respectively, and 5.8% for the twelve months ended September 30, 1997.

STORE OPERATIONS

  At December 31, 1997, the Company operated 315 Tuesday Morning stores in 33 states. During the year ended December 31, 1997, no single store accounted for more than 1.3% of the Company's net sales.

  The Company does not keep its stores open throughout the year, but instead opens them seven times a year to conduct approximately four to seven week sales events during the retailing industry's peak selling seasons. These events generally occur during the last six weeks of the first quarter, the last eight weeks of the second and third quarter (which contain two events each) and the last 12 weeks of the fourth quarter (which also contains two events). To encourage new and repeat shopping visits for each sales event, the Company has increased the frequency of merchandise shipments during a sales event. During each shipment, new items are delivered, stocked and promoted in every Tuesday Morning store. Tuesday Morning stores are closed to the public between sales events, and are used in these periods only to house inventory and to restock for the next sales event.

  The Company utilizes a "no-frills" approach to presenting merchandise. Stores are designed to be functional, with little emphasis placed upon fixtures and leasehold improvements. All merchandise at each store is displayed by type and size on racks or counters, and minimum inventory is maintained in stockrooms. Most merchandise is sold in its original shipping carton. Because most merchandise is sold on a self-service basis, the Company does not employ people solely to assist customers in locating merchandise or making selections.

  In keeping with Tuesday Morning's advertised policy of "Satisfaction Guaranteed or Your Money Cheerfully Refunded," any merchandise purchased from Tuesday Morning stores may be returned within 90 days with proof of purchase, for any reason. Customers, if not completely satisfied, are given a choice of either a cash refund or an equivalent value in merchandise.

  Operating hours during each sale are typically from 10:00 a.m. to 6:00 p.m. six days a week and until 8:00 p.m. on Thursday. The Company accepts cash, personal checks and most major credit cards.

STORE MANAGEMENT

  Each store has a manager who is responsible for recruiting, training and supervising store personnel and assuring that the store is managed in accordance with Company guidelines and established procedures. Store managers are full-time employees of the Company. When sales events are not in progress, these employees review store inventory and supervise restocking activities in preparation for the next sales event. The Company employs temporary employees at each Tuesday Morning store to serve as cashiers and to assist in stocking during each sales event. These temporary employees generally return to work in subsequent sales events, reducing the need for new hiring prior to each sales event. Typically, the Company will employ more temporary employees during the first few days of a sale, when customer traffic is highest.

  Company management and area managers visit selected stores while sales are in progress to review inventory levels and presentation, personnel performance, expense control, security and adherence to Company procedures. In addition, regional and area managers periodically meet with Company management to review store policies and to discuss purchasing, merchandising and advertising strategies for future sales events.

SITE SELECTION

  The Company opened 31 new stores in 1997 and plans to increase its store base by approximately 32 to 35 stores in each of the next several years, both in new markets and in existing markets. The new stores are expected to be similar in size, appearance and operation to existing stores.

  When selecting sites for new store locations, the Company reviews detailed demographic information for each new market area and generally limits its potential store locations to upper middle class communities. In order to reduce rental expense, Tuesday Morning does not select prime real estate sites. The Company believes that its customers are attracted to its stores principally by event selling, advertising and direct mail marketing that emphasize the large assortment of quality merchandise and low prices, rather than by location. Tuesday Morning has generally selected sites where there is a suitable existing building requiring minimal refurbishing. Fixture costs and store improvements are not material because of the Company's "no-frills" approach to selling its merchandise.

WAREHOUSING AND DISTRIBUTION

  An important aspect of Tuesday Morning's success involves its ability to warehouse and distribute merchandise quickly and efficiently. Virtually all merchandise is received by the Company at its central warehouse and distribution facilities in Dallas, Texas, where it is inspected, counted, priced, ticketed and designated for individual stores. The Company warehouses merchandise until shortly before each sale, at which time merchandise is distributed to individual Tuesday Morning stores, where it usually remains until sold at that sale or later sales. The merchandise sold by Tuesday Morning stores is generally carried by all of its stores. The amount of inventory carried by any single store varies depending upon the size and projected sales for that store. The Company does not maintain replenishment inventory in its warehouse and distribution facilities. Restocking of merchandise occurs only in successive events or in scheduled merchandise shipments during a sales event, but does not occur in response to sales activity within individual stores.

  The Company has an automated warehouse processing system which includes high-speed bar code scanners and radio frequency terminals installed in the Company's forklifts which facilitate efficient sorting and loading of high merchandise volumes for immediate store delivery. With this technology, the Company can instantly locate a piece of merchandise within its 905,000 square feet of warehousing space. The Company also utilizes third party warehousing in California for forward staging of processed merchandise in order to reduce restocking lead times as well as to reduce the size of stock rooms in the areas where real estate costs are expensive and store sizes relatively small. See "--Management Information Systems." Since 1992, total costs to process inventory through the Company's warehouse as a percentage of the total cost of inventory processed have declined 2.3 percentage points, from 10.9% to 8.6%.

  The Company utilizes a leased fleet of trucks and trailers to distribute merchandise to its stores. In addition, at peak stocking periods, the Company uses common and contract carriers to distribute merchandise to stores.

PROPERTIES

  The Company owns one store located adjacent to its corporate offices in Dallas, Texas. All of the Company's other stores are leased from unaffiliated parties. The leases for the stores open December 31, 1997 provide for rentals which ranged from $2.26 to $19.34 per square foot per year, with an average rental of $8.18 per square foot per year. The annual rent per store is generally below $50,000 and store rent, as a percent of net sales, was 5.1% for the twelve months ending December 31, 1997. At December 31, 1997, the remaining maturities of such leases ranged from three months to approximately 10 years, with the average term of a store lease being approximately five years. New store leases typically include "kick clauses," which allow the Company to exit the lease after 12 to 18 months if the store does not achieve sales expectations. The Company believes that the termination of any particular lease would not have a material adverse effect on the Company's operations.

  The Company owns approximately 400,000 square feet of building space in Dallas, Texas. This houses its corporate offices, the main warehouse distribution facility and one store. The Company also leases 225,000 square feet of warehouse space in Dallas, Texas. The lease commenced January 1, 1993 and has been extended to June 30, 2001. In addition, the Company has entered into a five-year lease for 280,000 square feet of warehouse space which commenced in May 1997. These current distribution facilities, supplemented with short term rentals for peak times each year, are considered adequate to meet warehouse space requirements for the next several years. The Company owns approximately 51 acres of undeveloped land in the north Dallas area. This land is not currently being used for the business and is currently under contract to be sold.

MANAGEMENT INFORMATION SYSTEMS

  The Company has invested over $10.5 million over the last five years in computers, bar code scanners and radio frequency terminals, software programming and related equipment, technology and training. All of the Company's hardware and software, except for one software package, are Year 2000 compliant. No significant expenditures are anticipated in the foreseeable future. The Company maintains a corporate local area network (LAN), an inventory tracking and processing system and a point of sale system which enable it to efficiently control and process its inventory. Forklifts at the Company's warehouse are equipped with bar code scanners and radio frequency terminals, and the Company has more than 1,000 POS terminals, which capture daily sales data at the SKU level. The data is polled daily by the central office and used to identify selling trends on a Company-wide basis for each sale.

TRADEMARKS AND TRADENAMES

  The Company has registered the name "Tuesday Morning" as a service mark with the United States Patent and Trademark office.

COMPETITION

  The Company competes in the sale of merchandise with a variety of other retail merchandisers, including department, discount and specialty stores, many of which have locations nationwide, are larger and have greater financial resources than the Company. In addition, at various times throughout the year, department, discount and specialty stores also offer merchandise similar to that sold by the Company at reduced prices.

  Unlike its competitors, which primarily offer continuing lines of merchandise, the Company offers changing lines of merchandise, depending on availability at suitable prices. In addition, the Company distinguishes itself from other retailers by using an event based selling strategy. The Company believes that its periodic schedule of openings causes its customers to plan their visits to the Company's stores to a greater extent than customers of conventional retailers whose product offerings are more predictable and store hours more extensive. The Company competes with other retail establishments by offering new merchandise, all of which is sold at substantial reductions from original retail prices, and by offering a changing variety of high quality merchandise at prices which the Company believes the customer will recognize as significant values.

EMPLOYEES

  At December 31, 1997, the Company employed approximately 776 persons on a full-time basis and approximately 3,416 individuals in part-time positions. The Company's employees are not represented by any union. The Company has not experienced any work stoppage due to labor disagreements and regards its employee relations as good.

LEGAL PROCEEDINGS

  The Company is not aware of any legal proceedings pending or threatened against the Company that could have a material adverse effect on its financial position or results of operations.

                                  MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

  The names, ages as of January 31, 1998, and principal positions of the directors, executive officers and key employees of the Company and the Subsidiary Guarantors are set forth below:

             NAME            AGE                    POSITION
             ----            ---                    --------
   Lloyd L. Ross............  62 Chairman of the Board
   Jerry M. Smith...........  61 President, Chief Executive Officer and
                                 Director of the Company and President and
                                 Chief Operating Officer of Friday Morning,
                                 Inc. and Tuesday Morning, Inc.
   Mark E. Jarvis...........  46 Senior Vice President, Chief Financial Officer
                                 and Secretary of the Company, Friday Morning,
                                 Inc. and Tuesday Morning, Inc.
   G. Michael Anderson......  45 Senior Vice President, Buying Group of the
                                 Company and Tuesday Morning, Inc.
   Duane A. Huesers.........  42 Vice President, Finance and Assistant
                                 Secretary of the Company and Tuesday Morning,
                                 Inc.
   Richard Nance............  51 Vice President, Information Systems of Tuesday
                                 Morning, Inc.
   Karen Costigan...........  48 Vice President, Real Estate of Tuesday
                                 Morning, Inc.
   Andrew Paris.............  39 Vice President, Store Operations of Tuesday
                                 Morning, Inc.
   William J. Hunckler, III.  44 Vice President and Assistant Secretary of the
                                 Company and the Subsidiary Guarantors and
                                 Director of the Company
   Benjamin D. Chereskin....  39 Vice President, Assistant Secretary and
                                 Director of the Company, Friday Morning, Inc.
                                 and Tuesday Morning, Inc. and President,
                                 Secretary and Director of TMI Holdings, Inc.
                                 and TMIL Corporation
   Robin P. Selati..........  31 Vice President and Assistant Secretary of the
                                 Company and the Subsidiary Guarantors and
                                 Director of the Company

  The following is a brief description of the business experience of the directors, executive officers and key employees of the Company and the Subsidiary Guarantors.

  Lloyd L. Ross is the founder of the Company. Since 1972, Mr. Ross has devoted his full time to the organization and operation of the Company and has served as Chairman of the Board and Chief Executive Officer since its incorporation in 1974. He also served as President of the Company from 1975 to 1985 and from 1989 to 1992. On December 29, 1997, Mr. Ross stepped down as Chief Executive Officer but continues to serve as Chairman of the Board.

  Jerry M. Smith joined the Company in 1984, was elected Vice President-Advertising/Public Relations and Store Operations in 1986 and was elected Senior Vice President--Advertising/Public Relations and Store Operations in 1989. He was elected Executive Vice President and appointed a director in November 1992. In September 1994, Mr. Smith was elected President and Chief Operating Officer. On December 29, 1997, Mr. Smith became the Company's Chief Executive Officer. Mr. Smith has served as President and Chief Operating Officer of Friday Morning, Inc. and Tuesday Morning, Inc. since inception and September 1994, respectively.

  Mark E. Jarvis joined the Company in September 1992 as Senior Vice President and Chief Financial Officer. From 1988 to 1992, he served in several capacities (most recently as Vice President and Treasurer) for Pier 1 Imports, Inc., a specialty retailer. Mr. Jarvis has served as Senior Vice President, Chief Financial Officer and Secretary of Friday Morning, Inc. and Tuesday Morning, Inc. since September 1992.

  G. Michael Anderson joined the Company in September 1989 as a buyer. In 1991, he was appointed Vice President, Buying, Smallwares Division. Mr. Anderson was elected Senior Vice President, Buying Group in December 1996. Prior to joining the Company, Mr. Anderson was a buyer for Affiliated Foods and Merchandise Manager for Fox-Meyer Drug Company.

  Duane A. Huesers joined the Company in 1992 as Vice President, Finance. Prior to joining the Company, Mr. Huesers served as Senior Vice President and Chief Financial Officer of Bookstop, Inc., a chain of book superstores.

  Richard Nance joined the Company in 1992 as Vice President, Information Systems. Prior to joining the Company, Mr. Nance was part of the information systems consulting group hired by the Company in 1991. Mr. Nance was elected Vice President, Information Systems in 1992.

  Karen Costigan joined the Company in 1982 as a Regional Manager of Store Operations, and became head of the real estate division in 1988. Ms. Costigan was elected Vice President, Real Estate in 1991. Prior to joining the Company, Ms. Costigan was Assistant Managing Director of Lord & Taylor in Chicago, Oak Brook and Dallas Northpark.

  Andrew Paris joined the Company in 1990 as Regional Manager of Store Operations. He was elected Vice President, Store Operations in 1996. Prior to joining the Company, Mr. Paris was Manager of Ramp Operations at People Express/Continental Airlines.

  William J. Hunckler, III has served as a director of the Company and as Vice President and Assistant Secretary of the Company and the Subsidiary Guarantors since December 29, 1997. Mr. Hunckler has been a Vice President of MDP since co-founding the firm in 1993. Prior to 1993, Mr. Hunckler was with First Chicago Venture Capital for 13 years. Mr. Hunckler currently serves on the board of directors of Beverages and More, Inc., The Cornerstone Investments Group, Inc. and Peter Piper, Inc.

  Benjamin D. Chereskin has served as Vice President, Assistant Secretary and a director of the Company, Friday Morning, Inc. and Tuesday Morning, Inc. and as President, Secretary and a director of TMI Holdings, Inc. and TMIL Corporation since December 29, 1997. Mr. Chereskin has been a Vice President of MDP since co-founding the firm in 1993. Prior to 1993, Mr. Chereskin was with First Chicago Venture Capital for nine years. Mr. Chereskin currently serves on the board of directors of Beverages and More, Inc., The Cornerstone Investments Group, Inc. and Carrols Corporation.

  Robin P. Selati has served as a director of the Company and as Vice President and Assistant Secretary of the Company and the Subsidiary Guarantors since December 29, 1997. Mr. Selati has been with MDP since 1993. His prior experience was with Alex. Brown & Sons Incorporated as a Financial Analyst in the consumer/retailing investment banking group. Mr. Selati currently serves on the board of directors of Peter Piper, Inc. and Carrols Corporation.

EXECUTIVE COMPENSATION

  The following table sets forth information concerning the compensation paid or accrued by the Company during the three years ended December 31, 1997 to or for the Company's chief executive officer and the other executive officers of the Company.

                                       ANNUAL
                                    COMPENSATION     LONG TERM COMPENSATION
                                    ------------- -----------------------------
                                                    NUMBER OF
                                                   SECURITIES
                                                   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR  SALARY  OPTIONS/SAR'S COMPENSATION(A)
---------------------------         ---- -------- ------------- ---------------
Lloyd L. Ross...................... 1997 $444,100        --         $8,544
Chief Executive Officer in 1996     1996  375,400        --          5,751
                                    1995  354,150        --          6,769
Jerry M. Smith..................... 1997  375,100        --          9,999
President                           1996  297,600        --          9,670
                                    1995  297,100    150,000         7,085
Mark E. Jarvis..................... 1997  179,800        --          7,245
Senior Vice President and           1996  164,600        --          8,010
 Chief Financial Officer            1995  157,950        --          6.610
G. Michael Anderson (b)............ 1997  209,600        --          6,170
Senior Vice President               1996  128,100        --          4,870

--------
(a) The amounts indicated reflect the aggregate value of the Company's contributions for each of the named executive officers to the Company's 401(k) defined contribution plan, group term life insurance and the Company's stock purchase plan.
(b) Mr. Anderson was promoted to the position of Senior Vice President, Buying Group, in December 1996.

CONSULTING AND EMPLOYMENT AGREEMENTS

  On December 29, 1997, Lloyd L. Ross, the Company's founder, entered into a two-year consulting and non-competition agreement which provides that he will serve as Chairman of the Company's Board of Directors and will facilitate in the Company's relationships with third parties and suppliers. Mr. Ross's consulting agreement provides for annual compensation of $250,000 per year (along with benefits similar to those offered to him prior to the Acquisition) with an expected time commitment for Mr. Ross of 60 days per year. The consulting agreement for Mr. Ross also contains noncompete and nonsolicitation covenants and confidentiality provisions.

  On December 29, 1997, Jerry M. Smith, the Company's President since 1994, entered into a three-year employment agreement which provides that he will serve as the Company's President and Chief Executive Officer, as well as a director. Mr. Smith will receive an annual base salary of $475,000 per year, subject to possible increases, and a maximum annual bonus of up to 50% of his base salary, and will continue to receive the same benefits and perquisites offered to him prior to the Acquisition. Mr. Smith's employment agreement also contains noncompete and nonsolicitation covenants and confidentiality provisions. See "Risk Factors--Dependence on Key Personnel."

INVESTMENT BY MANAGEMENT AND STOCK OPTION PLAN

  In connection with the Acquisition, Messrs. Ross, Smith, Jarvis and Anderson and certain other management members of the Company acquired the equivalent of approximately 7.6% of the Company's Common Stock outstanding immediately after the Acquisition. On December 29, 1997 the Company adopted the Tuesday Morning Corporation 1997 Long-Term Equity Incentive Plan under which options may be granted to key employees covering up to 10% of the Company's fully diluted common equity. Mr. Smith has been granted options under the new plan covering 3% of such common equity. See "Certain Transactions."

                             CERTAIN TRANSACTIONS

  Since 1994, Lloyd L. Ross, an executive officer and a director of the Company, borrowed funds from the Company from time to time. Mr. Ross's borrowings, which bore interest at the prime rate, had a balance, including accrued interest, of approximately $3,450,000 as of the Closing. In 1992, Jerry M. Smith, an executive officer and a director of the Company, received a loan for the purchase of Company stock which, including accrued interest, had a balance of approximately $189,500 as of the Closing. Mr. Smith's loan also bore interest at the prime rate. On December 29, 1997 the maturity date of each such loan was extended to the seventh anniversary of the Closing except in certain circumstances described below. In addition, the interest rate of each such loan was changed, as of the Closing, from the prime rate of interest to the mid-term applicable federal rate as defined in Internal Revenue Code
Section 1274(d).

  In order to effect the Acquisition, the Company entered into a merger agreement (the "Merger Agreement") with Madison Dearborn Partners II, L.P., a Delaware limited partnership ("MDP"), and its wholly owned subsidiary, Tuesday Morning Acquisition Corp. ("Merger Sub"), pursuant to which Merger Sub merged with and into the Company and the Company became the surviving corporation (the "Merger"). Prior to the Merger, MDP assigned its rights and interests under the Merger Agreement to its affiliate, Madison Dearborn.

  In the Acquisition, Messrs. Ross and Smith, together with Mark E. Jarvis and
G. Michael Anderson, each an executive officer of the Company, and certain other members of the Company's management (the

"Management Group") invested, in the aggregate, $7.5 million in shares of junior preferred stock and Common Stock of the Company. Prior to the Merger, the Management Group contributed shares of the Company's common stock to Merger Sub in the following amounts: approximately $5.5 million in the case of Mr. Ross, approximately $1.3 million in the case of Mr. Smith and a total of approximately $0.7 million from the other members of the Management Group. Members of the Management Group exercised stock options to the extent that they did not already own shares necessary to obtain the shares to be contributed.

  In the Merger, Mr. Ross's ownership position in the Merger Sub was converted into shares of the Company's Common Stock (representing approximately 5.5% of the total outstanding immediately after the Acquisition) and approximately $5.2 million liquidation value of the Company's Junior Redeemable Preferred Stock (as defined). See "Description of Junior Preferred Stock." On December 29, 1997 Mr. Ross entered into a Term Put Agreement with the Company and Madison Dearborn which provides him with the right, 24 months after the Closing, to put his Junior Redeemable Preferred Stock to the Company or Madison Dearborn for an amount equal to liquidation value plus any accrued but unpaid dividends. In the event that Mr. Ross exercises the put, he will be required to transfer his shares of the Company's Common Stock to the Company or Madison Dearborn, as the case may be, for no additional consideration and his loan will become due and payable to the Company or Madison Dearborn, as the case may be, at such time. Mr. Ross's loan will also become due and payable at such time when the Company exercises its option to redeem his shares of the Junior Redeemable Preferred Stock.

  In the Merger, Mr. Smith's ownership position in the Merger Sub was converted into shares of the Company's Common Stock (representing approximately 1.3% of the total outstanding immediately after the Acquisition) and approximately $1.2 million liquidation value of the Junior Perpetual Preferred Stock (as defined). On December 29, 1997 Mr. Smith entered into an Employment Put Agreement with the Company which provides him with the right to require the Company to repurchase approximately 76% of the shares of Common Stock and Junior Perpetual Preferred Stock held by him (i) at any time on or after December 31, 2000 or (ii) prior to December 31, 2000 under certain circumstances, including the termination of his employment without cause and his death, permanent disability or incapacity. Under Mr. Smith's Employment Put Agreement, the Company will have the option to pay the purchase price for Mr. Smith's securities 25% in cash and 75% by the issuance of a subordinated promissory note payable in three equal annual installments, subject to corporate law restrictions and restrictions contained in the Senior Credit Facility, the Indenture, the Certificate of Designation and the Exchange Indenture.

  In the Merger, the ownership position in the Merger Sub of the rest of the Management Group, including those of Messrs. Jarvis and Anderson, was converted into shares of the Company's Common Stock and Junior Perpetual Preferred Stock. The Common Stock received by such members of the Company's management represented approximately 0.7% of the total outstanding immediately after the Acquisition. They also received shares of Junior Perpetual Preferred Stock having liquidation values, in the aggregate, of $0.7 million. See "Description of Junior Preferred Stock."

  As a result of the transactions described above, following the Acquisition, the Management Group owned, in the aggregate, approximately $5.2 million liquidation value of the Junior Redeemable Preferred Stock, $1.9 million liquidation value of the Junior Perpetual Preferred Stock and approximately 7.6% of the Company's Common Stock outstanding immediately after the Acquisition.

  Madison Dearborn acquired a number of shares representing approximately 85.8% of the Company's Common Stock outstanding immediately after the Acquisition (approximately 77.2% on a fully diluted basis) and approximately $80.8 million liquidation value of the Junior Redeemable Preferred Stock of the Company for an aggregate purchase price of $85.4 million. Madison Dearborn renders certain management and advisory services to the Company for which it receives from the Company a fee in the amount of $350,000 per year.

  During 1996, the Company paid to Saunders, Lubinski and White approximately $11 million for media, advertising and production services. Mr Saunders, a director of the Company since December 1996, was an officer of Saunders, Lubinski and White. He has ceased to be affiliated with such firm since January 1, 1997.

  In connection with the Acquisition, Madison Dearborn, the Management Group and the Company entered into a Stockholders Agreement which provides for, among other things, certain restrictions on the transfer of the Junior Redeemable Preferred Stock, the Junior Perpetual Stock and the Common Stock held by the Management Group (collectively, the "Management Shares"), the right of the Company to sell or cause to be sold all or a portion of the Management Shares in connection with a sale of the Company, the right of the Company to repurchase the Management Shares of any member of the Management Group upon the termination of such member for cause, certain rights by the Management Group to participate in certain sales of Common Stock by Madison Dearborn under certain circumstances, certain demand registration rights in favor of Madison Dearborn by which it may cause the Company to register all or part of the Common Stock held by it under the Securities Act, and certain "piggyback" registration rights in favor of Madison Dearborn and the Management Group.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of December 31, 1997 by each person who beneficially owns more than five percent of such Common Stock and by the directors and executive officers of the Company.

                                                                BENEFICIAL
                                                               OWNERSHIP(A)
                                                           --------------------
                                                           NUMBER OF PERCENT OF
NAME OF BENEFICIAL OWNER                                    SHARES     SHARES
------------------------                                   --------- ----------
Madison Dearborn Capital Partners II, L.P................. 3,216,482    85.8%
 Three First National Plaza
 Chicago, IL 60602
Lloyd L. Ross (b).........................................   207,149     5.5%
Jerry M. Smith............................................    56,377     1.5%
Mark E. Jarvis............................................     5,650       *
G. Michael Anderson.......................................     1,883       *
Benjamin D. Chereskin (c).................................       --       --
William J. Hunckler, III (c)..............................       --       --
Robin P. Selati (c).......................................       --       --
All directors and executive officers as a group (7
 persons).................................................   271,059     7.2%

--------
*  Denotes ownership of less than 1.0%.
(a) "Beneficial ownership" generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security. Unless otherwise indicated, the Company believes that each shareholder has sole voting and investment power with regard to the shares listed as beneficially owned.
(b) The address of Mr. Lloyd is the address of the Company.
(c) Messrs. Chereskin, Hunckler and Selati are principals of Madison Dearborn Partners, Inc., the general partner of Madison Dearborn Partners, L.P., the general partner of Madison Dearborn Capital Partners II, L.P., and therefore may be deemed to beneficially own the shares owned by Madison Dearborn Capital Partners II, L.P.

                   DESCRIPTION OF THE SENIOR CREDIT FACILITY

  As of the Closing, the Company entered into the Senior Credit Facility with the various lenders thereunder (collectively, the "Lenders"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as arranger and syndication agent, the Subsidiary Guarantors and Fleet National Bank, as administrative agent (the "Agent"). The following is a summary description of the principal terms of the Senior Credit Facility. The description set forth below does not purport to be complete and is qualified in its entirety by reference to the agreements setting forth the principal terms and conditions of the Senior Credit Facility, which are available upon request from the Company.

  Structure. The Senior Credit Facility consists of (a) Term Loans in an aggregate principal amount of $110.0 million (consisting of $40.0 million in Term Loan A loans and $70.0 million in Term Loan B loans) and (b) a Revolving Credit Facility providing for revolving loans to the Company (including a sublimit for letters of credit) in an aggregate principal amount at any time not to exceed the lesser of: (i) $90.0 million and (ii) the Company's borrowing base described below. The Revolving Credit Facility may be increased to $115.0 million subject to certain restrictions in the Senior Credit Facility and the Indenture.

  The entire amount of the Term Loans were borrowed under the Senior Credit Facility as of the Closing. No amounts were initially borrowed under the Revolving Credit Facility. The Revolving Credit Facility may be utilized to fund the Company's working capital requirements, including issuance of stand-by and trade letters of credit and for other general corporate purposes.

  The borrowing base under the Revolving Credit Facility is up to 50% (60% during the months of July through October) of the Company's eligible inventory. Eligible inventory does not include obsolete inventory and certain other items.

  Availability. The Revolving Credit Facility is available at any time until the fifth anniversary of the Closing subject to the fulfillment of customary conditions precedent, including the absence of a default under the Senior Credit Facility and compliance with the borrowing base limitation described above.

  Security; Guarantees. The Company's obligations under the Senior Credit Facility are guaranteed by each existing and subsequently acquired or organized subsidiary of the Company, subject to certain exceptions. The Senior Credit Facility and the guarantees thereof are secured by a perfected first priority security interest in all substantial tangible and intangible assets of the Company and the guarantors and proceeds thereof, subject to certain permitted liens.

  Interest; Maturity. Borrowings under the Senior Credit Facility bear interest, payable quarterly (or at the end of each shorter interest period in the case of LIBOR loans), at a rate per annum equal (at the Company's option) to: (i) LIBOR plus an applicable margin or (ii) an alternate base rate equal to the Agent's corporate base rate plus an applicable margin. Initially, the applicable LIBOR-margin is 2.5% per annum for the Revolving Credit Facility and the Term Loan A loans and 3.0% per annum for the Term Loan B loans and 1.0% per annum less in each case for alternate base rate loans. The applicable margins vary depending upon the Company's leverage ratio. The Term Loan A loans and the Revolving Credit Facility mature on the fifth anniversary of the Closing and the Term Loan B loans mature on the seventh anniversary. The Term Loans are required to be repaid, subject to certain exceptions, with: 75% of annual Excess Cash Flows (as defined) (such percentage to decline if a target ratio of total senior debt to EBITDA is achieved); 100% of the net proceeds of certain asset sales, insurance recoveries, debt incurrences and sale leasebacks over certain thresholds; and 50% of the net proceeds of public and private equity offerings and capital contributions.

  Fees. The Company is required to pay to the Lenders, on a quarterly basis, a commitment fee equal to 1/2 of 1% per annum on the undrawn portion of the Revolving Credit Facility, and is required to pay to the Agent an annual agency fee. The commitment fee varies depending on the Company's leverage ratio. The Company is also obligated to pay (i) a per annum letter of credit fee equal to the applicable LIBOR-margin for the Revolving

Credit Facility on the aggregate undrawn amount of outstanding letters of credit and (ii) an issuing fee for the letter of credit issuing bank equal to 1/4 of 1% per annum on the face amount of the letter of credit.

  Covenants. The Senior Credit Facility contains a number of covenants that, among other things, restrict the ability of the Company and its subsidiaries to incur additional indebtedness, create liens and give further negative pledges, make investments or loans or enter into joint ventures, create guarantees and other contingent obligations, pay dividends on or redeem or repurchase equity interests, merge, acquire other businesses, sell subsidiary stock, make capital expenditures, enter into sale leasebacks, sell or discount receivables, engage in certain transactions with affiliates, change its business, amend the Indenture or other material agreements, create subsidiaries and prepay other debt, including the Notes. In addition, the Senior Credit Facility requires that the Company comply with specified ratios and tests, including minimum interest coverage and fixed charge coverage ratios, minimum trailing four quarter EBITDA and a maximum ratio of total debt to trailing four quarter EBITDA.

  Events of Default. The Senior Credit Facility contains customary events of default, including non-payment of principal, interest or fees, material inaccuracy of representations and warranties, violation of covenants, cross-default and cross-acceleration to certain other indebtedness, certain events of bankruptcy and insolvency, certain events under the Employee Retirement Income Security Act of 1974, as amended, material judgments, actual or asserted invalidity of any guarantee or security interest and a change of control in certain circumstances as set forth therein.

                       DESCRIPTION OF THE EXCHANGE NOTES

  The Exchange Notes offered hereby will be issued as a separate series under the Indenture. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The Old Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes." Any descriptions of the Notes presented in the future tense shall refer to the Exchange Notes, where appropriate.

  The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. For definitions of certain capitalized terms used in the following summary, see "--Certain Definitions."

GENERAL

  The Notes will mature on December 15, 2007, will be limited to $100,000,000 aggregate principal amount and will be unsecured senior subordinated obligations of the Company. Each Note will bear interest at the rate set forth on the cover page hereof from December 29, 1997 or from the most recent interest payment date to which interest has been paid or duly provided for, payable on June 15, 1998 and semiannually thereafter on June 15 and December 15 in each year until the principal thereof is paid or duly provided for to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the June 1 or December 1 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable (subject to compliance with transfer restrictions imposed by applicable securities laws for so long as the Notes are not registered for resale under the Securities Act), at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the corporate trust office of the Trustee); provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the security register. The Notes will be issued only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

OPTIONAL REDEMPTION

  The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after December 15, 2002 at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued interest, if any, to the date of redemption, if redeemed during the 12-month period beginning on December 15 of the years indicated below (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date):

                                                   REDEMPTION
           YEAR                                      PRICE
           ----                                    ----------
           2002...................................   105.50%
           2003...................................   103.67%
           2004...................................   101.83%
           2005 and thereafter....................   100.00%

  In addition, at any time prior to December 15, 2000, the Company may redeem up to 35% of the aggregate principal amount of the Notes within 20 days of one or more Public Equity Offerings with the net proceeds of such offering at a redemption price equal to 111% of the principal amount thereof, together with accrued interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); provided that, after giving effect to any such redemption, at least $65 million aggregate principal amount of the Notes remains outstanding.

  If less than all the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 60 days prior to the redemption date by the Trustee by such method as the Trustee will deem fair and appropriate; provided, however, that no such partial redemption will reduce the principal amount of a Note not redeemed to less than $1,000. Notice of redemption will be mailed, first-class postage prepaid, at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption and accepted for payment.

SINKING FUND

  The Notes will not be entitled to the benefit of any sinking fund.

NOTE GUARANTEES

  Payment of the principal of, premium, if any, and interest on the Notes, when and as the same become due and payable (whether at Stated Maturity or on a redemption date, or pursuant to a Change in Control Purchase Offer or an Excess Proceeds Offer, and whether by declaration of acceleration, call for redemption or otherwise), are guaranteed, jointly and severally, on an unsecured senior subordinated basis by the Subsidiary Guarantors. The Indenture provides that the obligations of each Subsidiary Guarantor under its Note Guarantee are limited so as not to constitute a fraudulent conveyance under applicable laws.

  The Subsidiary Guarantors are, as of the date of this Prospectus, TMI Holdings, Inc., Tuesday Morning, Inc., Friday Morning, Inc. and TMIL Corporation, all of the Company's Subsidiaries. Under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries are not subject to the restrictive covenants set forth in the Indenture. The Indenture requires that each Restricted Subsidiary organized within the United States and certain other Restricted Subsidiaries issue an Note Guarantee.

  The Indenture provides further that, so long as no Default exists or would exist, the Note Guarantee issued by any Subsidiary Guarantor shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer to any Person that is not an Affiliate of the Company of all of the Company's Capital Stock in, or all or substantially all the assets of, such Subsidiary Guarantor (which transaction is otherwise in compliance with the Indenture, including, without limitation, the provisions of "-- Certain Covenants--Limitation on Sale of Assets" and "--Limitation on Issuances and Sales of Capital Stock of Subsidiaries").

RANKING

  The payment of the principal of, premium, if any, and interest on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness whether outstanding on the date of the Indenture or thereafter incurred.

  In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially as an entirety upon the terms and conditions described under "Consolidation, Merger and Sale of Assets" below), the holders of Senior Indebtedness are entitled to receive payment in full in cash or cash equivalents of all Senior Indebtedness, or provision shall be made for such payment in full, before the holders of

Notes will be entitled to receive any payment or distribution of any kind or character (other than any payment or distribution in the form of equity securities or subordinated securities of the Company or any successor obligor that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to at least the same extent as the Notes are so subordinated (such equity securities or subordinated securities hereinafter being "Permitted Junior Securities") and any payment made pursuant to the provisions described under "--Certain Covenants--Defeasance or Covenant Defeasance of Indenture" from monies or U.S. Government Obligations previously deposited with the Trustee) on account of principal of, or premium, if any, or interest on the Notes; and any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Junior Securities and payments made pursuant to the provisions described under "--Certain Covenants--Defeasance or Covenant Defeasance of Indenture" from monies or U.S. Government Obligations previously deposited with the Trustee), by set-off or otherwise, to which the holders of the Notes or the Trustee would be entitled but for the provisions of the Indenture shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

  No payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities and payments made pursuant to the provisions described under "--Certain Covenants--Defeasance or Covenant Defeasance of Indenture" from monies or U.S. Government Obligations previously deposited with the Trustee), may be made by or on behalf of the Company on account of principal of, premium, if any, or interest on the Notes or on account of the purchase, redemption or other acquisition of Notes upon the occurrence of any default in payment (whether at stated maturity, upon scheduled installment, by acceleration or otherwise) of principal of, premium, if any, or interest on Designated Senior Indebtedness (as defined below) (a "Payment Default") until such Payment Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents.

  No payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities and payments made pursuant to the provisions described under "--Certain Covenant--Defeasance or Covenant Defeasance of Indenture" from monies or U.S. Government Obligations previously deposited with the Trustee), may be made by or on behalf of the Company on account of principal of, premium, if any, or interest on the Notes or on account of the purchase, redemption or other acquisition of Notes for the period specified below (a "Payment Blockage Period") upon the occurrence of any default or event of default with respect to any Designated Senior Indebtedness other than any Payment Default pursuant to which the maturity thereof may be accelerated (a "Non-Payment Default") and receipt by the Trustee of written notice thereof from the trustee or other representative of holders of Designated Senior Indebtedness.

  The Payment Blockage Period will commence upon the date of receipt by the Trustee of written notice from the trustee or such other representative of the holders of the Designated Senior Indebtedness in respect of which the Non-Payment Default exists and shall end on the earliest of (i) 179 days thereafter (provided that any Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated), (ii) the date on which such Non-Payment Default is cured, waived or ceases to exist or such Designated Senior Indebtedness is discharged or paid in full in cash or cash equivalents or (iii) the date on which such Payment Blockage Period shall have been terminated by written notice to the Trustee or the Company from the trustee or such other representative initiating such Payment Blockage Period, after which the Company will resume making any and all required payments in respect of the Notes, including any missed payments. In any event, not more than one Payment Blockage Period may be commenced during any period of 360 consecutive days. No event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be made, the basis for the commencement of a subsequent Payment Blockage Period, unless such default has been cured or waived for a period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Period.

  In the event that, notwithstanding the provisions of the preceding four paragraphs, any payment shall be made to the Trustee (and not paid over to the holders of the Notes) which is prohibited by such provisions, then and in such event such payment shall be paid over and delivered by such Trustee to the trustee and any other representative of holders of Designated Senior Indebtedness, as their interests may appear, for application to Designated Senior Indebtedness. After all Senior Indebtedness is paid in full and until the Notes are paid in full, holders of the Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holders of the Notes have been applied to the payment of Senior Indebtedness.

  Failure by the Company to make any required payment in respect of the Notes when due or within any applicable grace period, whether or not occurring during a Payment Blockage Period, will result in an Event of Default and, thereafter, holders of the Notes will have the right to accelerate the maturity thereof. See "--Events of Default."

  By reason of such subordination, in the event of liquidation, receivership, reorganization or insolvency of the Company, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and assets which would otherwise be available to pay obligations in respect of the Notes will be available only after all Senior Indebtedness has been paid in full in cash or cash equivalents, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes.

  Each Note Guarantee will be an unsecured senior subordinated obligation of the respective Subsidiary Guarantor issuing such Note Guarantee, ranking pari passu with all other existing and future senior subordinated indebtedness of such Subsidiary Guarantor, if any. The Indebtedness evidenced by each such Note Guarantee will be subordinated on the same basis to the Guarantor Senior Indebtedness as the Notes are subordinated to Senior Indebtedness.

  "Senior Indebtedness" means (i) all obligations of the Company, now or hereafter existing, under or in respect of the Senior Credit Agreement, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, premiums, expenses and indemnities) and (ii) the principal of, premium, if any, and interest on all other Indebtedness of the Company (other than the Notes), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Notes, (ii) Indebtedness of the Company that is expressly subordinated in right of payment to any Senior Indebtedness of the Company or the Notes, (iii) Indebtedness of the Company that by operation of law is subordinate to any general unsecured obligations of the Company, (iv) Indebtedness of the Company to the extent incurred in violation of any covenant prohibiting the incurrence of Indebtedness under the Indenture, (v) any liability for federal, state or local taxes or other taxes, owed or owing by the Company, (vi) trade account payables owed or owing by the Company, (vii) amounts owed by the Company for compensation to employees or for services rendered to the Company, (viii) Indebtedness of the Company to any Restricted Subsidiary or any other Affiliate of the Company, (ix) Redeemable Capital Stock of the Company and (x) Indebtedness which when incurred and without respect to any election under
Section 1111(b) of Title 11 of the United States Code is without recourse to the Company or any Restricted Subsidiary.

  "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Senior Credit Agreement and (ii) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding of at least $25 million and that has been specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

  "Guarantor Senior Indebtedness" of a Subsidiary Guarantor means Indebtedness of such Subsidiary Guarantor consisting of (i) a guarantee of any Senior Indebtedness under the Senior Credit Agreement or any other Senior Indebtedness and (ii) the principal of, premium, if any, and interest on all other Indebtedness of such Subsidiary Guarantor (other than the Note Guarantee issued by such Subsidiary Guarantor), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness shall not be senior in right of payment to such Note Guarantee. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" of a Subsidiary Guarantor shall not include (i) Indebtedness evidenced by the Note Guarantee of such Subsidiary Guarantor, (ii) Indebtedness of such Subsidiary Guarantor that is expressly subordinated in right of payment to any Guarantor Senior Indebtedness of such Subsidiary Guarantor, (iii) Indebtedness of such Subsidiary Guarantor that by operation of law is subordinate to any general unsecured obligations of such Subsidiary Guarantor, (iv) Indebtedness of such Subsidiary Guarantor to the extent incurred in violation of any covenant of the Indenture, (v) any liability for federal, state or local taxes or other taxes, owed or owing by such Subsidiary Guarantor, (vi) trade account payables owed or owing by such Subsidiary Guarantor, (vii) amounts owed by such Subsidiary Guarantor for compensation to employees or for services rendered to such Subsidiary Guarantor, (viii) Indebtedness of such Subsidiary Guarantor to any Affiliate of the Company, (ix) Redeemable Capital Stock of such Subsidiary Guarantor and (x) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code is without recourse to such Subsidiary Guarantor or any Subsidiary.

CERTAIN COVENANTS

  The Indenture contains the following covenants, among others:

  Limitation on Indebtedness. The Company will not, and will not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness; provided, however, that the Company and any Subsidiary Guarantor may incur Indebtedness (including Acquired Indebtedness) if at the time of such incurrence the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness for which internal financial statements are available, taken as one period (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired on the first day of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period) and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred on the first day of such four-quarter period), would have been at least equal to 2.0 to 1.0.

  Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

    (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or in options, warrants or other rights to acquire such shares of Qualified Capital Stock);

    (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock of the Company or any Affiliate of the Company or any options, warrants or other rights to acquire such shares of Capital Stock (other than such options, warrants or rights owned by the Company or a wholly owned Restricted Subsidiary);

    (iii) declare or pay any dividend on, or make any distribution to holders of, any shares of Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or any of its wholly owned Restricted Subsidiaries or to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis);

    (iv) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness of the Company or any Subsidiary Guarantor; or

    (v) make any Investment (other than any Permitted Investment) in any Person

(such payments or other actions described in (but not excluded from) clauses
(i) through (v) are collectively referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), (1) no Default or Event of Default shall have occurred and be continuing, (2) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Indebtedness" covenant and (3) the aggregate amount of all Restricted Payments declared or made after the date of the Indenture shall not exceed the sum of:

    (A) 50% of the Consolidated Adjusted Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company's first fiscal quarter after the date of the Indenture and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjusted Net Income shall be a loss, minus 100% of such loss), plus

    (B) the aggregate net cash proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any Restricted Subsidiary) of shares of Qualified Capital Stock of the Company (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of Qualified Capital Stock of the Company, plus

    (C) the aggregate net cash proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any Restricted Subsidiary) of debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, to the extent such securities were originally sold for cash, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange, plus

    (D) to the extent that any Investment constituting a Restricted Payment that was made after the date of the Indenture is sold or is otherwise liquidated or repaid, an amount (to the extent not included in Consolidated Adjusted Net Income) equal to the sum of (I) the lesser of (x) the cash proceeds with respect to such Investment (less the cost of the disposition of such Investment and net of taxes) and (y) the initial amount of such Investment, and (II) with respect solely to any Restricted Payment to be made pursuant to clause (v) of this paragraph (a), the cash proceeds with respect to such Investment (less the cost of the disposition of such Investment and net of taxes) in excess of the amount in (I), plus

    (E) $5 million.

  (b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as (with respect to clauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) below) at the time of and after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

    (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration the payment of such dividend would have complied with the provisions of paragraph (a) above;

    (ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of, shares of Qualified Capital Stock of the Company;

    (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of, shares of Qualified Capital Stock of the Company;

    (iv) the purchase of any Indebtedness that is expressly subordinated in right of payment to the Notes at a purchase price not greater than 101% of the principal amount thereof in the event of a Change in Control in accordance with provisions similar to the "Purchase of Notes upon a Change in Control" covenant; provided that prior to such purchase the Company has made the Change in Control Offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change in Control Offer;

    (v) the repurchase, redemption or other acquisition or retirement for value of shares of Management Stock; provided that (1) the Company is required, by the terms of written agreements between the Company and each of Lloyd L. Ross and Jerry M. Smith as in effect on the Issuance Date, to effect such purchase, redemption or other acquisition or retirement for value of such shares and (2) the aggregate consideration paid by the Company for such shares so purchased, redeemed or otherwise acquired or retired for value does not exceed $25.0 million in the aggregate;

    (vi) the repurchase, redemption or other acquisition or retirement for value of shares of Capital Stock of the Company from employees who have died (or their estates or beneficiaries) or whose employment has been terminated; provided that such payment shall not exceed $1.5 million in any twelve month period, excluding any amounts used to repurchase, redeem, acquire or retire for value shares of Capital Stock of the Company pursuant to clause (v) above;

    (vii) repurchases of Capital Stock of the Company (or warrants or options convertible into or exchangeable for such Capital Stock) deemed to occur upon exercise of stock options to the extent that shares of such Capital Stock (or warrants or options convertible into or exchangeable for such Capital Stock) represent a portion of the exercise price of such options;

    (viii) the issuance by the Company of shares of Preferred Stock as dividends paid in kind on the Preferred Stock of the Company outstanding on the Issuance Date or on shares of Preferred Stock so issued as payment in kind dividends, such dividends made pursuant to the terms of the Certificate of Designation for such Preferred Stock as in effect on the Issuance Date;

    (ix) the issuance by the Company of Exchange Debentures in exchange for Senior Exchangeable Preferred Stock; and

    (x) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Restricted Subsidiary) of, new Subordinated Indebtedness so long as (A) the principal amount of such new Subordinated Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus either the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness being refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus, in either case, the amount of reasonable expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Indebtedness is pari passu or subordinated, as applicable, to the Notes to the same extent as such Indebtedness so purchased, redeemed, defeased, acquired or retired and (C) such new Indebtedness has an Average Life longer than the Average Life of the Notes and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Notes.

  The actions described in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) above and the actions described in clauses (viii), (ix) and (x) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a).

  (c) Notwithstanding the foregoing, the Company will not, and will not permit any Restricted Subsidiary to, pay any cash dividends on any shares of Capital Stock of the Company which shall rank junior to the Senior Exchangeable Preferred Stock until such time as the Notes have received a rating from Moody's of at least "B1" or higher.

  Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries. The Company (i) will not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Company or a wholly owned Restricted Subsidiary) and (ii) will not permit any Person (other than the Company or a wholly owned Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary; provided, however, that this covenant shall not prohibit (A) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company or any of its Restricted Subsidiaries in compliance with the other provisions of the Indenture, (B) the ownership by other Persons of Qualified Capital Stock (other than Preferred Stock) issued prior to the time such Restricted Subsidiary became a Subsidiary of the Company that was neither issued in contemplation of such Subsidiary becoming a Subsidiary nor acquired at that time or (C) the ownership by directors of director's qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law.

  Limitation on Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary (other than the Company or a Restricted Subsidiary) (collectively, "Interested Persons"), unless (i) such transaction or series of transactions are on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would have been able to be obtained in an arm's-length transaction with third parties that are not Interested Persons, (ii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $1.0 million, the Company has delivered an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above and (iii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $5.0 million, such transaction or series of related transactions (x) has been approved by the Board of Directors of the Company (including a majority of the Disinterested Directors of the Company) or (y) the Company has obtained a written opinion from a nationally recognized investment banking or valuation firm certifying that such transaction or series of related transactions is fair to the Company or its Restricted Subsidiary, as the case may be, from a financial point of view; provided, however, that this covenant will not restrict (1) the Company from paying reasonable and customary regular compensation and fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary, (2) the payment of management fees to Permitted Holders in an aggregate amount not to exceed $500,000 per year, (3) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary in the ordinary course of business in accordance with the past practices of the Company or any Restricted Subsidiary not to exceed $3.0 million in the aggregate outstanding at any time, (4) any transactions made in compliance with the "Limitation on Restricted Payments" covenant, (5) the issuance and sale of Qualified Capital Stock of the Company to Persons who are stockholders of the Company at the time of such issuance and sale and (6) the performance of any written agreement as in effect on the date of the Indenture and as amended from time to time, provided that any such amendment is not less favorable in any material respect to the Company or any Restricted Subsidiary than the terms of such agreement as in effect on the date of the Indenture.

  Limitation on Liens. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Pari Passu Indebtedness or Subordinated

Indebtedness of the Company on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Pari Passu Indebtedness of the Company, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to or pari passu with such Lien and (y) in the case of any Lien securing Subordinated Indebtedness of the Company, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien.

  (b) The Company will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Pari Passu Indebtedness or Subordinated Indebtedness of such Restricted Subsidiary on or with respect to any such Restricted Subsidiary's properties or assets, including any shares of stock or Indebtedness of any Subsidiary of such Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Pari Passu Indebtedness of the Restricted Subsidiary, such Note Guarantee is secured by a Lien on such property, assets or proceeds that is senior in priority to or pari passu with such Lien and (y) in the case of any Lien securing Subordinated Indebtedness of the Restricted Subsidiary, such Note Guarantee is secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien.

  Purchase of Notes upon a Change in Control. If a Change in Control shall occur at any time, then each holder of Notes will have the right to require that the Company purchase such holder's Notes, in whole or in part in integral multiples of $1,000, at a purchase price (the "Change in Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase (the "Change in Control Purchase Date"), pursuant to the offer described below (the "Change in Control Offer") and the other procedures set forth in the Indenture.

  Within 30 days following any Change in Control, the Company shall notify the Trustee thereof and give written notice of such Change in Control to each holder of Notes by first-class mail, postage prepaid, at the address of such holder appearing in the security register, stating, among other things, (i) the Change in Control Purchase Price and the Change in Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 75 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (ii) that any Note not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the Change in Control Purchase Price, any Notes accepted for payment pursuant to the Change in Control Offer shall cease to accrue interest after the Change in Control Purchase Date; and (iv) certain procedures that a holder of Notes must follow to accept a Change in Control Offer or to withdraw such acceptance.

  If a Change in Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change in Control Purchase Price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change in Control Offer. The failure of the Company to make or consummate the Change in Control Offer or pay the Change in Control Purchase Price when due would result in an Event of Default and would give the Trustee and the holders of the Notes the rights described under "-- Events of Default."

  One of the events which constitutes a Change in Control under the Indenture is the disposition of "all or substantially all" of the Company's assets. This term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event holders of the Notes elect to require the Company to purchase the Notes and the Company elects to contest such election, there can be no assurance as to how a court interpreting New York law would interpret the phrase.

  The existence of a holder's right to require the Company to purchase such holder's Notes upon a Change in Control may deter a third party from acquiring the Company in a transaction that constitutes a Change in Control.

  The Company will comply with the applicable tender offer rules, including Rule 14e-l under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change in Control Offer.

  The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under the Senior Credit Agreement or under Indebtedness as in effect on the date of the Indenture) that would materially impair the ability of the Company to make a Change in Control Offer to purchase the Notes or, if such Change in Control Offer is made, to pay for the Notes tendered for purchase.

  Prior to making a Change in Control Offer the Company shall be required to have terminated all commitments and repaid in full all Indebtedness under the Senior Credit Agreement and or to have obtained the requisite consents under the Senior Credit Agreement to permit the purchase of the Notes as provided for under this covenant. Failure to mail the notice on the date specified below or to have satisfied the foregoing condition precedent by the date that the notice is required to be mailed would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would likely restrict payments to the holders of the Notes.

  The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under the Senior Credit Agreement or under Indebtedness as in effect on the date of the Indenture) that would materially impair the ability of the Company to make a Change in Control Offer to purchase the Notes or, if such Change in Control Offer is made, to pay for the Notes tendered for purchase.

  Limitation on Sale of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) at least 75% of such consideration consists of cash or Cash Equivalents. The amount of any (I) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor or any Senior Indebtedness of the Company or any Subsidiary Guarantor that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries (excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale) and (II) notes or other similar obligations received by the Company or any Restricted Subsidiary from such transferee that are converted, sold or exchanged within 30 days of the related Asset Sale by the Company or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

  (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may use the Net Cash Proceeds thereof, within 12 months after such Asset Sale, to (i) permanently repay or prepay any then outstanding Senior Indebtedness of the Company or any Restricted Subsidiary (and to correspondingly reduce commitments with respect thereto) or (ii) invest (or enter into a legally binding agreement to invest) in other properties or assets to replace the properties or assets that were the subject of the Asset Sale or in properties and assets that will be used in businesses of the Company or its Restricted Subsidiaries, as the case may be, existing at the time such assets are sold. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds."

  (c) When the aggregate amount of Excess Proceeds exceeds $10 million, the Company shall, within 30 Business Days, make an offer to purchase (an "Excess Proceeds Offer") from all holders of Notes, on a pro rata basis, in accordance with the procedures set forth below, the maximum principal amount (expressed as an integral multiple of $1,000) of Notes that may be purchased with the Excess Proceeds. The offer price as to each Note shall be payable in cash in an amount equal to 100% of the principal amount of such Note plus accrued interest, if any, to the date such Excess Proceeds Offer is consummated. To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such deficiency for any lawful purposes. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Exceeds Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

  Limitation on Guarantees of Indebtedness by Restricted Subsidiaries. (a) The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company unless (i) (A) if such Restricted Subsidiary is not a Subsidiary Guarantor, such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture, in form satisfactory to the Trustee, providing for a guarantee of the Notes by such Restricted Subsidiary and delivers to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of the Indenture and (B) with respect to any guarantee by a Restricted Subsidiary of Subordinated Indebtedness of the Company, any such guarantee shall be subordinated to such Restricted Subsidiary's Note Guarantee at least to the same extent as such guaranteed Indebtedness is subordinated to the Notes and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Note Guarantee.

  (b) Notwithstanding the foregoing, any guarantee of the Notes created pursuant to the provisions described in the foregoing paragraph (a) will provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Company's Capital Stock in, or all or substantially all the assets of, the applicable Subsidiary Guarantor (which sale, exchange or transfer is otherwise in compliance with the Indenture) or (ii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the Indenture.

  Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary, (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary (other than customary restrictions on transfers of property subject to a Lien permitted under the Indenture that would not materially adversely affect the Company's ability to satisfy its obligations under the Notes and the Indenture) or (e) guarantee any Indebtedness of the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary provisions restricting subletting or assignment of any lease or assignment of any other contract to which the Company or any Restricted Subsidiary is a party or to which any of their respective properties or assets are subject,
(iii) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (iv) encumbrances and restrictions in effect on the Issuance Date pursuant to the Senior Credit Facility and its related documentation, (v) any encumbrance or restriction contained in contracts for sales of assets permitted by the "Limitation on Sale of Assets" covenant with respect to the assets to be sold pursuant to such contract and (vi) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (iii) and (iv); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the Notes than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

  Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction with respect to any property or assets (whether now owned or hereafter acquired), unless (i) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and the Company complies with the "Limitation on Sale of Assets" covenant and (ii) the Company or such Restricted Subsidiary would be permitted to incur Indebtedness under the "Limitation on Indebtedness" covenant in the amount of the Capitalized Lease Obligations incurred in respect of such Sale and Leaseback Transaction; provided, however, that the Company and its Restricted Subsidiaries will not be required to comply with this covenant with respect to the sale and leaseback of the Headquarters Facility.

  Limitation on Other Senior Subordinated Indebtedness. Neither the Company nor any Restricted Subsidiary will incur, create, assume, guarantee or in any other manner become directly or indirectly liable with respect to or responsible for, or permit to remain outstanding, any Indebtedness, other than the Notes, that is subordinate or junior in right of payment to any Senior Indebtedness unless such Indebtedness is also pari passu with, or subordinate in right of payment to, the Notes pursuant to subordination provisions substantially similar to those contained in the Indenture.

  Limitation on Unrestricted Subsidiaries. The Company will not make, and will not permit any of its Restricted Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the "Limitation on Restricted Payments" covenant. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (i) will be treated as the making of a Restricted Payment in calculating the amount of Restricted Payments made by the Company or a Restricted Subsidiary and (ii) may be made in cash or property.

  Reports. The Company will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company will also be required (a) to file with the Trustee, and provide to each holder of Notes, without cost to such holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required, and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective holder of Notes promptly upon written request.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company will not, in a single transaction or through a series of transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person or Persons or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or Persons, unless at the time and immediately after giving effect thereto (i) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis (the "Surviving Entity") (1) will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (2) will expressly assume, by a supplemental indenture in form reasonably satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture on the part of the Company to be performed or observed; (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing; (iii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of the "Limitation on Indebtedness" covenant; (iv) each Subsidiary Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Note Guarantee will apply to such Person's obligations under the Indenture and the Notes; and
(v) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of the "Limitation on Liens" covenant are complied with.

  In connection with any such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, the Company or the Surviving Entity shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

  Each Subsidiary Guarantor, if any (other than any Subsidiary whose Note Guarantee is being released pursuant to the provisions under "--Note Guarantees" or "--Certain Covenants--Limitation on Issuance of Guarantees of Indebtedness by Subsidiaries" as a result of such transaction), shall not, and the Company will not permit a Subsidiary Guarantor to, in a single transaction or through a series of related transactions, merge or consolidate with or into any other corporation or other entity (other than the Company or any Subsidiary Guarantor), or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets on a consolidated basis substantially as an entirety to any entity (other than the Company or any Subsidiary Guarantor) unless (i) either (a) such Subsidiary Guarantor shall be the continuing corporation or partnership or (b) the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of such Subsidiary Guarantor, as the case may be, shall be a corporation or partnership organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under the Notes and the Indenture;
(ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and (iii) such Subsidiary Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture.

  Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any Subsidiary Guarantor in accordance with the immediately preceding paragraphs, the successor Person formed by such consolidation or into which the Company or such Subsidiary Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor, as the case may be, under the Indenture and/or the Note Guarantees, as the case may be, with the same effect as if such successor had been named as the Company or such Subsidiary Guarantor, as the case may be, therein and/or in the Note Guarantees, as the case may be. When a successor assumes all the obligations of its predecessor under the Indenture, the

Notes or a Note Guarantee, as the case may be, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes or a Note Guarantee, as the case may be.

EVENTS OF DEFAULT

  The following are "Events of Default" under the Indenture:

    (i) default in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days;

    (ii) default in the payment of the principal of, or premium, if any, on any Note at its Maturity (upon acceleration, optional redemption, required purchase or otherwise);

    (iii) default in the performance, or breach, of the provisions described in "Consolidation, Merger and Sale of Assets," the failure to make or consummate a Change in Control Offer in accordance with the provisions of the "Purchase of Notes upon a Change in Control" covenant or the failure to make or consummate an Excess Proceeds Offer in accordance with the provisions of the "Limitation on Sale of Assets" covenant;

    (iv) default in the performance, or breach, of any covenant or warranty of the Company or any Subsidiary Guarantor contained in the Indenture or any Note Guarantee (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with in clauses (i),
  (ii) or (iii) above) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

    (v) (A) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company or any Restricted Subsidiary aggregating $10.0 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Indebtedness of the Company or any Restricted Subsidiary aggregating $10.0 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the stated maturity thereof;

    (vi) one or more final judgments or orders shall be rendered against the Company or any Restricted Subsidiary for the payment of money, either individually or in an aggregate amount, in excess of $10.0 million and shall not be discharged and either (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (B) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

    (vii) any Note Guarantee ceases to be in full force and effect or is declared null and void or any Subsidiary Guarantor denies that it has any further liability under any Note Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Note Guarantee in accordance with the Indenture); or

    (viii) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary.

  If an Event of Default (other than as specified in clause (viii) above) shall, occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may, and the Trustee, upon the written request of such holders, shall declare the principal of, premium, if any, and accrued interest on all of the outstanding Notes immediately due and payable; provided that so long as the Senior Credit Agreement shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than as specified in clause (viii) above with respect to the Company), any such acceleration shall not be effective until the earlier to occur of (x) five Business Days following delivery of a written notice of such acceleration of the Notes to the agent under the Senior Credit

Agreement and (y) the acceleration of any Indebtedness under the Senior Credit Agreement. Upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable. If an Event of Default specified in clause (viii) above occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

  At any time after a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest on all outstanding Notes, (ii) all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (iii) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes, (iv) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (b) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, or interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereon.

  The holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all the Notes, waive any past defaults under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

  If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each holder of the Notes notice of the Default or Event of Default within 10 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interests of the holders of the Notes.

  The Company is required to furnish to the Trustee annual and quarterly statements as to the performance by the Company and the Subsidiary Guarantors of their respective obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within five Business Days of the occurrence of any Default or Event of Default.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

  The Company may, at its option and at any time, elect to have the obligations of the Company, and any Subsidiary Guarantor upon the outstanding Notes discharged ("defeasance"). Such defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and to have satisfied all of its other obligations under such Notes and the Indenture insofar as such Notes are concerned, except for
(i) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Subsidiary Guarantor released with respect to certain covenants set forth in the Indenture, and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the Notes ("covenant defeasance").

  In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes, money in an amount, or U.S. Government Obligations which through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity (or upon redemption, if applicable) of such principal, premium, if any, or installment of interest; (ii) no Default or Event of Default will have occurred and be continuing on the date of such deposit or, insofar as an event of bankruptcy under clause (viii) of "Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit; (iii) such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound; (iv) in the case of defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since date of the final Prospectus, there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (v) in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (vi) in the case of defeasance or covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that
(A) the trust funds will not be subject to any rights of holders of Senior Indebtedness under the subordination provisions of the Indenture and (B) after the 91st day following the deposit or after the date such opinion is delivered, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes or any Note Guarantee over the other creditors of either the Company or any Guarantor with the intent of hindering, delaying or defrauding creditors of either the Company or any Subsidiary Guarantor; and (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

  The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in the Indenture) and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture when (a) either (i) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust with the Trustee or any paying agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be; (b) the Company has paid or caused to be paid all sums payable under the Indenture by the Company; and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

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

AMENDMENTS AND WAIVERS

  With certain exceptions, modifications and amendments of the Indenture may be made by a supplemental indenture entered into by the Company, the Subsidiary Guarantors and the Trustee with the consent of the holders of a majority in aggregate outstanding principal amount of the Notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:
(i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof, or premium, if any, or the rate of interest thereon or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date); (ii) amend, change or modify the obligation of the Company to make and consummate an Excess Proceeds Offer with respect to any Asset Sale in accordance with the "Limitation on Sale of Assets" covenant or the obligation of the Company to make and consummate a Change in Control Offer in the event of a Change in Control in accordance with the "Purchase of Notes Upon a Change in Control" covenant, including, in each case, amending, changing or modifying any definition relating thereto in any manner materially adverse to the holders of the Notes affected thereby; (iii) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any such supplemental indenture or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture; (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby; (v) except as otherwise permitted under "Consolidation, Merger and Sale of Assets" consent to the assignment or transfer by the Company or any Subsidiary Guarantor of any of their rights or obligations under the Indenture; or (vi) amend or modify any of the provisions of the Indenture relating to any Note Guarantee in any manner adverse to the holders of the Notes.

  Notwithstanding the foregoing, without the consent of any holder of the Notes, the Company, any Subsidiary Guarantor and the Trustee may modify or amend the Indenture: (a) to evidence the succession of another Person to the Company, a Subsidiary Guarantor or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or such obligor or Subsidiary Guarantor in the Indenture and in the Notes and in any Note Guarantee in accordance with "--Consolidation, Merger and Sale of Assets;" (b) to add to the covenants of the Company, any Subsidiary Guarantor or any other obligor upon the Notes for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or any other obligor upon the Notes, as applicable, in the Indenture, in the Notes or in any Note Guarantee; (c) to cure any ambiguity, or to correct or supplement any provision in the Indenture, the Notes or any Note Guarantee which may be defective or inconsistent with any other provision in the Indenture, the Notes or any Note Guarantee or make any other provisions with respect to matters or questions arising under the Indenture, the Notes or any Note Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the Notes; (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (e) to add a Subsidiary Guarantor under the Indenture; (f) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Notes as additional security for the payment and performance of the Company's and any Subsidiary Guarantor's obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise.

  The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

THE TRUSTEE

  The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

  The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company or any Subsidiary Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

GOVERNING LAW

  The Indenture, the Notes and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN DEFINITIONS

  "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

  "Affiliate" means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock or (c) any executive officer or director of any such specified Person or other Person or (d) with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary; (b) all or substantially all of the properties and assets of the Company or its Restricted Subsidiaries; or (c) any other properties or assets of any division or line of business of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets (i) that is governed by the provisions of the Indenture described under "--Consolidation, Merger and Sale of Assets," (ii) between or among the Company and Restricted Subsidiaries in accordance with the terms of the Indenture, (iii) that consist of accounts receivable transferred to third parties that are not Affiliates of the Company or any Subsidiary of the Company in the ordinary course of business, including by way of the securitization of such receivables, (iv) of the Company or any Restricted Subsidiary in exchange for properties or assets of substantially equal value of another Person to be used in the same line of business being conducted by the Company or any Restricted Subsidiary at the time of such transfer having a Fair Market Value of less than $1.0 million in any given fiscal year, (v) to an Unrestricted Subsidiary in compliance with the "Limitation on Restricted Payments" covenant, (vi) consisting of the Headquarters Facility to third parties that are not Affiliates of the Company or any Subsidiary of the Company or (vii) having a Fair Market Value of less than $1.0 million in any given fiscal year.

  "Average Life" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of
(i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

  "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

  "Board of Directors" means, with respect to any Person, the board of directors of such Person or any duly authorized committee of such board.

  "Capital Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participation, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the date of the Indenture.

  "Capitalized Lease Obligation" means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

  "Cash Equivalents" means (a) any evidence of Indebtedness with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million; and (c) commercial paper with a maturity of one year or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or any successor rating agency or at least P-l by Moody's or any successor rating agency; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above; and
(e) demand and time deposits with a domestic commercial bank that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million.

  "Change in Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Voting Stock of the Company and either
(x) the Permitted Holders beneficially own, directly or indirectly, in the aggregate Voting Stock of the Company that represents a lesser percentage of the aggregate ordinary voting power of all classes of the Voting Stock of the Company, voting together as a single class, than such other person or group and are not entitled (by voting power, contract or otherwise) to elect directors of the Company having a majority of the total voting power of the Board of Directors, or (y) such other person or group is entitled to elect directors of the Company having a majority of the total voting power of the Board of Directors; (b) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction (i) where the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (B) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and cash, securities and other property (other than Capital Stock of the surviving or transferee corporation) in an amount that could be paid by the Company as a Restricted Payment as described under the "Limitation on Restricted Payments" covenant and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Voting Stock of the surviving or transferee corporation and either
(x) the Permitted Holders beneficially own, directly or indirectly, in the aggregate Voting Stock of the surviving or transferee corporation that represents a lesser percentage of the aggregate ordinary voting power of all classes of the Voting Stock of the surviving or transferee corporation, voting together as a single class, than such other person or group and are not entitled (by voting power, contract or otherwise) to elect directors of the Surviving Entity having a majority of the total voting power of the Board of Directors, or (y) such other person or group is entitled to elect directors of the surviving or transferee having a majority of the total voting power of the elected Board of Directors; or (c) during any consecutive two year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "Consolidation, Merger and Sale of Assets."

  "Consolidated Adjusted Net Income" means, for any period, the consolidated net income (or loss) of the Company and all Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions during such period,
(d) the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders, and (f) for purposes of calculating Consolidated Adjusted Net Income under the "Limitation on Restricted Payment" covenant any net income (or loss) from any Restricted Subsidiary while it was an Unrestricted Subsidiary at any time during such period other than any amounts actually received from such Restricted Subsidiary during such period.

  "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of (a) the sum of Consolidated Adjusted Net Income and, to the extent deducted in computing Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges, in each case, for such period to (b) the Consolidated Interest Expense for such period.

  "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes of the Company and all Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

  "Consolidated Interest Expense" means, for any period, without duplication,
(1) the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i)

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

amortization of debt discount, (ii) the net cost of Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) amortization of debt issuance costs, plus
(b) the interest component of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries during such period, plus (c) cash dividends due (whether or not declared) on Preferred Stock by the Company and any Restricted Subsidiary, plus (d) cash dividends due (whether or not declared) on Redeemable Capital Stock by the Company and any Restricted Subsidiary, in each case as determined on a consolidated basis in accordance with GAAP, less (2) interest on the Exchange Debentures outstanding on the Issuance Date paid in kind with Exchange Debentures and on Exchange Debentures so issued as payment in kind interest, all in accordance with the Debenture Indenture as in effect on the Issuance Date; provided that (x) the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and
(A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the option of the Company, either the fixed or floating rate, and (y) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; provided further that, notwithstanding the foregoing, the interest rate with respect to any Indebtedness covered by any Interest Rate Agreement shall be deemed to be the effective interest rate with respect to such Indebtedness after taking into account such Interest Rate Agreement.

  "Consolidated Non-Cash Charges" means, for any period, the aggregate depreciation, amortization, depletion and other non-cash expenses of the Company and any Restricted Subsidiary reducing Consolidated Adjusted Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

  "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

  "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

  "Exchange Debentures" means the 13 1/4% Subordinated Exchange Debentures due 2009 of the Company issuable in exchange for the Senior Exchangeable Preferred Stock, plus any additional Exchange Debentures issued in lieu of cash interest, pursuant to the Exchange Indenture as in effect on the Issuance Date.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the date of the Indenture.

  "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

  "Headquarters Facility" means the headquarters facility and warehouse of the Company as of the Issuance Date located in Dallas, Texas.

  "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person under or in respect of Interest Rate Agreements or Currency Agreements,
(f) all Indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (g) all guarantees by such Person of Indebtedness referred to in this definition of any other Person, and
(h) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

  "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect against or manage exposure to fluctuations in interest rates.

  "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

  "Issuance Date" means the date on which the Old Notes were originally issued under the Indenture.

  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

  "Management Stock" means the Capital Stock of the Company and the options to acquire Capital Stock of the Company owned by Lloyd L. Ross and Jerry M. Smith as of the Issuance Date together with Preferred Stock issued as payment in kind dividends on such Capital Stock that is Preferred Stock and any shares of Preferred Stock issued as payment in kind dividends thereon, such dividends made pursuant to the terms of the certificate of designation for such Preferred Stock or the certificate of incorporation of the Company, as the case may be, as in effect on the Issuance Date.

  "Maturity" means, with respect to any Note, the date on which any principal of such Note becomes due and payable provided in such Note or in the Indenture, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

  "Moody's" means Moody's Investors Service, Inc. and its successors.

  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee.

  "Note Guarantee" means any guarantee of the obligations of the Company under the Indenture and the Notes by any Restricted Subsidiary in accordance with the provisions of the Indenture.

  "Pari Passu Indebtedness" means (a) with respect to the Notes, Indebtedness that ranks pari passu in right of payment to the Notes and (b) with respect to any Note Guarantee, Indebtedness that ranks pari passu in right of payment to such Note Guarantee.

  "Permitted Holders" means, as of the date of determination, Madison Dearborn Capital Partners II, L.P. and its Affiliates.

  "Permitted Indebtedness" means any of the following:

    (a) (i) Indebtedness of the Company under the Senior Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the sum of (A) $110 million less the amount of any permanent reductions made by the Company in respect of any term loans under the Senior Credit Agreement and (B) with respect to revolving borrowings, the greater of (1) $115 million and (2) 60% of the Eligible Inventory (as defined in the Senior Credit Agreement on the Issuance Date) of the Company and the Restricted Subsidiaries and (ii) any guarantee by a Subsidiary Guarantor of Indebtedness incurred under this clause (i);

    (b) Indebtedness of the Company pursuant to the Notes or of any Restricted Subsidiary pursuant to a Note Guarantee;

    (c) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of the Indenture and listed on a schedule thereto;

    (d) Indebtedness of the Company owing to any wholly owned Restricted Subsidiary; provided that any Indebtedness of the Company owing to any such Restricted Subsidiary is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided further that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or another wholly owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (d);

    (e) Indebtedness of a Restricted Subsidiary owing to the Company or to another wholly owned Restricted Subsidiary; provided that any such Indebtedness of any Subsidiary Guarantor is subordinated in right of payment to the Note Guarantee of such Subsidiary Guarantor; provided further that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a wholly owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by such Restricted Subsidiary not permitted by this clause (e);

    (f) guarantees of any Restricted Subsidiary made in accordance with the provisions of the "Limitation on Guarantees of Indebtedness by Restricted Subsidiaries" covenant;

    (g) obligations of the Company or any Subsidiary Guarantor entered into in the ordinary course of business (i) pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary, which obligations do not exceed the aggregate principal amount of such Indebtedness and (ii) pursuant to Currency Agreements entered into by the Company or any of its Restricted Subsidiaries in respect of its (x) assets or (y) obligations, as the case may be, denominated in a foreign currency;

    (h) Indebtedness of the Company or any Subsidiary Guarantor in respect of Purchase Money Obligations and Capitalized Lease Obligations of the Company or any Subsidiary Guarantor in an aggregate amount which does not exceed $15.0 million at any one time outstanding;

    (i) Indebtedness of the Company or any Subsidiary Guarantor consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock of Restricted Subsidiaries;

    (j) Indebtedness of the Company or any Subsidiary Guarantor represented by (x) letters of credit for the account of the Company or any Restricted Subsidiary or (y) other obligations to reimburse third parties pursuant to any surety bond or other similar arrangements, which letters of credit or other obligations, as the case may be, are intended to provide security for workers' compensation claims, payment obligations in connection with self-insurance or other similar requirements in the ordinary course of business;

    (k) Acquired Indebtedness of any Restricted Subsidiary that is organized outside of the United States of America in an aggregate amount which, together with any Indebtedness permitted to be incurred pursuant to this clause (k) and refinanced pursuant to clause (p) below, does not exceed $10.0 million at any one time outstanding;

    (l) Indebtedness of the Company owing to Jerry M. Smith, under a note issued pursuant to a written agreement between the Company and Jerry M. Smith as in effect on the Issuance Date, in consideration for the repurchase of Common Stock of the Company owned by Jerry M. Smith at his retirement, in an aggregate amount not to exceed $15.0 million outstanding at any time;

    (m) Preferred Stock issued as payment in kind dividends on Preferred Stock outstanding on the Issuance Date and any shares of Preferred Stock issued as payment in kind dividends thereon, such dividends made pursuant to the terms of the certificate of designation for such Preferred Stock or the certificate of incorporation of the Company, as the case may be, as in effect on the Issuance Date;

    (n) Indebtedness of the Company or a Subsidiary Guarantor incurred in connection with the Company's Headquarters Facility or the purchase or construction of a new headquarters facility, in each case, as permitted under the Senior Credit Agreement as in effect on the Issuance Date;

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

    (o) Indebtedness of the Company or any Subsidiary Guarantor not otherwise permitted by the foregoing clauses (a) through (n) in an aggregate principal amount not in excess of $20.0 million at any one time outstanding; and

    (p) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any Indebtedness, referred to in clauses (b), (c) and (k) of this definition, including any successive refinancings, so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined as necessary to accomplish such refinancing, (ii) in the case of any refinancing by the Company of Pari Passu Indebtedness or Subordinated Indebtedness, such new Indebtedness is made pari passu with or subordinate to the Notes at least to the same extent as the Indebtedness being refinanced, (iii) in the case of any refinancing by any Subsidiary Guarantor of Pari Passu Indebtedness or Subordinated Indebtedness, such new Indebtedness is made pari passu with or subordinate to the Note Guarantee of such Subsidiary Guarantor at least to the same extent as the Indebtedness being refinanced, (iv) such new Indebtedness has an Average Life longer than the Average Life of the Notes and a final Stated Maturity later than the final Stated Maturity of the Notes and (v) Indebtedness of the Company or a Subsidiary Guarantor may only be refinanced with Indebtedness of the Company or a Subsidiary Guarantor and Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor may only be refinanced with Indebtedness of such Restricted Subsidiary.

  "Permitted Investments" means any of the following:

    (a) Investments in Cash Equivalents;

    (b) Investments in the Company or any wholly owned Restricted Subsidiary;

    (c) intercompany Indebtedness to the extent permitted under clauses (d) or (e) of the definition of "Permitted Indebtedness";

    (d) Investments in an amount not to exceed $10.0 million at any one time outstanding;

    (e) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a wholly owned Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a wholly owned Restricted Subsidiary;

    (f) bonds, notes, debentures and other securities received as consideration for Assets Sales to the extent permitted under the "Limitation of Sale of Assets" covenant;

    (g) negotiable instruments held for deposit or collection in the ordinary course of business, except to the extent they would constitute Investments in Affiliates; or

    (h) Investments in the form of the sale (on a "true-sale" non-recourse basis) or the servicing of receivables transferred from the Company or any Restricted Subsidiary.

  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the Issuance Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

  "Public Equity Offering" means an offer and sale of common stock (which is Qualified Capital Stock) of the Company made on a primary basis by the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

  "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

  "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

  "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

  "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc. and its successors.

  "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing of such property or asset to the seller or transferor.

  "Senior Credit Agreement" means the credit agreement dated as of December 29, 1997, among the Company, the several lenders parties thereto, the Subsidiary Guarantors, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as arranger and syndication agent, and Fleet National Bank, as administrative agent, as such agreement may be amended, renewed, extended, substituted, restated, refinanced, restructured, supplemented, increased or otherwise modified from time to time (including, without limitation, any successive amendments, renewals, extensions, substitutions, restatements, refinancings, restructurings, supplements or other modifications of the foregoing); provided that with respect to any agreement providing for the refinancing of Indebtedness under the Senior Credit Agreement, such agreement shall be the Senior Credit Agreement under the Indenture only if a notice to that effect is delivered by the Company to the Trustee and there shall be at any time only one instrument that is the Senior Credit Agreement under the Indenture.

  "Senior Exchangeable Preferred Stock" means the 13 1/4% Senior Exchangeable Preferred Stock issued by the Company on the Issuance Date and any shares of Senior Exchangeable Preferred Stock issued as payment in kind dividends thereon or on shares of Senior Exchangeable Preferred Stock so issued as payment in kind dividends pursuant to a certificate of designation as in effect on the Issuance Date.

  "Significant Subsidiary" means any Restricted Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

  "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

  "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor that is expressly subordinated in right of payment to the Notes or the Note Guarantee of such Subsidiary Guarantor, as the case may be.

  "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

  "Subsidiary Guarantor" means TMI Holdings Inc., Tuesday Morning Inc., Friday Morning, Inc. and TMIL and any Restricted Subsidiary that incurs a Guarantee; provided that upon the release and discharge of any Person from its Note Guarantee in accordance with the Indenture, such Person shall cease to be a Subsidiary Guarantor.

  "Unrestricted Subsidiary" means (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (b) any Subsidiary of an Unrestricted Subsidiary; provided, however, that in no event shall any Subsidiary Guarantor be an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity,
(iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the "Limitation on Unrestricted Subsidiaries" covenant, (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company, and (v) neither the Company nor any Restricted Subsidiary has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a board resolution with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default under the Indenture and the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Indebtedness" covenant.

  "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Old Notes were originally sold by the Company on December 29, 1997 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States in variance on Regulation S under the Securities Act. As a condition to the Purchase Agreement, the Company and the Subsidiary Guarantors entered into the Registration Rights Agreement with the Initial Purchasers pursuant to which they have agreed, for the benefit of the holders of the Old Notes, at their cost, to use their best efforts to (i) file the Exchange Offer Registration Statement within 45 days after the date of the original issue of the Old Notes with the Commission with respect to the Exchange Offer for the Exchange Notes; (ii) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 120 days after the date of the original issuance of the Old Notes and (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, commence the Exchange Offer and use their best efforts to issue the Exchange Notes in exchange for the Old Notes within 150 days after the date of the original issuance of the Old Notes. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Notes in exchange for surrender of the Old Notes. The Company and the Subsidiary Guarantors will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Old Notes. For each Old Senior Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor or, if no interest has been paid on such Old Note, from the original issue date of such Old Note.

  Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the Exchange Notes will, in general, be freely tradeable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretation of the staff of the Commission, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

  Each holder of the Old Notes (other than certain specified holders) who wishes to exchange the Old Notes for Exchange Notes in the Exchange Offer will be required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes to be received by it were acquired in the ordinary course of its business, (ii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (iii) it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company or any Subsidiary Guarantor or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and (iv) it is not acting on behalf of any person who could not truthfully make the foregoing representations. In addition, in connection with any resales of Exchange Notes, any Participating Broker-Dealer who acquired the Exchange Notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes.

  In the event that (i) any changes in law or the applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, (ii) for any other reason the Exchange Offer is not consummated within 150 days after the Issuance Date, (iii) under certain circumstances, if the Initial Purchasers shall so request or (iv) any holder of Old Notes (other than the Initial Purchasers) is not eligible to participate in the Exchange Offer, the Company and the Subsidiary Guarantors will, at their expense, (a) as promptly as practicable, file with the Commission the Shelf Registration Statement covering resales of the Old Notes,
(b) use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to 150 days after the Issuance Date and (c) use their best efforts to keep effective the Shelf Registration Statement until the earlier of two years after its Issuance Date or such shorter period ending when all Old Notes covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement or when the Old Notes become eligible for resale pursuant to Rule 144 under the Securities Act without volume restrictions, if any. The Company, will, in the event of the filing of the Shelf Registration Statement, provide to each holder of the Old Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A holder of Old Notes that sells its Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification rights and obligations thereunder). In addition, each holder of the Old Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and to benefit from the provisions regarding liquidated damages set forth in the following paragraph.

  There can be no assurance that the registration statements described above will become effective. In the event that either (a) the Exchange Offer Registration Statement has not been declared effective on or prior to the 120th calendar day following the Issuance Date or (b) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective on or prior to the 150th calendar day following the Issuance Date, the interest rate borne by the Old Notes shall be increased by one-quarter of one percent per annum, following such 120-day period in the case of clause (a) above or following such 150-day period in the case of clause (b) above, which rate will be increased by an additional one-quarter of one percent per annum for each 90-day period that any additional interest continues to accrue; provided that the aggregate increase in such annual interest rate may in no event exceed one percent. Upon (x) the effectiveness of the Exchange Offer Registration Statement after the 120-day period described in clause (a) above or (y) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 150-day period described in clause (b) above, the interest rate borne by the Old Notes from the date of such effectiveness or consummation, as the case may be, will be reduced to the original interest rate if the Company and the Subsidiary Guarantors are otherwise in compliance with this paragraph; provided, however, that if, after any such reduction in interest rate, a different event specified in clause (a) or (b) above occurs, the interest rate may again be increased pursuant to the foregoing provisions. Pending the announcement of a material corporate transaction, if the Company issues a notice that the Shelf Registration Statement is unusable, or such a notice is required under applicable securities laws to be issued by the Company, and the aggregate number of days in any consecutive twelve-month period for which all such notices are issued or required to be issued exceeds 30 days per occurrence or more than 60 days in the aggregate in a calendar year, then the interest rate borne by the Old Notes will be increased by one-quarter of one percent per annum following the date that such Shelf Registration Statement ceases to be usable for a period of time in excess of the period permitted above, which rate shall be increased by an additional one-quarter of one percent per annum at the beginning of each subsequent 90-day period; provided that the aggregate increase in such annual interest rate may in no event exceed one percent per annum. Upon the Company declaring that the Shelf Registration Statement is usable after the period of time described in the preceding sentence, the interest rate borne by the Old Notes will be reduced to the original interest rate if the Company is otherwise in compliance with this paragraph; provided, however, that if after any such reduction in interest rate a different event of the kind described in the preceding event occurs, the interest rate may again be increased pursuant to the foregoing provisions.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which will be made available upon request to the Company.

  Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes bear a Series B designation and a different CUSIP Number from the Old Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

  As of the date of this Prospectus, $100,000,000 aggregate principal amount of Old Notes were outstanding. The Company has fixed the close of business on
            , 1998 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

  Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

  The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old

Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
            , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

  In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

  The Exchange Notes will bear interest from their date of issuance. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on June 15, 1998. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

  Interest on the Exchange Notes is payable semi-annually on each June 15 and December 15, commencing on June 15, 1998.

PROCEDURES FOR TENDERING

  Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Old Notes, Letter of Transmittal and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Old Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

  By executing the Letter of Transmittal, each holder will make to the Company the representations set forth above in the third paragraph under the heading "--Purpose and Effect of the Exchange Offer."

  The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY

WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Note the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

    (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

    (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

  If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

EXCHANGE AGENT

  Harris Trust and Savings Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                       HARRIS TRUST COMPANY OF NEW YORK

               By Mail:                          Overnight Courier:
          Wall Street Station                88 Pine Street, 19th Floor
             P.O. Box 1023                       New York, NY 10005
        New York, NY 10268-1023            Attention: Reorganization Dept.
    Attention: Reorganization Dept.

               By Hand:                        Facsimile Transmission:
            Receive Window                (for Eligible Institutions Only)
      88 Pine Street, 19th Floor               (212) 701-7636 or 7637
          New York, NY 10005
    Attention: Reorganization Dept.

                   For Information Telephone (call collect):
                                (212) 701-7624

  DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

  The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value, less the original issue discount (net of amortization) as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise),
(ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

  With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who receives Exchange Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each

Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

  As contemplated by these no-action letters and the Registration Rights Agreement, each holder of the Old Notes (other than certain specified holders) who wishes to exchange the Old Notes for Exchange Notes in the Exchange Offer will be required to represent to the Company in the Letter of Transmittal that
(i) the Exchange Notes to be received by it were acquired in the ordinary course of its business, (ii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes,
(iii) it is not an "affiliate" (as defined in Rule 405 under the Securities
Act) of the Company or any Subsidiary Guarantor or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and (iv) it is not acting on behalf of any person who could not truthfully make the foregoing representations. As indicated above, each Participating Broker-Dealer that receives an Exchange Note for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                           DESCRIPTION OF THE UNITS

  Concurrently with the Initial Offering, the Company offered (the "Initial Unit Offering") 250,000 units (collectively, the "Units"), each consisting of one share of Senior Exchangeable Preferred Stock, par value $.01 per share (the "Senior Exchangeable Preferred Stock") of the Company and one share of Common Stock of the Company.

SENIOR EXCHANGEABLE PREFERRED STOCK

  The Senior Exchangeable Preferred Stock was issued pursuant to a certificate of designation (the "Certificate of Designation"). The following summary contained herein of certain provisions of the Senior Exchangeable Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Company's Certificate of Incorporation and the Certificate of Designation, copies of which are available upon request to the Company.

  General. On December 29, 1997 the Board of Directors of the Company adopted resolutions authorizing the issuance of up to 1,000,000 shares of Senior Exchangeable Preferred Stock, which consisted of 250,000 shares of Senior Exchangeable Preferred Stock to be issued in the Unit Offering plus additional shares of Senior Exchangeable Preferred Stock which may be used to pay dividends on the Senior Exchangeable Preferred Stock. The Senior Exchangeable Preferred Stock ranks junior in right of payment to all liabilities and obligations (whether or not for borrowed money) of the Company (other than Common Stock and any present and future classes of preferred stock of the Company). The Company may, at its option, exchange the Senior Exchangeable Preferred Stock, in whole but not in part, into Exchange Debentures on any scheduled dividend payment date.

  Ranking. The Senior Exchangeable Preferred Stock, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Company, ranks senior to all classes of common stock and each other class of capital stock or series of preferred stock of the Company, except as described below (collectively referred to, together with all classes of common stock of the Company, as "Junior Securities"). The Certificate of Designation provides that the Company may not, without the consent of the holders of a majority of the then outstanding shares of Senior Exchangeable Preferred Stock, authorize, create (by way of reclassification or otherwise) or issue any class or series of capital stock of the Company ranking on a parity with the Senior Exchangeable Preferred Stock (collectively, the "Parity Securities") or any obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series of Parity Securities. The Certificate of Designation further provides that the Company may not, without the consent of the holders of at

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

least two-thirds of the then outstanding shares of Senior Exchangeable Preferred Stock, authorize, create (by way of reclassification or otherwise) or issue any class or series of capital stock of the Company ranking senior to the Senior Exchangeable Preferred Stock (collectively, the "Senior Securities") or any obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series of Senior Securities.

  Dividends. Holders of Senior Exchangeable Preferred Stock are entitled, when, as and if declared by the Board of Directors, out of funds legally available therefor, to receive dividends on each outstanding share of the Senior Exchangeable Preferred Stock, at the annual rate of 13 1/4% of the then effective liquidation preference per share of Senior Exchangeable Preferred Stock. Dividends on the Senior Exchangeable Preferred Stock are payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year. The right to dividends on the Senior Exchangeable Preferred Stock are cumulative (whether or not earned or declared), without interest, from the date of issuance of the Senior Exchangeable Preferred Stock. On and before December 15, 2002, dividends may, at the option of the Company, be paid either in cash or in additional fully paid and non-assessable shares of Senior Exchangeable Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends. After December 15, 2002, dividends may only be paid in cash.

  Voting Rights. Holders of the Senior Exchangeable Preferred Stock have no voting rights with respect to general corporate matters except as provided by law or as set forth in the Certificate of Designation. The Certificate of Designation provides that if (a) dividends on the Senior Exchangeable Preferred Stock are in arrears and unpaid (and if after December 15, 2002, such dividends are not paid in cash) for six quarterly periods (whether or not consecutive); (b) the Company fails to discharge its obligation to redeem the Senior Exchangeable Preferred Stock on the Mandatory Redemption Date or fails to otherwise discharge any redemption obligation with respect to the Senior Exchangeable Preferred Stock; (c) the Company fails to make a Change of Control Offer if such offer is required by the provisions set forth in the Certificate of Designations or fails to purchase shares of Senior Exchangeable Preferred Stock from holders who elect to have such shares purchased pursuant to the Change of Control Offer; (d) a breach or violation of any of the provisions listed under the caption "--Certain Provisions" occurs and the breach or violation continues for a period of 30 days or more after the Company receives notice thereof specifying the default from the holders of at least 25% of the shares of Senior Exchangeable Preferred Stock then outstanding; or (e) the Company or any Restricted Subsidiary fails to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary, or the final stated maturity of any such Indebtedness is accelerated, if the aggregate principal amount of such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or that has been accelerated, aggregates $10.0 million or more at any time, then the holders of the majority of the then outstanding Senior Exchangeable Preferred Stock, voting or consenting, as the case may be, as one class, will be entitled to elect the lesser of two directors of the Board of Directors or at least 25% of the Board of Directors. Such voting rights will continue until such time as, in the case of a dividend default, all dividends in arrears on the Senior Exchangeable Preferred Stock are paid in full (and with respect to dividends payable after December 15, 2002, paid in cash) and, in all other cases, any failure, breach or default giving rise to such voting rights is remedied or waived by the holders of at least a majority of the shares of the Senior Exchangeable Preferred Stock then outstanding, at which time the term of the directors elected pursuant to the provisions of this paragraph shall terminate. Each such event described in clauses (a) through (e) above is referred to herein as a "Voting Rights Triggering Event."

  Redemption. The Company at its option may, but shall not be required to, redeem for cash the Senior Exchangeable Preferred Stock (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at any time on or after December 15, 2002, in whole or in part, at certain redemption prices (expressed as a percentage of the liquidation preference thereof) declining ratably, together with, without duplication, all accumulated and unpaid dividends, if any, to the date of redemption. In addition, at any time on or prior to December 15, 2001, the Company may redeem for cash all, but not less than all, of the outstanding Senior Exchangeable Preferred Stock within 20 days of a Public Equity Offering with the net proceeds of such offering at a redemption price per share equal to 113.25% of the aggregate liquidation preference thereof, together with, without duplication, an amount in cash equal to all accumulated and unpaid dividends, if any, to the date of redemption, subject to the right of holders of record on the relevant record date to receive dividends due on a dividend payment date. No optional redemption may be authorized or made unless on or prior to such redemption full unpaid cumulative dividends shall have been paid or a sum set apart for such payment on the Senior Exchangeable Preferred Stock. On December 15, 2009, the Company will be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Senior Exchangeable Preferred Stock at a price equal to the liquidation preference thereof plus, without duplication, all accumulated and unpaid dividends, if any, to the date of redemption.

  Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Senior Exchangeable Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution $100.00 per share, plus, without duplication, an amount equal in cash to all accumulated and unpaid dividends, if any, thereon (including by way of a deemed increase in liquidation value) to the date fixed for liquidation, dissolution or winding-up of the Company (including an amount equal to a prorated dividend from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities, including, without limitation, on any common stock of the Company.

  Change in Control. Upon the occurrence of a Change in Control (as defined in the Exchange Indenture), the Company will be required to make an offer to purchase for cash all or any part of the Senior Exchangeable Preferred Stock at a price in cash equal to 101% of the liquidation preference thereof, plus all accumulated and unpaid dividends, if any, to the date of purchase (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the date of purchase to such date).

  Certain Provisions. The Certificate of Designation contains certain restrictive provisions, including, but not limited to, provisions with respect to the following matters: (i) limitation on additional indebtedness, (ii) limitation on restricted payments, (iii) limitation on issuances and sales of capital stock of Restricted Subsidiaries, and (iv) limitation on merger, consolidation and sale of substantially all assets.

  Transfer Agent and Registrar. United States Trust Company of New York is the Transfer Agent and Registrar for the Senior Exchangeable Preferred Stock.

EXCHANGE DEBENTURES

  The Company may, at its option, subject to certain conditions, on any scheduled dividend payment date, exchange the Senior Exchangeable Preferred Stock, in whole but not in part, for the Company's 13 1/4% Subordinated Exchange Debentures due 2009 (the "Exchange Debentures"); provided that (i) on the date of such exchange there are no accumulated and unpaid dividends on the Senior Exchangeable Preferred Stock (including the dividend payable on such date) or other contractual impediments to such exchange; (ii) there shall be legally available funds sufficient therefor; (iii) no Voting Rights Triggering Event has occurred and is continuing at the time of such exchange; (iv) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture and no default or event of default would exist under any material instrument governing Indebtedness outstanding at the time; (v) the Exchange Indenture has been qualified under the Trust Indenture Act, if such qualification is required at the time of exchange; and (vi) the Company shall have delivered to the Debenture Trustee an Opinion of Counsel reasonably satisfactory to such Debenture Trustee to the effect that all conditions to be satisfied prior to such exchange have been satisfied.

  General. The Exchange Debentures, if issued, will be issued under the Exchange Indenture dated as of December 29, 1997 (the "Exchange Indenture"), among the Company, as issuer, the Subsidiary Debenture Guarantors, as guarantors, and United States Trust Company of New York, as trustee (the "Debenture Trustee"). The Exchange Debentures will mature on December 15, 2009. Each Exchange Debenture will accrue interest at the dividend rate of the Senior Exchangeable Preferred Stock from the Exchange Date or from the most recent interest payment date to which interest has been paid or provided for. Interest will be payable quarterly in cash (or, on or prior to December 15, 2002, in additional Exchange Debentures having a principal amount equal to the cash interest otherwise payable, or in a combination of cash and Exchange Debentures, at the option of the Company) in arrears on each March 15, June 15, September 15 and December 15.

  Debenture Guarantees. Payment of the principal of, premium, if any, and interest on the Exchange Debentures, when and as the same become due and payable, will be guaranteed, jointly and severally, on an unsecured subordinated basis by the Subsidiary Debenture Guarantors.

  Optional Redemption. The Exchange Debentures will be redeemable at the option of the Company, in whole or in part, at any time on or after December 15, 2002 at certain redemption prices (expressed as percentages of principal amount) declining ratably, together with accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date). In addition, at any time prior to December 15, 2001, the Company may redeem all, but not less than all, of the outstanding Exchange Debentures originally issued under the Exchange Indenture within 20 days of a Public Equity Offering with the net proceeds of such offering at a redemption price equal to 113.25% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, if any, to the date of redemption.

  Change in Control. Upon the occurrence of a Change in Control, each holder of the Exchange Debentures may require the Company to purchase all or any portion of such holder's Exchange Debentures at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase.

  Ranking. The Exchange Debentures will be unsecured junior subordinated obligations of the Company and, as such, will be subordinated to all existing and future senior indebtedness and senior subordinated indebtedness (including the Notes) of the Company, with respect to principal, premium, if any, and interest. By reason of such subordination, holders of senior indebtedness and senior subordinated indebtedness must be paid in full before holders of the Exchange Debentures may be paid in the event of a liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy.

  Each Debenture Guarantee, to the extent set forth in the Exchange Indenture, will be subordinated in right of payment to the prior payment in full of all senior indebtedness and senior subordinated indebtedness of the Subsidiary Debenture Guarantors, upon terms substantially comparable to the subordination of the Exchange Debentures to all senior indebtedness and senior subordinated indebtedness of the Company.

  Certain Covenants. The Exchange Indenture contains covenants, including, but not limited to, covenants with respect to the following matters: (i) limitation on additional indebtedness; (ii) limitation on restricted payments;
(iii) limitation on issuances and sales of capital stock of Restricted Subsidiaries; (iv) limitation on transaction with affiliates; (v) limitation on liens; (vi) limitation on sale of assets; (vii) limitation on merger, consolidation and sale of substantially all assets; (viii) limitations on guarantees of indebtedness by Restricted Subsidiaries; (ix) limitation on dividend and other payment restrictions affecting Restricted Subsidiaries; (x) limitation on investment in Unrestricted Subsidiaries; (xi) limitation on sale and leaseback transactions; and (xii) limitations on other Subordinated Indebtedness. The covenants in the Exchange Indenture are substantially similar to the covenants in the Indenture, except that the Exchange Debentures will be subordinated to the Notes. See "Description of the Exchange Notes-- Certain Covenants."

                     DESCRIPTION OF JUNIOR PREFERRED STOCK

  In connection with the Merger, the Company amended its Certificate of Incorporation to change its authorized share capital to include 150,000 shares of non-voting cumulative junior redeemable preferred stock, par value $.01 per share (the "Junior Redeemable Preferred Stock"), of the Company and 2,500 shares of non-voting cumulative junior non-redeemable preferred stock, par value $.01 per share (the "Junior Perpetual Preferred Stock"), of the Company. Concurrently with the Initial Offering, the Company issued 87,927.998 shares of junior preferred stock to Madison Dearborn and to certain members of management, consisting of 86,009.590 shares of Junior Redeemable Preferred Stock and 1,918.408 shares of Junior Perpetual Preferred Stock. The following summary of certain provisions of the Junior Redeemable Preferred Stock and the Junior Perpetual Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Company's amended and restated Certificate of Incorporation, which is filed as an exhibit to the registration statement of which this Prospectus is a part.

JUNIOR REDEEMABLE PREFERRED STOCK

  Ranking. The Junior Redeemable Preferred Stock, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Company, ranks senior to all classes of common stock of the Company, pari passu with the Junior Perpetual Preferred Stock and junior to all other liabilities and obligations of the Company, whether or not for borrowed money.

  Dividends. Holders of Junior Redeemable Preferred Stock are entitled, when, as and if declared by the Board of Directors, out of funds legally available therefor, to receive dividends on each outstanding share of the Junior Redeemable Preferred Stock, at the annual rate of 8.0% of the liquidation value per share thereof. Dividends on the Junior Redeemable Preferred Stock are payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. Dividends compound to the extent not paid on any quarterly dividend payment date. The right to dividends on the Junior Redeemable Preferred Stock are cumulative (whether or not earned or declared), without interest, from the date of issuance of the Junior Redeemable Preferred Stock.

  Voting Rights. Holders of the Junior Redeemable Preferred Stock have no voting rights with respect to general corporate matters except as provided by law or as set forth in the Certificate of Incorporation.

  Redemption. The Company has the option to redeem the Junior Redeemable Preferred Stock in whole or in part (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at any time without premium or penalty. The Company is required to redeem the Junior Redeemable Preferred Stock upon the earlier of (i) the thirteenth (13th) anniversary of the Closing and (ii) a Sale of the Company (as defined in the Certificate of Incorporation).

  Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Junior Redeemable Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution $1,000.00 per share, plus an amount equal in cash to all accumulated and unpaid dividends, if any, thereon, prior to any distribution on any securities of the Company ranking junior to the Junior Redeemable Preferred Stock, including, without limitation, on any common stock of the Company.

  Covenants. The Certificate of Incorporation provides restrictions on the redemption of securities of the Company ranking junior to the Junior Redeemable Preferred Stock (other than repurchases of securities from employees of the Company) and the payment of dividends on such securities and certain amendments to the Certificate of Incorporation.

JUNIOR PERPETUAL PREFERRED STOCK

  Ranking. The Junior Perpetual Preferred Stock, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Company, ranks senior to all classes of common stock of the

Company, pari passu with the Junior Redeemable Preferred Stock and junior to all other liabilities and obligations of the Company, whether or not for borrowed money.

  Dividends. Holders of Junior Perpetual Preferred Stock are entitled, when, as and if declared by the Board of Directors, out of funds legally available therefor, to receive dividends on each outstanding share of the Junior Perpetual Preferred Stock, at the annual rate of 8.0% of the liquidation value per share thereof through the twelfth (12th) anniversary of the Closing, and at the annual rate of 12.0% of the liquidation value per share thereof thereafter if, but only if, the Company has not offered to redeem such shares prior to such time. Dividends on the Junior Perpetual Preferred Stock are payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. Dividends compound to the extent not paid on any quarterly dividend payment date. The right to dividends on the Junior Perpetual Preferred Stock are cumulative (whether or not earned or declared), without interest, from the date of issuance of the Junior Perpetual Preferred Stock.

  Voting Rights. Holders of the Junior Perpetual Preferred Stock have no voting rights with respect to general corporate matters except as provided by law or as set forth in the Certificate of Incorporation.

  Redemption. The Company has the option, but is not required, to redeem the Junior Perpetual Preferred Stock in whole or in part (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at any time without premium or penalty.

  Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Junior Perpetual Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution $1,000.00 per share, plus an amount equal in cash to all accumulated and unpaid dividends, if any, thereon, prior to any distribution on any securities of the Company ranking junior to the Junior Perpetual Preferred Stock, including, without limitation, on any common stock of the Company.

  Covenants. The Certificate of Incorporation provides restrictions on the redemption of securities of the Company ranking junior to the Junior Perpetual Preferred Stock (other than repurchases of securities from employees of the Company) and the payment of dividends on such securities and certain amendments to the Certificate of Incorporation.

SHAREHOLDERS AGREEMENT

  In connection with the Acquisition, Madison Dearborn, the Management Group and the Company entered into a Stockholders Agreement which provides for, among other things, certain restrictions on the transfer of the Management Shares, the right of the Company to sell or cause to be sold all or a portion of the Management Shares in connection with a sale of the Company, the right of the Company to repurchase the Management Shares of any member of the Management Group upon the termination of such member for cause, certain rights by the Management Group to participate in certain sales of Common Stock by Madison Dearborn under certain circumstances, certain demand registration rights in favor of Madison Dearborn by which it may cause the Company to register all or part of the Common Stock held by it under the Securities Act, and certain "piggyback" registration rights in favor of Madison Dearborn and the Management Group.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Company recommends that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Old Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

  The Company believes that the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Old Notes for Exchange Notes pursuant to the Exchange Offer.

                             PLAN OF DISTRIBUTION

  Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In
addition, until       , 1998 (90 days after the commencement of the Exchange
Offer), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sales of the Exchange Notes by Participating Broker Dealers. Exchange Notes received by Participating Broker-Dealers for their own accounts pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                 LEGAL MATTERS

  The validity of the Exchange Notes offered hereby will be passed upon for the Company by Kirkland & Ellis, Chicago, Illinois (a partnership which includes professional corporations).

                                    EXPERTS

  The consolidated financial statements of the Company as of December 31, 1995 and 1996, and for each of the years in the three-year period ended December 31, 1996, have been included herein and in the Registration Statement of which this Prospectus is a part in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein and in the Registration Statement of which this Prospectus is a part and upon the authority of said firm as experts in accounting and auditing.

                          TUESDAY MORNING CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                                        PAGE NO.
                                                                        --------
Report of KPMG Peat Marwick LLP, Independent Auditors.................     F-2
Consolidated Balance Sheets as of December 31, 1996 and 1995..........     F-3
Consolidated Statements of Operations for the years ended December 31,
 1996, 1995 and 1994..................................................     F-4
Consolidated Statements of Shareholders' Equity for the years ended
 December 31, 1996, 1995 and 1994.....................................     F-5
Consolidated Statements of Cash Flows for the years ended December 31,
 1996, 1995 and 1994..................................................     F-6
Notes to Consolidated Financial Statements for the years ended Decem-
 ber 31, 1996, 1995 and 1994..........................................     F-7
Consolidated Balance Sheets (unaudited) as of September 30, 1997 and
 1996 and December 31, 1996...........................................    F-16
Consolidated Statements of Operations (unaudited) for the three months ended September 30, 1997 and 1996 and nine months ended September 30,
 1997 and 1996........................................................    F-17
Consolidated Statements of Cash Flows (unaudited) for the nine months
 ended September 30, 1997 and 1996....................................    F-18
Notes to Consolidated Financial Statements (unaudited)................    F-19

  Separate financial statements of the Subsidiary Guarantors are not presented herein because the parent company has no operations or assets separate from its investment in the Subsidiary Guarantors, the Subsidiary Guarantors are wholly owned and represent all of the direct and/or indirect subsidiaries of the parent company and the guarantees of the Subsidiary Guarantors are full and unconditional and joint and several with the other Subsidiary Guarantors.

                         INDEPENDENT AUDITORS' REPORT

The Board Of Directors and Shareholders
Tuesday Morning Corporation:

  We have audited the accompanying consolidated balance sheets of Tuesday Morning Corporation and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tuesday Morning Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          kpmg peat marwick llp

Dallas, Texas
February 21, 1997

                  TUESDAY MORNING CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                1996     1995
                                                              --------  -------
                           ASSETS
                           ------
Current assets:
  Cash and cash equivalents.................................  $ 10,754  $ 6,276
  Inventories...............................................    75,493   52,367
  Prepaid expenses..........................................     1,048      993
  Other current assets......................................       726      458
                                                              --------  -------
      Total current assets..................................    88,021   60,094
                                                              --------  -------
Property, plant and equipment (notes 5 and 6):
  Land......................................................     8,356    8,356
  Buildings.................................................    13,926   12,989
  Furniture and fixtures....................................    17,658   15,584
  Equipment.................................................    14,469   13,433
  Leasehold improvements....................................     2,082    1,967
                                                              --------  -------
                                                                56,491   52,329
  Less accumulated depreciation and amortization............   (26,104) (21,267)
                                                              --------  -------
  Net property, plant and equipment.........................    30,387   31,062
                                                              --------  -------
Due from Officer (note 2)...................................     2,679    2,211
Other assets (note 2).......................................       670      876
                                                              --------  -------
      Total Assets..........................................  $121,757  $94,243
                                                              ========  =======
            LIABILITIES AND SHAREHOLDERS' EQUITY
            ------------------------------------
Current liabilities:
  Current installments of mortgage (note 5).................  $  1,021  $ 1,021
  Current installments of capital lease obligation (note
   6).......................................................       625      755
  Accounts payable..........................................    22,543   12,707
  Accrued expenses:
    Sales tax...............................................     2,105    1,662
    Other...................................................     5,637    2,467
  Deferred income taxes (note 8)............................        57      231
  Income taxes payable (note 8).............................     6,465    2,136
                                                              --------  -------
      Total current liabilities.............................    38,453   20,979
                                                              --------  -------
Mortgage on land, buildings and equipment, excluding current
 installments (note 5)......................................     4,594    5,615
Capital lease obligations, excluding current installments
 (note 6)...................................................       382    1,007
Deferred income taxes (note 8)..............................     2,800    2,994
Shareholders' equity (note 7):
  Preferred stock of $1 par value per share Authorized
   2,000,000 shares, none issued............................       --       --
  Common stock of $.01 par value per share Authorized
   20,000,000 shares; issued 8,181,036 shares at December
   31, 1996 and 8,143,586 shares at December 31, 1995.......        82       81
  Additional paid-in capital................................    18,640   18,277
  Retained earnings.........................................    58,834   47,318
  Less: treasury stock (274,500 shares in 1996 and in
   1995)....................................................    (2,028)  (2,028)
                                                              --------  -------
      Total shareholders' equity............................    75,528   63,648
                                                              --------  -------
Commitments and contingencies (notes 3, 10 and 12)
      Total Liabilities and Shareholders' Equity............  $121,757  $94,243
                                                              ========  =======

          See accompanying notes to consolidated financial statements.

                  TUESDAY MORNING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        1996     1995     1994
                                                      --------  -------  -------
Net sales............................................ $256,756  210,265  190,081
Cost of sales........................................  165,189  137,427  126,931
                                                      --------  -------  -------
    Gross profit.....................................   91,567   72,838   63,150
Selling, general and administrative expenses.........   71,167   63,040   57,523
                                                      --------  -------  -------
    Operating income.................................   20,400    9,798    5,627
Other income (expense):
  Interest income....................................      275      204      198
  Interest expense...................................   (2,767)  (3,330)  (2,458)
  Other, net.........................................      600      592      649
                                                      --------  -------  -------
                                                        (1,892)  (2,534)  (1,611)
                                                      --------  -------  -------
    Earnings before income taxes.....................   18,508    7,264    4,016
Income tax expense (note 8)............................. 6,992    2,491    1,365
                                                      --------  -------  -------
    Net earnings..................................... $ 11,516    4,773    2,651
                                                      ========  =======  =======
    Net earnings per share and share equivalents .... $   1.40     0.60     0.34
                                                      ========  =======  =======


          See accompanying notes to consolidated financial statements.

                  TUESDAY MORNING CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                 (IN THOUSANDS)

                           COMMON STOCK  ADDITIONAL          TREASURY STOCK      TOTAL
                           -------------  PAID-IN   RETAINED --------------  SHAREHOLDERS'
                           SHARES AMOUNT  CAPITAL   EARNINGS SHARES AMOUNT      EQUITY
                           ------ ------ ---------- -------- ------ -------  -------------
Balance at December 31,
 1993..................... 8,060   $81    $18,091   $39,894   (330) $(2,342)    $55,724
 Net earnings.............   --    --         --      2,651    --       --        2,651
 Shares issued in connec-
  tion with employee stock
  option plan (note 7)....    40   --         140       --     --       --          140
 Treasury shares sold to
  employee stock purchase
  plan (note 7)...........   --    --         (60)      --      30      175         115
                           -----   ---    -------   -------   ----  -------     -------
Balance at December 31,
 1994..................... 8,100    81     18,171    42,545   (300)  (2,167)     58,630
 Net earnings.............   --    --         --      4,773    --       --        4,773
 Shares issued in connec-
  tion with employee stock
  option plan (note 7)....    44   --         162       --     --       --          162
 Treasury shares sold to
  employee stock purchase
  plan (note 7)..............--    --         (56)      --      25      139          83
                           -----   ---    -------   -------   ----  -------     -------
Balance at December 31,
 1995..................... 8,144    81     18,277    47,318   (275)  (2,028)     63,648
 Net earnings.............   --    --         --     11,516    --       --       11,516
 Shares issued in connec-
  tion with employee stock
  option plan (note 7)....    37     1        382       --     --       --          383
 Treasury shares sold to
  employee stock purchase
  plan (note 7)...........   --    --         (19)      --     --       --          (19)
                           -----   ---    -------   -------   ----  -------     -------
Balance at December 31,
 1996..................... 8,181   $82    $18,640   $58,834   (275) $(2,028)    $75,528
                           =====   ===    =======   =======   ====  =======     =======


          See accompanying notes to consolidated financial statements.

                  TUESDAY MORNING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                 (IN THOUSANDS)

                                                 1996       1995       1994
                                               ---------  ---------  ---------
Cash flows from operating activities:
  Cash received from customers................ $ 256,756  $ 210,265  $ 190,081
  Cash paid to suppliers and employees........  (240,814)  (199,448)  (177,676)
  Interest received...........................       275        204        198
  Interest paid...............................    (2,767)    (3,330)    (2,458)
  Income taxes (paid) refunded................    (2,858)    (1,362)     1,911
                                               ---------  ---------  ---------
    Net cash provided by operating activities
     (note 9).................................    10,592      6,329     12,056
                                               ---------  ---------  ---------
Cash flows from investing activities:
  Loans to officer (note 2)...................      (742)      (497)    (2,605)
  Payments from officer (note 2)..............       274         85        207
  Proceeds from sale of property, plant and
   equipment..................................       --         --          99
  Capital expenditures........................    (4,233)    (2,692)    (5,693)
                                               ---------  ---------  ---------
    Net cash used by investing activities.....    (4,701)    (3,104)    (7,992)
                                               ---------  ---------  ---------
Cash flows from financing activities:
  Payment of mortgages........................    (1,021)    (1,063)    (1,298)
  Principal payments under capital lease obli-
   gation.....................................      (754)      (666)      (214)
  Proceeds from exercise of common stock
   options/stock purchase plan................       362        245        255
                                               ---------  ---------  ---------
    Net cash used by financing activities.....    (1,413)    (1,484)    (1,257)
                                               ---------  ---------  ---------
Net increase in cash and cash equivalents.....     4,478      1,741      2,807
Cash and cash equivalents at beginning of pe-
 riod.........................................     6,276      4,535      1,728
                                               ---------  ---------  ---------
Cash and cash equivalents at end of period.... $  10,754  $   6,276  $   4,535
                                               =========  =========  =========


          See accompanying notes to consolidated financial statements.

                 TUESDAY MORNING CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Basis of Presentation--The consolidated financial statements include the accounts of Tuesday Morning Corporation and its wholly-owned subsidiaries: TMI Holdings, Inc., TMIL Corporation, Tuesday Morning, Inc. and Friday Morning, Inc. (collectively "the Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

  The Company owned and operated 286 deep discount retail stores in 33 states at December 31, 1996 (260 and 246 stores at December 31, 1995 and 1994, respectively). The Company sells closeout housewares and related gift merchandise, which it purchases at prices below wholesale prices. Company stores are open for four sales events each year.

  (b) Cash and Cash Equivalents--The Company's policy is to invest cash in excess of operating requirements in income producing investments. Cash equivalents of $8,352,000 in 1996 and $4,707,000 in 1995 are investments in money market funds. The Company considers all short-term investments with original maturities of three months or less to be cash equivalents.

  (c) Inventories--Inventories are stated at the lower of average cost or market using the retail inventory method for the stores' inventory and the cost method for warehouse inventory. Buying, distribution and freight costs are capitalized as part of inventory.

  (d) Property, Plant and Equipment--Property, plant and equipment are stated at cost. Buildings, furniture and fixtures, and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

                                                               DEPRECIABLE LIVES
                                                               -----------------
   Buildings..................................................       30 years
   Furniture and fixtures.....................................        7 years
   Equipment..................................................   5 to 7 years

  Improvements to leased premises are amortized on a straight-line basis over the shorter of their useful lives or the expected term of the related lease.

  (e) Income Taxes--Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (f) Earnings (loss) per Common Share and Share Equivalent--Earnings (loss) per common share is based on the weighted average number of common shares, and when dilutive, share equivalents (note 7) outstanding during the period. The weighted average number of common shares and share equivalents outstanding for 1996, 1995 and 1994 were 8,215,000, 7,997,000 and 7,890,000, respectively.

  (g) Pre-opening Costs--The Company capitalizes certain costs directly related to opening new stores. Effective August 1, 1995, the Company revised its policy for capitalizing and amortizing preopening costs associated with the opening of new stores. The amortization period was reduced from 24 months to 12 months. The impact of the change in accounting policy did not have a material impact on the Company's consolidated financial statements.

                 TUESDAY MORNING CORPORATION AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994


  (h) Advertising--Costs for newspaper, television, radio and other media are expensed as the advertised events take place. Advertising expense for 1996, 1995 and 1994 was $16,475,000, $15,317,000 and $13,652,000, respectively.

  (i) Estimates--The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (j) Foreign Currency Transactions--The Company has entered into foreign exchange contracts to hedge its foreign currency transactions related to specific purchase orders for merchandise. Gains and losses on these contracts have been minimal and are deferred until the related merchandise is received.

  (k) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of--The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  (l) Stock Option Plan--Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the previsions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

(2) RECEIVABLES FROM OFFICERS

  At December 31, 1996 and 1995, Other Assets included a receivable from an officer of the Company of $124,000 and $114,000, respectively. This loan was initiated in 1992. It bears interest at the prime rate and is secured with Company stock.

  Due from Officer at December 31, 1996 and 1995 is $2,679,000 and $2,211,000, respectively. This unsecured loan was initiated in 1994 and bears interest at prime.

(3) LEGAL PROCEEDINGS

  The Company is involved in various claims and legal actions arising from the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial statements.

                 TUESDAY MORNING CORPORATION AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994


(4) LINES OF CREDIT

  The Company had no balances outstanding related to their line of credit at December 31, 1996 or 1995. As of December 31, 1996 and 1995, the Company had outstanding letters of credit of $9,819,000 and $6,186,000, respectively, primarily for inventory purchases.

  In July 1994, the Company entered into a three-year $45,000,000 revolving line of credit with a new bank. This agreement is secured by a pledge of substantially all the Company's assets. Borrowings were limited to the lesser of $45,000,000 or 50% (60% for up to 120 days each year) of eligible inventory, as defined. The availability is further reduced by the aggregate undrawn amount of outstanding letters of credit and a reserve for the foreign currency contracts, discussed in Note 12. At the Company's option, the amount borrowed bore interest at either the Reference Rate plus 0.75% or the Eurodollar Rate plus 2.50%. An Unused Line Fee of 0.25%, per annum, was paid on the difference between $45,000,000 and the average total of the amount borrowed and letters of credit outstanding.

  During 1996, this agreement was further amended to extend the term through July 1999 and to increase the borrowing capacity to $55,000,000 for the period beginning July 1 and ending October 31 of each year. This amendment allows the Company, at its option, to borrow at either the Reference Rate or the Eurodollar Rate plus 2.00%. The maximum amount of outstanding and unused Letters of Credit was also increased to $12,000,000.

  The weighted-average interest rates were 8.38% and 8.88% during 1996 and 1995, respectively.

  In connection with this line of credit, the Company is required to maintain a minimum net worth and comply with other financial covenants including limitations on dividends, indebtedness and capital expenditures. At December 31, 1996, the Company was in compliance with these covenants.

(5) MORTGAGE ON PROPERTY, PLANT AND EQUIPMENT

  During 1995, the Company entered into a seven-year agreement with a bank to refinance and consolidate its mortgages on land and buildings. The amount of the note was $7,146,000, the proceeds of which were used to pay the previous mortgage notes. The note is secured by land and buildings and bears interest at LIBOR plus 2.125% (7.755% at December 31, 1996) with principal and interest due monthly. It matures on June 10, 2002.

  Mortgages consist of the following at December 31, 1996 and 1995 (in thousands):

                                                                1996    1995
                                                               ------  ------
   Note payable to bank, in monthly installments of $85 plus
    interest.................................................. $5,615   6,636
   Less current installments.................................. (1,021) (1,021)
                                                               ------  ------
                                                               $4,594   5,615
                                                               ======  ======

  In connection with this mortgage, the Company is required to maintain minimum net worth and comply with other financial covenants. At December 31, 1996, the Company was in compliance with these covenants.

  The maturities of the mortgage are as follows (in thousands):

            YEAR                                   AMOUNT
            ----                                   ------
            1997.................................. $1,021
            1998..................................  1,021
            1999..................................  1,021
            2000..................................  1,021
            2001..................................  1,021
            Later years...........................    510

                 TUESDAY MORNING CORPORATION AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994


(6) CAPITAL LEASE

  During September 1994, the Company entered into a capital lease with a financial institution to finance part of the acquisition of Point of Sale registers and Electronic Article Surveillance equipment. The amount financed under the capital lease totaled $2,642,000. Depreciation expense during 1996 and 1995 was $528,000 per year.

  This lease is for five years and contains a bargain purchase option that the Company would be expected to exercise. This lease bears an implicit interest rate of approximately 12.5%.

  The following is a schedule of future minimum lease payments under the capital lease together with the present value of the net minimum lease payments as of December 31, 1996 (in thousands):

            YEAR                                   AMOUNT
            ----                                   ------
            1997.................................. $  707
            1998..................................    256
            1999..................................    170
                                                   ------
              Total minimum lease payments........  1,133
            Less: Amount representing interest....   (126)
                                                   ------
            Present value of net minimum lease
             payments.............................  1,007
            Less: Current installments............   (625)
                                                   ------
            Long term capital lease obligation.... $  382
                                                   ======

(7) SHAREHOLDERS' EQUITY

  On May 5, 1992, the Board of Directors of the Company approved the purchase of the Company's stock in open market purchases to be effected from time to time. There are no plans for purchases at this time.

  The Company has a stock option plan ("the Plan") covering 2,160,500 shares of the Company's common stock which may be granted to employees of the Company. Under the Plan, stock options are granted at fair market value and vest over varying periods not to exceed 10 years.

  At December 31, 1996, 829,000 shares were available for grant under the Plan. The per share weighted-average fair value of stock options granted during 1995 was $3.09 on the date of the grant using the Black Scholes option-pricing model with the following assumptions: expected dividend yield of 0%, risk-free interest rate of 6.1%, an expected life of 5 years and an expected volatility of 0.506. There were no options granted during 1996.

  The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                                                    1996   1995
                                                                   ------- -----
   Net earnings
     As reported.................................................. $11,516 4,773
     Pro forma....................................................  11,321 4,772
   Earnings per share
     As reported.................................................. $  1.40  0.60
     Pro forma....................................................    1.38  0.60

                 TUESDAY MORNING CORPORATION AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994


  Pro forma amounts reflect only options granted in 1996 and 1995. The full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma amounts presented above because compensation cost is recognized over the vesting period and compensation cost for options granted prior to January 1, 1995 is not considered.

  Following is a summary of transactions relating to the Plan's options for the three years ended December 31, 1996:

                                                                    WEIGHTED-
                                                        NUMBER       AVERAGE
                                                       OF SHARES  EXERCISE PRICE
                                                       ---------  --------------
   Outstanding at December 31, 1993...................   996,600      $6.53
   Exercised during year..............................   (40,000)      3.54
   Canceled during year...............................    (1,800)      9.63
   Granted during year................................   100,000       3.63
                                                       ---------      -----
   Outstanding at December 31, 1994................... 1,054,800       6.36
   Exercised during year..............................   (44,000)      3.71
   Canceled during year...............................  (184,500)      8.69
   Granted during year................................   102,500       6.00
                                                       ---------      -----
   Outstanding at December 31, 1995...................   928,800       5.98
   Exercised during year..............................   (37,450)      4.72
   Canceled during year...............................    (1,500)      9.63
   Granted during year................................         0        --
                                                       ---------      -----
   Outstanding at December 31, 1996...................   889,850      $6.03
                                                       =========      =====

  At December 31, 1996, the range of exercise prices and weighted-average remaining contractual life of outstanding options was $3.38--$9.75 and 5.2 years, respectively.

  At December 31, 1996 and 1995, the number of options exercisable was 835,000 and 847,000, respectively, and the weighted-average exercise price of these options was $5.88 and $5.80, respectively.

  In May 1993 the Board of Directors approved a stock purchase plan for Company employees. It was implemented October 1, 1993. The Company matches the employee contribution at a rate of 25% up to the first $5,000 per year of individual employee contributions. Stock is purchased monthly at the average price of the shares traded during the month. The expense of the Company match was immaterial.

                 TUESDAY MORNING CORPORATION AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994


(8) INCOME TAXES

  Income tax expense (benefit) for the years ended December 31, 1996, 1995 and 1994 consists of (in thousands):

                                                       CURRENT  DEFERRED TOTAL
                                                       -------  -------- -----
   Year ended December 31, 1996
     U.S. Federal..................................... $6,606     (129)  6,478
     State, local and other...........................    754     (240)    514
                                                       ------     ----   -----
       Total..........................................  7,360     (368)  6,992
                                                       ======     ====   =====
   Year ended December 31, 1995
     U.S. Federal.....................................  2,390       80   2,470
     State, local and other...........................     99      (78)     21
                                                       ------     ----   -----
       Total..........................................  2,489        2   2,491
                                                       ======     ====   =====
   Year ended December 31, 1994
     U.S. Federal.....................................  1,086      279   1,365
     State, local and other...........................    (34)      34     --
                                                       ------     ----   -----
       Total.......................................... $1,052      313   1,365
                                                       ======     ====   =====

  A reconciliation of the expected Federal income tax expense to actual tax expense follows (based upon a tax rate of 35% for 1996 and 34% for 1995 and 1994, in thousands).

                             1996  1995   1994
                            ------ -----  -----
   Expected income tax
    expense................ $6,478 2,470  1,365
   State income taxes, net
    of related Federal tax
    effect.................    378    90    (16)
   Other, net..............    136   (69)    16
                            ------ -----  -----
                            $6,992 2,491  1,365
                            ====== =====  =====

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1996 and 1995 are as follows (in thousands):

                                                                    1996  1995
                                                                   ------ -----
   Deferred tax assets:
   Compensated absences........................................... $  169   134
   Accrued expenses, principally due to items not yet deductible
    for income tax purposes.......................................    499    93
   Other..........................................................    224   151
                                                                   ------ -----
     Total gross deferred assets..................................    892   378
                                                                   ------ -----
   Deferred tax liabilities:
   Property, plant and equipment, principally due to differences in depreciation and capitalized interest......................  3,024 3,107
   Inventory costs................................................    473   231
   Other..........................................................    252   265
                                                                   ------ -----
     Total gross deferred tax liabilities.........................  3,749 3,603
                                                                   ------ -----
   Net deferred tax liability..................................... $2,857 3,225
                                                                   ====== =====

                 TUESDAY MORNING CORPORATION AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994


  Management expects the deferred tax assets at December 31, 1996 to be recovered through the reversal during the carry-forward period of existing taxable temporary differences giving rise to the deferred income tax liability. Accordingly, no valuation allowances for deferred tax assets were considered necessary as of December 31, 1996 or December 31, 1995.

(9) SUPPLEMENTAL CASH FLOW INFORMATION

  The reconciliation of net earnings to net cash provided by operating activities for the years ended December 31, 1996, 1995 and 1994 is as follows (in thousands):

                                                       1996     1995    1994
                                                      -------  ------  ------
   Net earnings...................................... $11,516   4,773   2,651
                                                      -------  ------  ------
   Adjustments to reconcile net earnings to net cash
    provided by operating activities:
     Depreciation and amortization...................   4,907   4,583   3,862
     Deferred income taxes...........................    (369)      2     313
     Loss on sale of fixed assets....................     --      --       12
     Changes in operating assets and liabilities:
       Income taxes receivable.......................     --      --    2,133
       Inventories................................... (23,127) (5,552)  6,736
       Prepaid expenses..............................     (55)    681    (683)
       Other current assets..........................    (268)    191     597
       Other assets..................................     207     102    (251)
       Accounts payable..............................   9,836    (209) (2,943)
       Accrued expenses..............................   3,616     610  (1,359)
       Income taxes payable..........................   4,329   1,148     988
                                                      -------  ------  ------
         Total adjustments...........................    (924)  1,556   9,405
                                                      -------  ------  ------
         Net cash provided by operating activities... $10,592   6,329  12,056
                                                      =======  ======  ======

  A capital lease obligation of $2,642,000 was incurred when the Company entered into a lease for new equipment in 1994.

(10) OPERATING LEASES

  The Company leases substantially all store locations under noncancellable operating leases. New store leases do, however, allow the Company to terminate a lease after 12-18 months if the store does not achieve sales expectations. Future minimum rental payments under leases are as follows (in thousands):

       YEAR                                    AMOUNT
       ----                                    -------
       1997................................... $15,931
       1998...................................  13,996
       1999...................................  10,604
       2000...................................   8,501
       2001...................................   5,649
       Later years............................   2,003
                                               -------
       Total minimum rental payments.......... $56,684
                                               =======

                 TUESDAY MORNING CORPORATION AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994


  In the normal course of business, management expects to renew or replace leases for store locations as they expire. Rental expense for 1996, 1995 and 1994 was $14,564,000, $13,124,000 and $12,323,000, respectively.

(11) PROFIT SHARING PLAN

  The Company has a 401(K) profit sharing plan for the benefit of its employees. Under the plan, eligible employees may request the Company to deduct and contribute from 1% to 15% of their salary to the plan. The Company also contributes 1% of total compensation for all plan participants, and matches a portion of each participant's contribution up to 6% of the participant's compensation. The Company expensed contributions of $403,000, $327,000, and $330,000 during the years ended December 31, 1996, 1995 and 1994, respectively.

(12) FINANCIAL INSTRUMENTS

  As of December 31, 1996 and 1995, the Company had approximately $4,042,000 and $474,000 respectively, of net foreign exchange contracts outstanding which are expected to be exercised by September of each following year. The Company's risk that counterparties to these contracts may be unable to perform is minimized by limiting the counterparties to major financial institutions.

  The following table represents the carrying amounts and estimated fair values of the Company's notes receivable, variable rate long-term debt and foreign exchange contracts as of December 31, 1996 and 1995 (in thousands):

                                                      1996            1995
                                                 --------------  --------------
                                                 CARRYING FAIR   CARRYING FAIR
                                                  AMOUNT  VALUE   AMOUNT  VALUE
                                                 -------- -----  -------- -----
   Assets--notes receivable.....................  $2,878  2,878   2,567   2,567
   Liabilities:
     Foreign exchange contracts:
       unrealized (gain)........................     --     (32)    --      (22)
       unrealized loss..........................     --      14     --      --
     Variable rate long-term debt...............   5,615  5,615   6,636   6,636

  The carrying values of the Company's variable rate long-term debt and notes receivable approximate the estimated fair values since the obligations bear interest at current market rates. The fair values of the foreign exchange contracts are based on the exchange rates existing at the balance sheet dates.

                 TUESDAY MORNING CORPORATION AND SUBSIDIARIES

                       DECEMBER 31, 1996, 1995 AND 1994

(13) QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

  A summary of the unaudited quarterly results for 1996 and 1995 follows (in thousands, except per share amounts):

                                                     QUARTERS ENDED
                                          --------------------------------------
                                          MARCH 31, JUNE 30, SEPT. 30,  DEC. 31,
                                            1996      1996     1996       1996
                                          --------- -------- ---------  --------
   Net sales.............................  $35,740   54,286   48,537    118,193
   Comparable store sales increase.......     11.5%     6.7%    18.0%      16.1%
   Gross profit..........................  $ 3,397   18,218   18,750     41,203
   Net earnings (loss)...................  $  (676)     434      698     11,060
   Net earnings (loss) per common share
    and share equivalent.................  $ (0.09)    0.05     0.08       1.33
   Weighted-average number of common
    shares and share equivalents out-
    standing.............................    7,851    8,319    8,370      8,343
                                                     QUARTERS ENDED
                                          --------------------------------------
                                          MARCH 31, JUNE 30, SEPT. 30,  DEC. 31,
                                            1995      1995     1995       1995
                                          --------- -------- ---------  --------
   Net sales.............................  $29,958   47,977   38,240     94,090
   Comparable store sales increase.......     15.2%    10.3%    (5.6)%      7.4%
   Gross profit..........................  $10,349   15,927   14,863     31,699
   Net earnings (loss)...................  $(2,046)    (155)    (336)     7,310
   Net earnings (loss) per common share
    and share equivalent.................  $ (0.26)   (0.02)   (0.04)      0.92
   Weighted-average number of common
    shares and share equivalents out-
    standing.............................    7,797    7,836    7,840      7,980

                  TUESDAY MORNING CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                   UNAUDITED

                                                            SEPT. 30,  SEPT. 30,
                                                              1997       1996
                                                            ---------  ---------
                                                              (IN THOUSANDS)
                          ASSETS
                          ------
Current assets:
 Cash and cash equivalents................................  $  3,029   $    599
 Federal income tax receivable............................       --          96
 Inventories..............................................   159,687    114,347
 Prepaid expenses.........................................     1,203      2,627
 Other current assets.....................................       313        211
                                                            --------   --------
  Total current assets....................................   164,232    117,880
                                                            --------   --------
Property, plant and equipment, at cost:
 Land.....................................................     8,356      8,356
 Buildings................................................    13,875     13,285
 Furniture and fixtures...................................    19,506     17,138
 Equipment................................................    17,104     14,348
 Leasehold improvements...................................     2,277      2,093
                                                            --------   --------
                                                              61,118     55,220
 Less accumulated depreciation & amortization.............   (29,679)   (24,806)
                                                            --------   --------
  Net property, plant and equipment.......................    31,439     30,414
                                                            --------   --------
Other assets, at cost:
 Due from Officer.........................................     2,866      2,617
 Other assets.............................................       678        757
                                                            --------   --------
Total Assets..............................................  $199,215   $151,668
                                                            ========   ========
           LIABILITIES AND SHAREHOLDERS' EQUITY
           ------------------------------------
Current liabilities:
 Current installments of mortgages........................  $  1,021   $  1,021
 Current installments of capital lease obligation.........       213        772
 Accounts payable.........................................    45,181     31,097
 Accrued expenses
 Sales tax................................................     1,332      1,068
 Other....................................................     4,922      3,324
 Deferred income taxes....................................        57        231
 Income taxes payable.....................................     2,301        --
                                                            --------   --------
  Total current liabilities...............................    55,027     37,513
                                                            --------   --------
Mortgages on land, buildings and equipment................     3,828      4,849
Long term notes payable...................................    56,127     41,776
Long term capital lease obligation........................       220        433
Deferred income taxes.....................................     2,800      2,994
Shareholders' equity:
 Preferred stock of $1 par value per share Authorized
  2,000,000 shares, none issued...........................       --         --
 Common stock of $.01 par value per share Authorized
  30,000,000 shares; issued 12,357,467 shares at September
  30, 1997 12,215,379 shares at September 30, 1996
  12,271,554 shares at December 31, 1996..................       123         81
 Additional paid-in capital...............................    18,922     18,277
 Retained earnings........................................    64,196     47,773
 Less: treasury stock 411,750 shares at September 30, 1997
  411,750 shares at September 30, 1996 411,750 shares at
  December 31, 1996.......................................    (2,028)    (2,028)
                                                            --------   --------
  Total shareholders' equity..............................    81,213     64,103
                                                            --------   --------
Total Liabilities and Shareholders' Equity................  $199,215   $151,668
                                                            ========   ========

          See accompanying notes to consolidated financial statements

                  TUESDAY MORNING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                   UNAUDITED

                                NINE MONTHS ENDED
                                  SEPTEMBER 30,
                             ------------------------
                                1997         1996
                             -----------  -----------
                                 (IN THOUSANDS,
                             EXCEPT PER SHARE DATA)
Net sales................... $   179,058  $   138,563
Cost of sales...............     112,620       88,199
                             -----------  -----------
    Gross profit............      66,438       50,364
Selling, general and
 administrative expenses....      56,193       48,134
                             -----------  -----------
    Operating income........      10,245        2,230
                             -----------  -----------
Other income (expense):
  Interest income...........         250          195
  Interest expense..........      (2,330)      (2,147)
  Other income..............         420          434
                             -----------  -----------
                                  (1,660)      (1,518)
                             -----------  -----------
    Income before income
     taxes..................       8,585          712
Income tax..................       3,219          256
                             -----------  -----------
    Net income.............. $     5,366  $       456
                             ===========  ===========
  Net income per share...... $      0.43  $      0.04
                             ===========  ===========
Weighted average common
 share and share
 equivalents................      12,556       12,396
                             ===========  ===========


          See accompanying notes to consolidated financial statements

                  TUESDAY MORNING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                         --------------------
                                                           1997       1996
                                                         ---------  ---------
                                                           (IN THOUSANDS)
Cash flows from operating activities:
  Cash received from customers.......................... $ 179,058  $ 138,563
  Cash paid to suppliers and employees..................  (227,299)  (176,911)
  Interest received.....................................       250        195
  Interest paid.........................................    (2,329)    (2,147)
  Income taxes paid.....................................    (7,383)    (2,489)
                                                         ---------  ---------
Net cash used by operating activities...................   (57,703)   (42,789)
                                                         ---------  ---------
Cash flows used by investing activities:
  Loans to officers.....................................      (373)      (406)
  Capital expenditures..................................    (4,756)    (2,935)
                                                         ---------  ---------
Net cash used by investing activities...................    (5,129)    (3,341)
                                                         ---------  ---------
Cash flows from financing activities:
  Proceeds from short and long term borrowings..........    56,127     41,776
  Payment of mortgages..................................      (766)      (766)
  Principal payments under capital lease obligation.....      (574)      (557)
  Proceeds from exercise of common stock options/stock
   purchase plan........................................       323        --
                                                         ---------  ---------
Net cash provided by financing activities...............    55,110     40,453
                                                         ---------  ---------
Net decrease in cash and cash equivalents...............    (7,722)    (5,677)
Cash and cash equivalents at beginning of period........    10,753      6,276
                                                         ---------  ---------
Cash and cash equivalents at end of period.............. $   3,031  $     599
                                                         =========  =========
Reconciliation of net income to net cash used by
 operating activities:
Net income.............................................. $   5,366  $     456
                                                         ---------  ---------
Adjustments to reconcile net income to net cash used by
 operating activities:
  Depreciation and amortization.........................     3,704      3,582
  Change in operating assets and liabilities:
    Increase in income taxes receivable.................       --         (96)
    Increase in inventories.............................   (84,194)   (61,980)
    Increase in prepaid expense.........................      (155)    (1,634)
    Decrease in other current assets....................       414        247
    Decrease in other assets and liabilities............       178        119
    Increase in accounts payable........................    22,638     18,390
    Increase (decrease) in accrued expenses.............    (1,490)       263
    Decrease in income taxes payable....................    (4,164)    (2,136)
                                                         ---------  ---------
      Total adjustments.................................   (63,069)   (43,245)
                                                         ---------  ---------
Net cash used by operating activities................... $ (57,703) $ (42,789)
                                                         =========  =========

          See accompanying notes to consolidated financial statements

                 TUESDAY MORNING CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

  1. In September 1997, the Company and Madison Dearborn Partners II, L.P. ("Madison Dearborn") entered into an Agreement and Plan of Merger under which Madison Dearborn would acquire all of the Company's outstanding shares of common stock for $25 per share in cash. The merger was consummated on December 29, 1997.

  2. The consolidated interim financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. These unaudited financial statements include all adjustments, consisting only of those of a normal recurring nature, which in the opinion of management, are necessary to present fairly the results of the Company for the interim periods presented and should be read in conjunction with the consolidated financial statements and notes thereto in the Company's 1996 Annual Report.

  3. Net income per share amounts are based on the weighted average number of shares and dilutive share equivalents outstanding during the period. See note 6 below.

  4. The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  5. Notes payable under the terms of the Company's revolving line of credit agreement are classified between current and long term in accordance with the terms of the agreement.

  6. On May 13, 1997 the Board of Directors approved a three-for-two stock split of the Company's common stock. All financial statements presented reflect this transaction which was completed in June, 1997.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                  -----------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Cautionary Notice Regarding Forward-Looking Statements....................   iv
Available Information.....................................................   iv
Prospectus Summary........................................................    1
Risk Factors..............................................................   13
Use of Proceeds...........................................................   18
Capitalization............................................................   19
Unaudited Pro Forma Financial Statements..................................   19
Selected Consolidated Financial Data......................................   27
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   28
Business..................................................................   33
Management................................................................   40
Certain Transactions......................................................   42
Principal Shareholders....................................................   44
Description of the Senior Credit Facility.................................   45
Description of the Exchange Notes.........................................   47
The Exchange Offer........................................................   74
Description of the Units..................................................   82
Description of Junior Preferred Stock.....................................   86
Certain Federal Income Tax Consequences...................................   88
Plan of Distribution......................................................   88
Legal Matters.............................................................   89
Experts...................................................................   89
Index to Financial Statements.............................................  F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 $100,000,000

                                     LOGO

                                TUESDAY MORNING

                                  CORPORATION

                             OFFER TO EXCHANGE ITS
                11% SERIES B SENIOR SUBORDINATED NOTES DUE 2007
                      FOR ANY AND ALL OF ITS OUTSTANDING
                         11% SENIOR SUBORDINATED NOTES
                                   DUE 2007

                                  -----------

                                  PROSPECTUS

                                  -----------

                                          , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 Delaware General Corporation Law

  The Company, TMI Holdings, Inc. ("TMIH") and TMIL Corporation ("TMIL") are each incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "DGCL") provides, inter alia, that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

 Certificates of Incorporation of Delaware Registrants

  The Certificate of Incorporation of each of the Company, TMIH and TMIL provides that, to the fullest extent permitted by the DGCL, a director of the Company, TMIH or TMIL (as the case may be) shall not be liable to the Company, TMI Holdings, Inc. and TMIL Corporation (as the case may be) or its stockholders for monetary damages for a breach of fiduciary duty as a director.

 By-Laws of Delaware Registrants

  Article V of the By-laws of the Company ("Article V") provides, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer, of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent which it is empowered to do so by the DGCL against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such Proceeding) and such indemnification shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except in certain circumstances, the Company shall indemnify any such person seeking indemnification in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the board of directors of the Company. The right to indemnification conferred in Article V shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition. The Company may, by action of its board of directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers.

  Article V further provides that any indemnification of a director or officer of the Company under Article V or advance of expenses shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Company that the director or officer is entitled to indemnification pursuant to Article V is required, and the Company fails to respond within 60 days to a written request for indemnity, the Company shall be deemed to have approved the request. If the Company denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by Article V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Company. Neither the failure of the Company (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Persons who are not covered by Article V and who are or were employees or agents of the Company, or who are or were serving at the request of the Company as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

  Article V provides that the Company may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such person against such liability under Article V.

  Article VI of the By-laws of each of TMIH and TMIL ("Article VI") provides, among other things, that TMIH or TMIL (as the case may be) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of TMIH or TMIL (as the case may be)), by reason of the fact that he is or was a director or officer of TMIH or TMIL (as the case may be), or is or was serving at the request of TMIH or TMIL (as the case may be) as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of TMIH or TMIL (as the case may be) and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of TMIH or TMIL (as the case may be) or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was lawful.

  Article VI further provides that TMIH or TMIL (as the case may be) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of TMIH or TMIL (as the case may be) to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Holdings or TMIL (as the case may be) or is or was serving at the request of TMIH or TMIL (as the case may be) as a director, officer, employee he or agent of another corporation, partnership, joint venture, trust or other enterprises, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of TMIH or TMIL (as the case may be), except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to TMIH or TMIL (as the case may be) unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  Moreover, Article VI provides that to the extent that a director or officer of TMIH or TMIL (as the case may be) has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article VI or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith. Any indemnification under
Article VI (unless ordered by a court) shall be made by TMIH or TMIL (as the case may be) only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Article VI.

  Article VI states that upon resolution passed by the board of directors of TMIH or TMIL (as the case may be), TMIH or TMIL (as the case may be) may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of TMIH or TMIL (as the case may be) or is or was serving at the request of TMIH or TMIL (as the case may be) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not TMIH or TMIL (as the case may be) would have the power to indemnify him against such liability under the provisions of
Article VI.

 Texas Business Corporation Act

  Article 2.02-1 of the Texas Business Corporation Act, as the same exists or may hereafter be amended (the "TBCA") empowers a Texas corporation to indemnify any person who was, is, or is threatened to be made, a named defendant or respondent to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding, because the person is or was a director of such corporation, and any person who, while serving as a director of such corporation, was serving at the request of such corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation or enterprise. This indemnity may include judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification of a director is not permitted if the person is found liable for willful and intentional misconduct in the performance of his duty to the corporation, is found to be liable on the basis of the receipt of an improper benefit or is found liable to the corporation. A Texas corporation is also permitted to indemnify and advance expenses to officers, employees and agents who are not directors to such extent as may be provided by its articles of incorporation, bylaws, action of board of directors or a contract, or required by common law. No indemnification shall be permitted if the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. A Texas corporation is required to indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named as a defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in defense of the proceeding.

 Certificates of Incorporation of Texas Registrants

  The Certificate of Incorporation of each of Tuesday Morning, Inc. ("TMI") and Friday Morning, Inc. ("FMI") provides that TMI or FMI (as the case may be) shall indemnify, to the extent provided in the next sentence, (i) any director, officer, agent or employee of TMI or FMI (as the case may be); (ii) any former director, officer, agent or employee of TMI or FMI (as the case may be); and (iii) any person who may have served at TMI's or FMI's (as the case may be) request as a director, officer, agent or employee of another corporation in which TMI or FMI (as the case may be) owns or has owned stock, or of which TMI or FMI (as the case may be) is or has been a creditor. The indemnification shall be against expenses actually and necessarily incurred by such person, and any amount paid in satisfaction of judgments in connection with any action, suit or proceeding (whether civil or criminal) in which he is made a party by reason of being or having been such a director, officer, agent or employee (whether or not such at the time the costs or expenses are incurred by or imposed on him) except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. The Certificate of Incorporation of each of TMI and FMI provides further that TMI or FMI (as the case may be) may also reimburse to any such person the reasonable costs of settlement of any such action, suit or proceeding, if it is found by a majority of the committee of the directors not involved in the matter (whether or not a quorum) that (i) it was to the interest of TMI or FMI (as the case may be) to make such settlement and (ii) such person was not guilty of gross negligence or willful misconduct.

 Bylaws of Texas Registrants

  The Bylaws of TMI contains the same indemnification provisions as its Certificate of Incorporation.

  Article VII of the Bylaws of FMI ("Article VII") provides that FMI shall indemnify persons who are or were a director officer of FMI both in their capacities as directors and officers of FMI and, if serving at the request of FMI as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise, in each of those capacities, against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, (b) an appeal in such an action, suit or proceeding, or (c) any inquiry or investigation that could lead to such an action, suit or proceeding, all to the full extent permitted by Article 2.02-1 of the TBCA. FMI shall indemnify persons who are or were an employee or agent of FMI, or persons who are not or were not employees or agents of FMI but who are or were serving at the request of FMI as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise (collectively, along with the directors and officers of FMI, such persons are referred to herein as "Corporate Functionaries") against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, (b) an appeal in such an action, suit or proceeding, or (c) any inquiry or investigation that could lead to such an action, suit or proceeding, all to the full extent permitted by Article 2.02-1 of the TBCA. FMI shall indemnify persons who are or were an employee or agent of FMI, or persons who are not or were not employees or agents of FMI but who are or were serving at the request of FMI as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise (collectively, along with the directors and officers of FMI, such persons are referred to herein as "Corporate Functionaries") against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, (b) an appeal in such an action, suit or proceeding, or (c) any inquiry or investigation that could lead to such an action, suit or proceeding, all to the full extent permitted by
Article 2.02-1 of the TBCA, and FMI may indemnify such persons to the extent permitted by the TBCA.

  In addition, Article VII provides that FMI may purchase or maintain insurance on behalf of any Corporate Functionary against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a Corporate Functionary, whether or not FMI would have the power to indemnify him or her against the liability under the TBCA or FMI's Bylaws; provided, however, that if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which FMI would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of FMI. Without limiting the power of FMI to procure or maintain any kind of insurance or arrangement, FMI may, for the benefit of persons indemnified by FMI, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnification obligation by grant of any security interest or other lien on the assets of FMI, or (iv) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within FMI by its affiliates or with any insurer or other person deemed appropriate by the board of directors of FMI regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by FMI. In the absence of fraud, the judgment of the board of directors of FMI as to the terms and conditions of such insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive, and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in approving such insurance or other arrangement shall be beneficiaries thereof.

 Insurance

  All of the Company's and the Subsidiary Guarantors' directors and officers will be covered by insurance policies intended to be obtained by the Company and the Subsidiary Guarantors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS

      2.1      Agreement and Plan of Merger, dated as of September 12,
               1997, by and among the Company, Merger Sub and MDP.
      2.2 Amendment to the Agreement and Plan of Merger, dated as of December 26, 1997 by and among Company, Merger Sub and
               MDP.
      3.1      Certificate of Incorporation of the Company.
      3.2      Certificate of Incorporation of TMIH.
      3.3      Certificate of Incorporation of TMIL.
      3.4      Certificate of Incorporation of TMI.
      3.5      Certificate of Incorporation of FMI.

      3.6      Certificate of Designation.
      3.7      By-Laws of the Company.
      3.8      By-Laws of TMIH.
      3.9      By-Laws of TMIL.
      3.10     Bylaws of TMI.
      3.11     Bylaws of FMI.
      4.1 Indenture, dated as of December 29, 1997, by and between the Company and the Subsidiary Guarantors and Harris Trust and Savings Bank, as trustee.
      4.2 Indenture, dated as of December 29, 1997, by and between the Company and the Subsidiary Guarantors and United
               States Trust Company of New York, as trustee.
      4.3      Form of Notes (included in Exhibit 4.1).
      4.4      Form of Exchange Notes (included in Exhibit 4.1).
      4.5      Credit Agreement, dated as of December 29, 1997, among the
               Company, as Borrower, the Subsidiary Guarantors, as
               Guarantors, each of the Lenders that is a signatory thereto, Merrill Lynch, as Agent and Fleet National Bank, as Administrative Agent.
      4.6 Security Agreement, dated as of December 29, 1997, by and among the Company, the Subsidiary Guarantors and Fleet
               National Bank, as Administrative Agent.
      4.7      Registration Rights Agreement, dated as of December 29,
               1997, by and among the Company, the Subsidiary Guarantors and the Initial Purchasers.
      5.1      Opinion of Kirkland & Ellis.*
     10.1 Subscription Agreement, dated as of December 26, 1997, by and between Merger Sub and each of the investors listed on the Schedule of Subscribers attached thereto.
     10.2 Subscription Agreement, dated as of December 29, 1997, by and between the Company and Madison Dearborn.
     10.3 Employment Agreement, dated as of December 29, 1997, by and between the Company and Jerry M. Smith.
     10.4 Consulting and Non-Competition Agreement, dated as of December 29, 1997, by and between the Company and Lloyd L.
               Ross.
     10.5 Employment Put Agreement, dated as of December 29, 1997, by and between the Company and Jerry M. Smith.
     10.6 Term Put Agreement, dated as of December 29, 1997, by and among the Company, Madison Dearborn and Lloyd L. Ross.
     10.7 Stock Pledge Agreement, dated as of December 29, 1997, by and between the Company and Jerry M. Smith.
     10.8 Stock Pledge Agreement, dated as of December 29, 1997, by and between the Company and Lloyd L. Ross.
     10.9      1997 Long-Term Equity Incentive Plan of the Company.

     10.10 Stock Option Agreement, dated as of December 29, 1997, by and between the Company and Jerry M. Smith.
     10.11 Stockholders Agreement, dated as of December 29, 1997, by and among the Company, Madison Dearborn and the executives listed on Schedule I attached thereto.
     11.1      Statement Regarding Computation of Ratios of Earnings to
               Fixed Charges.
     11.2      Statement Regarding Computation of Earnings to Combined
               Fixed Charges and Preferred Stock Dividends.
     21.1      Subsidiaries of the Company and each of the Subsidiary
               Guarantors.
     23.1      Consent of KPMG Peat Marwick LLP.
     23.2      Consent of Kirkland & Ellis (included in Exhibit 5.1).
     24.1      Powers of Attorney (included in Part II to the
               Registration Statement).
     25.1      Statement of Eligibility of Trustee on Form T-1.*
     27.1      Financial Data Schedule.
     99.1      Form of Letter of Transmittal.*
     99.2      Form of Notice of Guaranteed Delivery.*
     99.3      Form of Tender Instructions.*

--------
*  To be filed by amendment.
+ The Company agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to such agreement upon request by the Commission.

ITEM 22. UNDERTAKINGS.

  The undersigned registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bonafide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

    (4) The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (5) The registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (6) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (7) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (8) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (9) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, TUESDAY MORNING CORPORATION HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS ON FEBRUARY 10, 1998.

                                          Tuesday Morning Corporation

                                                  /s/ Jerry M. Smith
                                          By: _________________________________
                                                      Jerry M. Smith
                                                Chief Executive Officer and
                                                         President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS BENJAMIN D. CHERESKIN AND ROBIN P. SELATI AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT (AND ANY REGISTRATION STATEMENT FILED PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR THE OFFERINGS WHICH THIS REGISTRATION STATEMENT RELATES), AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                    * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURE                         CAPACITY                   DATE
             ---------                         --------                   ----


      /s/ Jerry M. Smith             Chief Executive Officer,      February 10, 1998
____________________________________  President and Director
           Jerry M. Smith

       /s/ Mark E. Jarvis            Senior Vice President, Chief  February 10, 1998
____________________________________  Financial Officer and
           Mark E. Jarvis             Secretary

    /s/ G. Michael Anderson          Senior Vice President,        February 10, 1998
____________________________________  Buying Group
        G. Michael Anderson

       /s/ Lloyd L. Ross             Chairman of the Board         February 10, 1998
____________________________________
           Lloyd L. Ross

  /s/ William J. Hunckler, III       Director                      February 10, 1998
____________________________________
      William J. Hunckler, III

   /s/ Benjamin D. Chereskin         Director                      February 10, 1998
____________________________________
       Benjamin D. Chereskin

      /s/ Robin P. Selati            Director                      February 10, 1998
____________________________________
          Robin P. Selati


                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, TUESDAY MORNING, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS ON FEBRUARY 10, 1998.

                                          Tuesday Morning, Inc.

                                                  /s/ Jerry M. Smith
                                          By: _________________________________
                                                      Jerry M. Smith
                                               President and Chief Operating
                                                          Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS BENJAMIN D. CHERESKIN AND ROBIN P. SELATI AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT (AND ANY REGISTRATION STATEMENT FILED PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR THE OFFERINGS WHICH THIS REGISTRATION STATEMENT RELATES), AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                    * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURE                         CAPACITY                   DATE
             ---------                         --------                   ----
       /s/ Jerry M. Smith            President and Chief           February 10, 1998
____________________________________  Operating Officer
           Jerry M. Smith


       /s/ Mark E. Jarvis            Senior Vice President, Chief  February 10, 1998
____________________________________  Financial Officer and
           Mark E. Jarvis             Secretary

  /s/ William J. Hunckler, III       Vice President and Assistant  February 10, 1998
____________________________________  Secretary
      William J. Hunckler, III

   /s/ Benjamin D. Chereskin         Vice President, Assistant     February 10, 1998
____________________________________  Secretary and Director
       Benjamin D. Chereskin

      /s/ Robin P. Selati            Vice President and Assistant  February 10, 1998
____________________________________  Secretary
          Robin P. Selati

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, FRIDAY MORNING, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS ON FEBRUARY 10, 1998.

                                          Friday Morning, Inc.

                                                  /s/ Jerry M. Smith
                                          By: _________________________________
                                                      Jerry M. Smith
                                               President and Chief Operating
                                                          Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS BENJAMIN D. CHERESKIN AND ROBIN P. SELATI AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT (AND ANY REGISTRATION STATEMENT FILED PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR THE OFFERINGS WHICH THIS REGISTRATION STATEMENT RELATES), AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                    * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURE                         CAPACITY                   DATE
             ---------                         --------                   ----
       /s/ Jerry M. Smith            President and Chief           February 10, 1998
____________________________________  Operating Officer
           Jerry M. Smith


       /s/ Mark E. Jarvis            Senior Vice President, Chief  February 10, 1998
____________________________________  Financial Officer and
           Mark E. Jarvis             Secretary

  /s/ William J. Hunckler, III       Vice President and Assistant  February 10, 1998
____________________________________  Secretary
      William J. Hunckler, III

   /s/ Benjamin D. Chereskin         Vice President, Assistant     February 10, 1998
____________________________________  Secretary and Director
       Benjamin D. Chereskin

      /s/ Robin P. Selati            Vice President and Assistant  February 10, 1998
____________________________________  Secretary
          Robin P. Selati

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, TMI HOLDINGS, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS ON FEBRUARY 10, 1998.

                                          TMI Holdings, Inc.

                                               /s/ Benjamin D. Chereskin
                                          By: _________________________________
                                                   Benjamin D. Chereskin
                                                  President and Secretary

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS BENJAMIN D. CHERESKIN AND ROBIN P. SELATI AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT (AND ANY REGISTRATION STATEMENT FILED PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR THE OFFERINGS WHICH THIS REGISTRATION STATEMENT RELATES), AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                    * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURE                         CAPACITY                  DATES
             ---------                         --------                  -----
   /s/ Benjamin D. Chereskin         President, Secretary and      February 10, 1998
____________________________________  Director
       Benjamin D. Chereskin

  /s/ William J. Hunckler, III       Vice President and Assistant  February 10, 1998
____________________________________  Secretary
      William J. Hunckler, III

      /s/ Robin P. Selati            Vice President and Assistant  February 10, 1998
____________________________________  Secretary
          Robin P. Selati

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, TMIL CORPORATION HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS ON FEBRUARY 10, 1998.

                                          TMIL Corporation

                                               /s/ Benjamin D. Chereskin
                                          By: _________________________________
                                                   Benjamin D. Chereskin
                                                  President and Secretary

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS BENJAMIN D. CHERESKIN AND ROBIN P. SELATI AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT (AND ANY REGISTRATION STATEMENT FILED PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR THE OFFERINGS WHICH THIS REGISTRATION STATEMENT RELATES), AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

                                    * * * *

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURE                         CAPACITY                  DATES
             ---------                         --------                  -----
   /s/ Benjamin D. Chereskin         President, Secretary and      February 10, 1998
____________________________________  Director
       Benjamin D. Chereskin

  /s/ William J. Hunckler, III       Vice President and Assistant  February 10, 1998
____________________________________  Secretary
      William J. Hunckler, III

      /s/ Robin P. Selati            Vice President and Assistant  February 10, 1998
____________________________________  Secretary
          Robin P. Selati